EXHIBIT 4.1


        _________________________________________________________________




                    WELLS FARGO ASSET SECURITIES CORPORATION

                                   (Depositor)

                                       and

                             WELLS FARGO BANK, N.A.

                                (Master Servicer)

                                       and

                       HSBC BANK USA, NATIONAL ASSOCIATION

                                    (Trustee)

                         POOLING AND SERVICING AGREEMENT

                          Dated as of February 27, 2008

                                 $675,349,148.00

                       Mortgage Pass-Through Certificates
                                 Series 2008-AR1



        _________________________________________________________________

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01   Definitions....................................................
Section 1.02   Acts of Holders................................................
Section 1.03   Effect of Headings and Table of Contents.......................
Section 1.04   Benefits of Agreement..........................................


                                    ARTICLE II
 .
                           CONVEYANCE OF MORTGAGE LOANS;
                       ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01   Conveyance of Mortgage Loans...................................
Section 2.02   Acceptance by Custodian........................................
Section 2.03   Representations and Warranties of the Master
                Servicer and the Depositor....................................
Section 2.04   Execution and Delivery of Certificates.........................
Section 2.05   Designation of Certificates; Designation of
                Startup Day and Latest Possible Maturity
                Date..........................................................


                                    ARTICLE III

                   ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                               OF THE MORTGAGE LOANS

Section 3.01   Certificate Account............................................
Section 3.02   Permitted Withdrawals from the Certificate
                Account.......................................................
Section 3.03   Advances by Master Servicer and Trustee........................
Section 3.04   Custodian to Cooperate;
                Release of Owner Mortgage Loan Files and
                Retained Mortgage Loan Files..................................
Section 3.05   Annual Compliance Statements...................................
Section 3.06   Title, Management and Disposition of Any REO
                Mortgage Loan.................................................
Section 3.07   Amendments to Servicing Agreements,
                Modification of Standard Provisions...........................
Section 3.08   Oversight of Servicing.........................................
Section 3.09   Termination and Substitution of Servicing
                Agreements....................................................
Section 3.10   Application of Net Liquidation Proceeds........................
Section 3.11   Assessment of Servicing Compliance;
                Registered Public Accounting Firm
                Attestation Reports...........................................
Section 3.12   Exchange Act Reports...........................................


                                    ARTICLE IV

                     DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                          PAYMENTS TO CERTIFICATEHOLDERS;
                              STATEMENTS AND REPORTS

Section 4.01   Distributions..................................................
Section 4.02   Allocation of Realized Losses..................................
Section 4.03   Paying Agent...................................................
Section 4.04   Statements to Certificateholders; Reports to
                the Trustee and the Depositor.................................
               Grantor Trust Administration...................................
Section 4.06   Calculation of Amounts; Binding Effect of
                Interpretations and Actions of Master
                Servicer......................................................
Section 4.07   Determination of LIBOR.........................................
               Distributions on Exchangeable Certificates.....................
Section 4.09   Supplemental Interest Trust Account............................
               Taxation of Distributions to the Class A-1
                Certificates and the Class A-IO Interest......................


                                     ARTICLE V

                                 THE CERTIFICATES

Section 5.01   The Certificates...............................................
Section 5.02   Registration of Certificates...................................
               Transfer of Exchangeable REMIC Certificates
                and Exchangeable Certificates.................................
               Exchanges of Exchangeable REMIC Certificates
                and Exchangeable Certificates.................................
Section 5.05   Mutilated, Destroyed, Lost or Stolen
                Certificates..................................................
Section 5.06   Persons Deemed Owners..........................................
Section 5.07   Access to List of Certificateholders' Names
                and Addresses.................................................
Section 5.08   Maintenance of Office or Agency................................
Section 5.09   Definitive Certificates........................................
Section 5.10   Notices to Clearing Agency.....................................


                                    ARTICLE VI

                       THE DEPOSITOR AND THE MASTER SERVICER

Section 6.01   Liability of the Depositor and the Master
                Servicer......................................................
Section 6.02   Merger or Consolidation of the Depositor or
                the Master Servicer...........................................
Section 6.03   Limitation on Liability of the Depositor, the
                Master Servicer and Others....................................
Section 6.04   Resignation of the Master Servicer.............................
Section 6.05   Compensation to the Master Servicer............................
Section 6.06   Assignment or Delegation of Duties by Master
                Servicer......................................................
Section 6.07   Indemnification of Trustee and Depositor by
                Master Servicer...............................................
Section 6.08   Master Servicer Errors and Omissions Policy....................


                                    ARTICLE VII

                                      DEFAULT

Section 7.01   Events of Default..............................................
Section 7.02   Other Remedies of Trustee......................................
Section 7.03   Directions by Certificateholders and
                Duties of Trustee During Event of Default.....................
Section 7.04   Action upon Certain Failures of the
                Master Servicer and upon Event of Default.....................
Section 7.05   Trustee to Act; Appointment of Successor.......................
Section 7.06   Notification to Certificateholders.............................


                                   ARTICLE VIII

                              CONCERNING THE TRUSTEE

Section 8.01   Duties of Trustee..............................................
Section 8.02   Certain Matters Affecting the Trustee..........................
Section 8.03   Trustee Not Required to Make Investigation.....................
Section 8.04   Trustee Not Liable for Certificates or
                Mortgage Loans................................................
Section 8.05   Trustee May Own Certificates...................................
Section 8.06   The Master Servicer to Pay Fees; Limitation
                on Liability..................................................
Section 8.07   Eligibility Requirements.......................................
Section 8.08   Resignation and Removal........................................
Section 8.09   Successor......................................................
Section 8.10   Merger or Consolidation........................................
Section 8.11   Authenticating Agent...........................................
Section 8.12   Separate Trustees and Co-Trustees..............................
Section 8.13   Tax Matters; Compliance with REMIC Provisions..................
Section 8.14   Monthly Advances...............................................
Section 8.15   Indemnification of the Master Servicer and
                Depositor by the Trustee......................................
Section 8.16   Trustee Errors and Omissions Policy............................


                                    ARTICLE IX

                                    TERMINATION

Section 9.01   Termination upon Purchase by the
                Depositor or Liquidation of All Mortgage
                Loans.........................................................
Section 9.02   Additional Termination Requirements............................


                                     ARTICLE X

                             MISCELLANEOUS PROVISIONS

Section 10.01  Amendment......................................................
Section 10.02  Recordation of Agreement.......................................
Section 10.03  Limitation on Rights of Certificateholders.....................
Section 10.04  Governing Law; Jurisdiction....................................
Section 10.05  Notices........................................................
Section 10.06  Severability of Provisions.....................................
Section 10.07  Special Notices to Rating Agencies.............................
Section 10.08  Covenant of Depositor..........................................
Section 10.09  Recharacterization.............................................
Section 10.10  Regulation AB Compliance; Intent of Parties;
                Reasonableness................................................


                                    ARTICLE XI

                              TERMS FOR CERTIFICATES

Section 11.01  Cut-Off Date...................................................
Section 11.02  Cut-Off Date Aggregate Principal Balance.......................
Section 11.03  Original Class A Percentage....................................
Section 11.04  Original Principal Balances of the Classes of
                Class A Certificates..........................................
Section 11.05  Maximum Initial Notional Amount................................
Section 11.06  Original Subordinated Percentage...............................
Section 11.07  Original Class B Principal Balance.............................
Section 11.08  Original Principal Balances of the Classes of
                Class B Certificates..........................................
Section 11.09  Original Class B-1 Fractional Interest.........................
Section 11.10  Original Class B-2 Fractional Interest.........................
Section 11.11  Original Class B-3 Fractional Interest.........................
Section 11.12  Original Class B-4 Fractional Interest.........................
Section 11.13  Original Class B-5 Fractional Interest.........................
Section 11.14  Original Class B-1 Percentage..................................
Section 11.15  Original Class B-2 Percentage..................................
Section 11.16  Original Class B-3 Percentage..................................
Section 11.17  Original Class B-4 Percentage..................................
Section 11.18  Original Class B-5 Percentage..................................
Section 11.19  Original Class B-6 Percentage..................................
Section 11.20  Closing Date...................................................
Section 11.21  Right to Purchase..............................................
Section 11.22  Single Certificate.............................................
Section 11.23  Servicing Fee Rate.............................................
Section 11.24  Master Servicing Fee Rate......................................

SCHEDULE I        Applicable Unscheduled Principal Receipt Period

                        EXHIBITS
                        --------

EXHIBIT A-1      -      Form of Face of Class A-1 Certificate
EXHIBIT A-2      -      Form of Face of Class A-2 Certificate
EXHIBIT A-3      -      Form of Face of Class A-3 Certificate
EXHIBIT A-4      -      Form of Face of Class A-4 Certificate
EXHIBIT A-5      -      Form of Face of Class A-5 Certificate
EXHIBIT A-6      -      Form of Face of Class A-6 Certificate
EXHIBIT A-R      -      Form of Face of Class A-R Certificate
EXHIBIT B-1      -      Form of Face of Class B-1 Certificate
EXHIBIT B-2      -      Form of Face of Class B-2 Certificate
EXHIBIT B-3      -      Form of Face of Class B-3 Certificate
EXHIBIT B-4      -      Form of Face of Class B-4 Certificate
EXHIBIT B-5      -      Form of Face of Class B-5 Certificate
EXHIBIT B-6      -      Form of Face of Class B-6 Certificate
EXHIBIT C        -      Form of Reverse of Series 2008-AR1 Certificates
EXHIBIT D        -      Reserved
EXHIBIT E        -      Custodial Agreement
EXHIBIT F        -      Addresses for Requesting Mortgage Loan Schedule
EXHIBIT G        -      Request for Release of Documents
EXHIBIT H        -      Affidavit Pursuant to Section 860E(e)(4) of the Internal
                          Revenue Code of 1986, as amended, and for Non-ERISA Investors
EXHIBIT I        -      Letter from Transferor of Residual Certificate
EXHIBIT J        -      Transferee's Letter (Class [B-4] [B-5] [B-6]
                          Certificates)
EXHIBIT K        -      List of Recordation States
EXHIBIT L        -      Servicing Agreements
EXHIBIT M        -      Form of Special Servicing Agreement
EXHIBIT N        -      Form of Initial Certification of the Custodian
EXHIBIT O        -      Form of Final Certification of the Custodian
EXHIBIT P        -      Form of Sarbanes Oxley Certification
EXHIBIT Q        -      Reserved
EXHIBIT R        -      Servicing Criteria to be Addressed in Assessment of
                          Compliance
EXHIBIT S        -      Additional Form 10-D Disclosure
EXHIBIT T        -      Additional Form 10-K Disclosure
EXHIBIT U        -      Form 8-K Disclosure Information
EXHIBIT V        -      Additional Disclosure Notification
EXHIBIT W        -      Combination Groups
EXHIBIT X        -      Form of Request for Exchange of Exchangeable REMIC
                          Certificates or Exchangeable Certificates
EXHIBIT Z        -      Interest Rate Swap Agreement
EXHIBIT AA       -      Form of Interest Rate Swap Agreement Letter

               This Pooling and Servicing Agreement, dated as of February 27, 2008, executed by WELLS FARGO ASSET SECURITIES CORPORATION, as Depositor, WELLS FARGO BANK, N.A., as Master Servicer, and HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee.

                          W I T N E S S E T H  T H A T:
                          - - - - - - - - - -  - - - -

               In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

               Section 1.01 Definitions.

               Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

               1933 Act: The Securities Act of 1933, as amended.

               Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which master service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

               Additional Form 10-D Disclosure: As defined in Section 3.12(a).

               Additional Form 10-K Disclosure: As defined in Section 3.12(b).

               Additional Master Servicer: As defined in Section 6.06(b).

               Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of
(i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (iv) the principal portion of all Realized Losses as a result of Servicer Modifications made on the Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

               Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

               Adjustment Amount: For any Distribution Date, the difference between (A) the sum of the Class A Principal Balance and the Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and the Class B Principal Balance as of the Determination Date succeeding such Distribution Date and (ii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

               Adjustment Date: As to each Mortgage Loan, the Due Date on which date an adjustment to the Mortgage Interest Rate of such Mortgage Loan becomes effective under the related Mortgage Note, which Due Date is the date set forth in the Mortgage Loan Schedule as the first Adjustment Date following the Closing Date and each subsequent anniversary thereof.

               Aggregate Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Class A Certificates.

               Aggregate Principal Balance: As of any Determination Date, the sum of the Class A Principal Balance and the Class B Principal Balance as of such date.

               Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

               Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of the Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended by the Master Servicer pursuant to Section 10.01(b) hereof.

               Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. Initially, the Master Servicer shall be the Authenticating Agent for the Certificates.

               Available Master Servicer Compensation: With respect to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and
(c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

               Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

               Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

               Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

               Book-Entry Certificate: Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class B Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

               Business Day: Any day other than (i) a Saturday or a Sunday, or
(ii) a legal holiday in the City of New York, State of Iowa, State of Maryland or State of Minnesota or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland or State of Minnesota are authorized or obligated by law or executive order to be closed.

               Calculated Interest Amount: With respect to any Distribution Date and the Class A-1 Certificates, an amount equal to (i) the product of (a) 1/12th of Net WAC and (b) the Principal Balance of the Class A-1 Certificates as of the Determination Date immediately preceding such Distribution Date minus (ii) the Class A Interest Percentage for the Class A-1 Certificates of (a) any Non-Supported Interest Shortfall allocated to the Class A Certificates, (b) any Relief Act Shortfall allocated to the Class A Certificates and (c) the interest portion of any Realized Losses allocated to the Class A Certificates on or after the Subordination Depletion Date.

               Capitalized Advance Amount: As defined in the related Servicing Agreement.

               Certificate: Any one of the Class A Certificates or Class B Certificates.

               Certificate Account: The separate trust account established and maintained by the Master Servicer pursuant to Section 3.01 which shall be entitled "Certificate Account, Wells Fargo Bank, N.A., as Master Servicer on behalf of the Trustee, in trust for the Holders of the Certificates of the Wells Fargo Mortgage Backed Securities 2008-AR1 Trust." The Certificate Account shall be an Eligible Account.

               Certificate Custodian: Initially, Wells Fargo Bank; thereafter any other Certificate Custodian acceptable to DTC and selected by the Trustee.

               Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. Initially the Certificate Registrar shall be the Master Servicer.

               Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

               Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

               Class A Certificate: Any of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 or Class A-R Certificates.

               Class A Certificateholder: The registered holder of a Class A Certificate.

               Class A Distribution Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-1 Certificates and the Exchangeable Certificates), the amount allocated to such Class of Class A Certificates pursuant to Paragraphs first, second and third of Section 4.01(a). As to any Distribution Date and the Class A-1 Certificates, the sum of (a) the Interest Accrual Amount of such Class, (b) any Class A Unpaid Interest Shortfall actually distributed to such Class pursuant to Section 4.01(a) and (c) the amount allocated to such Class pursuant to Paragraph third of Section 4.01(a). As to any Distribution Date and a Class of Exchangeable Certificates, the amount distributable to such Class of Exchangeable Certificates pursuant to Section 4.01(h) on such Distribution Date.

               Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Class A Certificates (other than the Class A-1 Certificates) and the Calculated Interest Amount for the Class A-1 Certificates with respect to such Distribution Date.

               Class A Interest Percentage: As to any Distribution Date and (A) any Class of Class A Certificates (other than the Class A-1 Certificates), the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount or, in the case of the Class A-1 Certificates, the Calculated Interest Amount) and (B) the Class A-1 Certificates, the percentage calculated by dividing the Calculated Interest Amount (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount or, in the case of the Class A-1 Certificates, the Calculated Interest Amount).

               Class A Interest Shortfall Amount: As to any Distribution Date and (A) any Class of Class A Certificates (other than the Class A-1 Certificates), any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount allocated in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a) and (B) and the Class A-1 Certificates, any amount by which the Calculated Interest Amount with respect to such Distribution Date exceeds the amount allocated in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a).

               Class A Loss Denominator: As to any Determination Date, an amount equal to the Class A Principal Balance.

               Class A Loss Percentage: As to any Determination Date and any Class of Class A Certificates, the percentage calculated by dividing the Principal Balance of such Class by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

               Class A Optimal Principal Amount: As to any Distribution Date and each Outstanding Mortgage Loan, an amount equal to the sum of:

(I) the sum of:

               (i) the Class A Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

               (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Depositor pursuant to Section 2.02, 2.03 or 3.08; and

               (iv) the Class A Percentage of the Substitution Principal Amount with respect to each Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan for which a Mortgage Loan was substituted; and

(II) the Class A Prepayment Percentage of the Recovery for such Distribution
Date.

               Class A Pass-Through Rate: As to any Distribution Date and the Class A-1 Certificates, Class A-IO Interest or Class A-5 Certificates, the Class A Pass-Through Rate will be the Class A-1 Pass-Through Rate, Class A-IO Pass-Through Rate or Class A-5 Pass-Through Rate, respectively. As to any Distribution Date and the Class A-6 Certificates, 0.500% per annum. As to any Distribution Date and the Class A-2, Class A-3, Class A-4 and Class A-R Certificates, the Class A Pass-Through Rate will be a per annum rate equal to the Net WAC for such Distribution Date.

               Class A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance. As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Class A Principal Balance to decline to zero following the distribution made on such Distribution Date.

               Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in February 2015, 100%. As to any Distribution Date subsequent to February 2015 to and including the Distribution Date in February 2016, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to February 2016 to and including the Distribution Date in February 2017, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to February 2017 to and including the Distribution Date in February 2018, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to February 2018 to and including the Distribution Date in February 2019, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to February 2019, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to the Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the February preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In addition, if on any Distribution Date, prior to giving effect to any distributions on such Distribution Date, (i) the Subordinated Percentage is equal to or greater than twice the Subordinated Percentage as of the Cut-Off Date, (ii) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Mortgage Loans that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure, any REO Mortgage Loans and any Mortgage Loans that were the subject of a Servicer Modification within twelve months prior to such Distribution Date) does not exceed 50% of the Class B Principal Balance and (iii)(A) prior to the Distribution Date in March 2011, cumulative Realized Losses on the Mortgage Loans do not exceed 20% of the Original Class B Principal Balance, then the Class A Prepayment Percentage for such Distribution Date will equal the Class A Percentage for such Distribution Date plus 50% of the Subordinated Percentage for such Distribution Date or (B) on or after the Distribution Date in March 2011, cumulative Realized Losses on the Mortgage Loans do not exceed 30% of the Original Class B Principal Balance, then the Class A Prepayment Percentage for such Distribution Date will equal the Class A Percentage for such Distribution Date. No reduction in the Class A Prepayment Percentage referred to in the second through sixth sentences hereof shall be applicable with respect to any Distribution Date if (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure, any REO Mortgage Loans and any Mortgage Loans that were the subject of a Servicer Modification within twelve months prior to such Distribution Date) were greater than or equal to 50% of the current Class B Principal Balance or (b) cumulative Realized Losses on the Mortgage Loans exceed
(1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including March 2015 and February 2016, (2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including March 2016 and February 2017, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including March 2017 and February 2018, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including March 2018 and February 2019, and (5) 50% of the Original Class B Principal Balance, if such Distribution Date occurs during or after March 2019. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

               Class A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1, Class A-2 and Class A-R Certificates.

               Class A Principal Distribution Amount: As to any Distribution Date, the aggregate amount allocated in respect of the Class A Certificates pursuant to Paragraph third of Section 4.01(a).

               Class A Unpaid Interest Shortfall: As to any Distribution Date and any Class of Class A Certificates, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts allocated in respect of such Class on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a).

               Class A-1 Certificate: Any one of the Certificates executed by the Paying Agent and countersigned by the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

               Class A-1 Certificateholder: The registered holder of a Class A-1 Certificate.

               Class A-1 Loss Amount: With respect to any Determination Date after the Subordination Depletion Date, the amount, if any, by which the Principal Balance of the Class A-1 Certificates would be reduced as a result of the application of the third sentence of the definition of Principal Balance.

               Class A-1 Margin: For each Distribution Date (i) on or prior to the Optional Termination Date, 0.580% per annum, and (ii) following the Optional Termination Date, 1.160% per annum.

               Class A-1 Pass-Through Rate: With respect to any Distribution Date during which the Interest Rate Swap Agreement is in effect, the Class A-1 Pass-Through Rate will be a per annum rate equal to LIBOR plus the Class A-1 Margin. With respect to any Distribution Date during which the Interest Rate Swap Agreement is not in effect, the Class A-1 Pass-Through Rate will be a per annum rate equal to the lesser of (x) LIBOR plus the Class A-1 Margin and (y) the Net Rate Cap.

               Class A-2 Certificate: Any one of the Certificates executed by the Paying Agent and countersigned by the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

               Class A-2 Certificateholder: The registered holder of a Class A-2 Certificate.

               Class A-2 Loss Allocation Amount: With respect to any Determination Date after the Subordination Depletion Date the lesser of (a) the Principal Balance of the Class A-2 Certificates with respect to such Determination Date prior to any reduction for the Class A-2 Loss Allocation Amount and (b) the Class A-1 Loss Amount.

               Class A-3 Certificate: Any one of the Certificates executed by the Paying Agent and countersigned by the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

               Class A-3 Certificateholder: The registered holder of a Class A-3 Certificate.

               Class A-4 Certificate: Any one of the Certificates executed by the Paying Agent and countersigned by the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

               Class A-4 Certificateholder: The registered holder of a Class A-4 Certificate.

               Class A-5 Certificate: Any one of the Certificates executed by the Paying Agent and countersigned by the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

               Class A-5 Certificateholder: The registered holder of a Class A-5 Certificate.

               Class A-6 Certificate: Any one of the Certificates executed by the Paying Agent and countersigned by the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

               Class A-6 Certificateholder: The registered holder of a Class A-6 Certificate.

               Class A-IO Interest: A regular interest in the Upper-Tier REMIC which is entitled to monthly distributions as provided in Section 4.01(a) hereof and is beneficially owned by the Underwriter and non-transferable.

               Class A-IO Notional Amount: As to the first Distribution Date, the Original Class A-IO Notional Amount and, with respect to each Distribution Date, an amount equal to the Principal Balance of the Class A-1 Certificates.

               Class A-IO Pass-Through Rate: With respect to each Distribution Date, the Class A-IO Pass-Through Rate will be a per annum rate equal to the excess, if any, of (i) the Net WAC over (ii) the Class A-1 Pass-Through Rate.

               Class A-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a) hereof.

               Class A-L2 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a) hereof.

               Class A-LR Interest: The residual interest in the Lower-Tier REMIC, beneficial ownership of which is represented by the Class A-R Certificate.

               Class A-LUR Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a) hereof.

               Class A-R Certificate: The Certificate executed by the Paying Agent and countersigned by the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

               Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

               Class A-R Interest: The residual interest in the Upper-Tier REMIC, beneficial ownership of which is evidenced by the Class A-R Certificate.

               Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

               Class B Certificateholder: The registered holder of a Class B Certificate.

               Class B Distribution Amount: Any of the Class B-1 Distribution Amount, Class B-2 Distribution Amount, Class B-3 Distribution Amount, Class B-4 Distribution Amount, Class B-5 Distribution Amount or Class B-6 Distribution Amount.

               Class B Interest Accrual Amount: With respect to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

               Class B Interest Percentage: With respect to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

               Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

               Class B Loss Percentage: With respect to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

               Class B Optimal Principal Amount: Any of the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount.

               Class B Pass-Through Rate: As to any Distribution Date, the Class B Pass-Through Rate will be a per annum rate equal to the Net WAC for such Distribution Date.

               Class B Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

               Class B Prepayment Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

               Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

               Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

               Class B-1 Certificate: Any one of the Certificates executed by the Paying Agent and countersigned by the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

               Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

               Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fourth, fifth and sixth of Section 4.01(a).

               Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount allocated in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fourth of Section 4.01(a).

               Class B-1 Optimal Principal Amount: As to any Distribution Date and each Outstanding Mortgage Loan, an amount equal to the sum of

(I) the sum of:

               (i) the Class B-1 Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

               (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Depositor pursuant to Section 2.02, 2.03 or 3.08; and

               (iv) the Class B-1 Percentage of the Substitution Principal Amount with respect to each Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan for which a Mortgage Loan was substituted; and

(II) the Class B-1 Prepayment Percentage of the Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

               Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

               Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance or (b) for the purpose of allocating all other unscheduled principal distributions (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or
(ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive such unscheduled principal distributions in accordance with Section 4.01(d)(i), one.

               Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the Original Class B-1 Principal Balance less the sum of all amounts previously allocated in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixth of Section 4.01(a) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-1 Certificates are the most subordinate Certificates outstanding, the Class B-1 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

               Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts allocated in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph fifth of Section 4.01(a).

               Class B-2 Certificate: Any one of the Certificates executed by the Paying Agent and countersigned by the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

               Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

               Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs seventh, eighth and ninth of Section 4.01(a).

               Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount allocated in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph seventh of Section 4.01(a).

               Class B-2 Optimal Principal Amount: As to any Distribution Date and each Outstanding Mortgage Loan, an amount equal to the sum of:

(I) the sum of:

               (i) the Class B-2 Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

               (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Depositor pursuant to Section 2.02, 2.03 or 3.08; and

               (iv) the Class B-2 Percentage of the Substitution Principal Amount with respect to each Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan for which a Mortgage Loan was substituted; and

(II) the Class B-2 Prepayment Percentage of the Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

               Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

               Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds) the Class B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in
Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive such unscheduled principal distributions in accordance with
Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be zero.

               Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the Original Class B-2 Principal Balance less the sum of all amounts previously allocated in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph ninth of Section 4.01(a) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-2 Certificates are the most subordinate Certificates outstanding, the Class B-2 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

               Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts allocated in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph eighth of Section 4.01(a).

               Class B-3 Certificate: Any one of the Certificates executed by the Paying Agent and countersigned by the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

               Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

               Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs tenth, eleventh and twelfth of Section 4.01(a).

               Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount allocated in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph tenth of Section 4.01(a).

               Class B-3 Optimal Principal Amount: As to any Distribution Date and each Outstanding Mortgage Loan, an amount equal to the sum of:

(I) the sum of:

               (i) the Class B-3 Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

               (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Depositor pursuant to Section 2.02, 2.03 or 3.08; and

               (iv) the Class B-3 Percentage of the Substitution Principal Amount with respect to each Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan for which a Mortgage Loan was substituted; and

(II) the Class B-3 Prepayment Percentage of the Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

               Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

               Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds) the Class B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in
Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive such unscheduled principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be zero.

               Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the Original Class B-3 Principal Balance less the sum of all amounts previously allocated in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph twelfth of Section 4.01(a) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-3 Certificates are the most subordinate Certificates outstanding, the Class B-3 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

               Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts allocated in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph eleventh of Section 4.01(a).

               Class B-4 Certificate: Any one of the Certificates executed by the Paying Agent and countersigned by the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

               Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

               Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs thirteenth, fourteenth and fifteenth of Section 4.01(a).

               Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount allocated in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph thirteenth of Section 4.01(a).

               Class B-4 Optimal Principal Amount: As to any Distribution Date and each Outstanding Mortgage Loan, an amount equal to the sum of:

(I) the sum of:

               (i) the Class B-4 Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

               (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Depositor pursuant to Section 2.02, 2.03 or 3.08; and

               (iv) the Class B-4 Percentage of the Substitution Principal Amount with respect to each Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan for which a Mortgage Loan was substituted; and

(II) the Class B-4 Prepayment Percentage of the Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

               Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

               Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds) the Class B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in
Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive such unscheduled principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be zero.

               Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the Original Class B-4 Principal Balance less the sum of all amounts previously allocated in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph fifteenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment; provided, however, if the Class B-4 Certificates are the most subordinate Certificates outstanding, the Class B-4 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

               Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts allocated in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fourteenth of Section 4.01(a).

               Class B-5 Certificate: Any one of the Certificates executed by the Paying Agent and countersigned by the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

               Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

               Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs sixteenth, seventeenth and eighteenth of Section 4.01(a).

               Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount allocated in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph sixteenth of Section 4.01(a).

               Class B-5 Optimal Principal Amount: As to any Distribution Date and each Outstanding Mortgage Loan, an amount equal to the sum of:

(I) the sum of:

               (i) the Class B-5 Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

               (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Depositor pursuant to Section 2.02, 2.03 or 3.08; and

               (iv) the Class B-5 Percentage of the Substitution Principal Amount with respect to each Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan for which a Mortgage Loan was substituted; and

(II) the Class B-5 Prepayment Percentage of the Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

               Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

               Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds) the Class B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in
Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive unscheduled principal distributions in accordance with
Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be zero.

               Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the Original Class B-5 Principal Balance less the sum of all amounts previously allocated in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph eighteenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment; provided, however, if the Class B-5 Certificates are the most subordinate Certificates outstanding, the Class B-5 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

               Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts allocated in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph seventeenth of Section 4.01(a).

               Class B-6 Certificate: Any one of the Certificates executed by the Paying Agent and countersigned by the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

               Class B-6 Certificateholder: The registered holder of a Class B-6 Certificate.

               Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs nineteenth, twentieth and twenty-first of Section 4.01(a).

               Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount allocated in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph nineteenth of Section 4.01(a).

               Class B-6 Optimal Principal Amount: As to any Distribution Date and each Outstanding Mortgage Loan, an amount equal to the sum of:

(I) the sum of:

               (i) the Class B-6 Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

               (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Depositor pursuant to Section 2.02, 2.03 or 3.08; and

               (iv) the Class B-6 Percentage of the Substitution Principal Amount with respect to each Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan for which a Mortgage Loan was substituted; and

(II) the Class B-6 Prepayment Percentage of the Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

               Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

               Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is (a) for the purpose of allocating Liquidation Proceeds (other than Partial Liquidation Proceeds) the Class B Principal Balance and (b) for the purpose of allocating all other unscheduled principal distributions, the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive such unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in
Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive such unscheduled principal in accordance with Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such unscheduled principal distributions for such Distribution Date will be zero.

               Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, for so long as the Class B-6 Certificates are outstanding, the Class B-6 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

               Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts allocated in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twentieth of Section 4.01(a).

               Class B-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a) hereof.

               Class B-L2 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a) hereof.

               Class B-L3 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a) hereof.

               Class B-L4 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a) hereof.

               Class B-L5 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a) hereof.

               Class B-L6 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a) hereof.

               Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be DTC.

               Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

               Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.20.

               Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

               Combination Group: Each Exchangeable Combination and Exchangeable REMIC Combination having the same numerical designation as set forth on Exhibit W.

               Commission: The United States Securities and Exchange Commission.

               Compensating Interest: With respect to any Distribution Date, the least of (a) the aggregate Prepayment Interest Shortfall on the Mortgage Loans for such Distribution Date, (b) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (c) the Available Master Servicing Compensation for such Distribution Date.

               Co-op Shares: Shares issued by private non-profit housing corporations.

               Corporate Trust Office: With respect to (a) the Trustee, the office of the Trustee at which at any particular time its duties under this Agreement shall be administered, which office, at the date of the execution of this instrument, is located at 452 Fifth Avenue, New York, New York 10018,
Attention: CTLA--Structured Finance, WFMBS 2008-AR1 and (b) the Paying Agent, Certificate Registrar and Authenticating Agent, for Certificate transfer purposes at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 Attn: Corporate Trust Services--WFMBS 2008-AR1, and for all other purposes at 9062 Old Annapolis Road, Columbia, Maryland 21045 Attn:
Corporate Trust Services--WFMBS 2008-AR1.

               Corresponding Upper-Tier Class or Classes: As to the following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class or Classes as follows:

               Uncertificated             Corresponding Upper-Tier
               Lower-Tier Interest        Class or Classes
               -------------------        --------------------------

               Class A-L1 Interest        Class A-1 Certificates and
                                            Class A-IO Interest

               Class A-L2 Interest        Class A-2 Certificates

               Class A-LUR Interes        Class A-R Certificate

               Class B-L1 Interest        Class B-1 Certificates

               Class B-L2 Interest        Class B-2 Certificates

               Class B-L3 Interest        Class B-3 Certificates

               Class B-L4 Interest        Class B-4 Certificates

               Class B-L5 Interest        Class B-5 Certificates

               Class B-L6 Interest        Class B-6 Certificates

               Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph first of Section 4.01(a) on such Distribution Date.

               Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fourth, seventh, tenth, thirteenth, sixteenth and nineteenth of Section 4.01(a) on such Distribution Date.

               Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

               Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

               Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

               Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the Aggregate Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

               Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the Aggregate Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

               Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

               Curtailment Interest Shortfall: On any Distribution Date with respect to a Mortgage Loan which was the subject of a Curtailment:

               (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Curtailment is received by the applicable Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Mortgage Interest Rate on the amount of such Curtailment from the day of its receipt or, if earlier, its application by such Servicer through the last day of the month preceding the month of such Distribution Date; and

               (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Curtailment is received by the applicable Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Mortgage Interest Rate on the amount of such Curtailment from the day of its receipt or, if earlier, its application by such Servicer through the last day of the month in which such Curtailment is received.

               CUSIP Number: With respect to each Certificate, the identification number provided by the CUSIP Service Bureau and appearing on the face of such Certificate.

               Custodial Agreement: The Custodial Agreement, dated as of February 27, 2008, among the Custodian, the Depositor, the Master Servicer and the Trustee, which agreement is attached hereto as Exhibit E, as the same may be amended or modified from time to time in accordance with the terms thereof.

               Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

               Custodian: Wells Fargo Bank, or its successor in interest under the Custodial Agreement. Initially, the custodial functions shall be performed by the Corporate Trust Services division of Wells Fargo Bank.

               Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.01.

               Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans as set forth in Section 11.02.

               Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

               Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

               Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

               Definitive Certificates: As defined in Section 5.01(b).

               Denomination: The amount, if any, specified on the face of each Certificate (other than the Interest Only Certificates) representing the principal portion of the Original Principal Balance or, in the case of a Class of Exchangeable REMIC Certificates or Exchangeable Certificates, the Maximum Initial Principal Balance of such Class evidenced by such Certificate. As to an Interest Only Certificate of a Class, the amount specified on the face of each Certificate of such Class represents the portion of the Maximum Initial Notional Amount of such Class evidenced by such Certificate.

               Depositor: Wells Fargo Asset Securities Corporation, or its successor in interest.

               Determination Date: The 17th day of the month in which the related Distribution Date occurs.

               Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

               Distribution Date Statement: As defined in Section 4.04(a).

               Document Transfer Date: The 60th day following the occurrence of a Document Transfer Event.

               Document Transfer Event: The occurrence of either of the following: (i) Wells Fargo Bank is no longer the Servicer of any of the Mortgage Loans or (ii) the senior, unsecured long-term debt rating of Wells Fargo & Company is less than "BBB-" by Fitch.

               DTC: The Depository Trust Company, or its successor in interest.

               Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

               Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each Rating Agency, (ii) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (iii) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either the Upper-Tier REMIC or the Lower-Tier REMIC. If an account ceases to be an Eligible Account under clause (i) and does not otherwise qualify under clause (ii) or (iii) the account will be moved within 30 days to a depository meeting the ratings criteria.

               Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

               (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

               (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by any Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by any Rating Agency;

               (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by any Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by any Rating Agency;

               (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by any Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by any Rating Agency;

               (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

               (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

               (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by any Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by any Rating Agency;

               (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by any Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by any Rating Agency; and

               (ix) any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Eligible Investments hereunder, including any such fund that is managed by the Trustee or Master Servicer or any affiliate of the Trustee or Master Servicer or for which the Trustee or Master Servicer or any of its affiliates acts as an adviser as long as such fund is rated in at least the highest rating category by each Rating Agency rating such fund.

               In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

               ERISA: The Employee Retirement Income Security Act of 1974, as amended.

               ERISA Prohibited Holder: As defined in Section 5.02(d).

               Errors and Omissions Policy: As defined in each of the Servicing Agreements.

               Event of Default: Any of the events specified in Section 7.01.

               Exchange Act: The Securities Exchange Act of 1934, as amended.

               Exchangeable Certificate Grantor Trust Account: The sub-account of the Certificate Account designated by the Master Servicer pursuant to Section 4.05.

               Exchangeable Certificates: The Class A-3, Class A-4, Class A-5 and Class A-6 Certificates.

               Exchangeable Classes: The Class or Classes of Exchangeable Certificates.

               Exchangeable Combination: Either of Exchangeable Combination 1 or Exchangeable Combination 2.

               Exchangeable Combination 1: The Class A-3 and Class A-4 Certificates.

               Exchangeable Combination 2: The Class A-5 and Class A-6 Certificates.

               Exchangeable REMIC Certificates: The Class A-2 Certificates.

               Exchangeable REMIC Classes: The Class or Classes of Exchangeable REMIC Certificates.

               Exchangeable REMIC Combination: Either of Exchangeable REMIC Combination 1 or Exchangeable REMIC Combination 2.

               Exchangeable REMIC Combination 1: The Class A-2 Certificates.

               Exchangeable REMIC Combination 2: The Class A-2 Certificates.

               FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

               Fidelity Bond: As defined in each of the Servicing Agreements.

               Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

               Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Class A and Class B Certificates is March 25, 2038, which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

               Fitch: Fitch Ratings, or its successor in interest.

               Floating Swap Payment: With respect to any Distribution Date, an amount equal to the product of (i) Swap LIBOR plus the Class A-1 Margin, (ii) the Principal Balance of the Class A-1 Certificates as of the Determination Date immediately preceding such Distribution Date and (iii) a fraction, the numerator of which is the actual number of days elapsed since the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

               Form 8-K: A Current Report on Form 8-K under the Exchange Act.

               Form 8-K Disclosure Information: As defined in Section 3.12(c).

               Form 10-D: An Asset-Backed Issuer Distribution Report on Form 10-D under the Exchange Act.

               Form 10-K: An Annual Report on Form 10-K under the Exchange Act.

               Form 15: A Form 15 Suspension Notification under the Exchange
Act.

               Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

               Grantor Trust: That portion of the Trust exclusive of the REMIC consisting of (i) any interests in the Exchangeable REMIC Certificates beneficially owned in the form of Exchangeable Certificates and (ii) the Interest Rate Swap Agreement and rights with respect thereto.

               Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule as the "Gross Margin," which percentage is added to the applicable Index on each Adjustment Date to determine (subject to rounding, the Periodic Cap and the Rate Ceiling) the Mortgage Interest Rate on such Mortgage Loan until the next Adjustment Date.

               Holder: See "Certificateholder."

               Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Depositor, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Master Servicer or any Servicer or in an affiliate of either and (iii) is not connected with the Depositor, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

               Index: Either of the One-Year CMT Index or the One-Year LIBOR Index. In the event that either such Index is no longer available, the applicable Servicer will select a substitute Index in accordance with the terms of the related Mortgage Note and in compliance with federal and state law.

               Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

               Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

               Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

               Interest Accrual Amount: As to any Distribution Date and (A) any Class of Class A Certificates (other than the Class A-1 Certificates and the Exchangeable Certificates), (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date immediately preceding such Distribution Date minus
(ii) the Class A Interest Percentage of such Class of (a) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (b) any Relief Act Shortfall allocated to the Class A Certificates and (c) the interest portion of any Realized Losses allocated to the Class A Certificates on or after the Subordination Depletion Date pursuant to Section 4.02(c); and (B) the Class A-1 Certificates, the lesser of (i) the product of (a) the Class A Pass-Through Rate for such Class, (b) the Principal Balance of the Class A-1 Certificates as of the Determination Date immediately preceding such Distribution Date and (c) the actual number of days elapsed since the previous Distribution Date to but excluding the current Distribution Date and (ii) the Calculated Interest Amount for such Distribution Date. The Exchangeable Certificates have no Interest Accrual Amount.

               As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of (a) 1/12th of the Class B Pass-Through Rate and (b) the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of the sum of any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class B Certificates with respect to such Distribution Date.

               Interest Only Certificates: The Class A-6 Certificates.

               Interest Rate Swap Agreement: The long-form confirmation (which incorporates by reference a 1992 ISDA Master Agreement (Multicurrency-Cross Border)) dated as of February 27, 2008 between Deutsche Bank AG, New York Branch, and the Master Servicer acting on behalf of the Supplemental Interest Trust, substantially in the form attached hereto as Exhibit Z. The Interest Rate Swap Agreement shall not be an asset of either REMIC formed under this Agreement.

               LIBOR: As to any Distribution Date, the arithmetic mean of the London Interbank offered rate quotations for one month U.S. dollar deposits, as determined by the Paying Agent on the related Rate Determination Date in accordance with Section 4.07.

               LIBOR Business Day: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England and the City of New York.

               LIBOR Certificates: The Class A-1 Certificates.

               Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

               Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

               Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances (including Periodic Advances) expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

               Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) or PMI Advances made by a Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

               Liquidation Profits: As to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of such Liquidated Loan over (ii) the unpaid principal balance of such Liquidated Loan plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs.

               Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination (or prior to origination if permitted by the Underwriting Guidelines) of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

               Lower-Tier Distribution Amount: As defined in Section 4.01(a).

               Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate (other than the Supplemental Interest Trust, the Interest Rate Swap Agreement and the Supplemental Interest Trust Account), the assets of which consist of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

               Master Servicer: Wells Fargo Bank, or its successor in interest. Initially, the Master Servicer functions shall be performed by the Corporate Trust Services division of Wells Fargo Bank.

               Master Servicer Errors and Omissions Policy: An insurance policy covering losses caused by errors or omissions of the Master Servicer and its personnel.

               Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to the product of one-twelfth of the Master Servicing Fee Rate and the unpaid principal balance of such Mortgage Loan.

               Master Servicing Fee Rate: As set forth in Section 11.24.

               Master Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and master servicing of the Mortgage Loans.

               Maximum Initial Notional Amount: As to each Class of Exchangeable REMIC Certificates and Exchangeable Certificates, the Maximum Initial Notional Amount for such Class set forth in Section 11.05.

               Maximum Initial Principal Balance: As to each Class of Exchangeable REMIC Certificates and Exchangeable Certificates, the Maximum Initial Principal Balance for such Class set forth in Section 11.04.

               Maximum Notional Amount: As of any Determination Date and the related Class of Exchangeable Certificates, the portion of the Maximum Initial Notional Amount that would be outstanding on any date assuming all Related Exchangeable REMIC Certificates had been exchanged on the Closing Date.

               Maximum Principal Balance: As of any Determination Date and Class of Exchangeable Certificates, the portion of the Maximum Initial Principal Balance that would be outstanding on any date assuming all Related Exchangeable REMIC Certificates had been exchanged on the Closing Date.

               MERS: The Mortgage Electronic Registration Systems, Inc.

               MERS Mortgage Loan: Any MOM Mortgage Loan or any other Mortgage Loan as to which MERS is (or is intended to be) the mortgagee of record and as to which a MIN has been assigned.

               Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

               MIN: A MERS Mortgage Identification Number assigned to a Mortgage Loan registered under MERS.

               MOM: A Mortgage Loan where the related Mortgage names MERS as the original mortgagee thereof, as to which a MIN has been assigned, and which Mortgage has not been assigned to any other person.

               Month End Interest: As defined in each Servicing Agreement.

               Monthly Payment: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the monthly interest payment or the scheduled monthly payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments, Deficient Valuations and Servicer Modifications occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations and Servicer Modifications, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period and without giving effect to any extension or forbearance granted or agreed to by the Servicer pursuant to the Servicing Agreement).

               Moody's: Moody's Investors Service, Inc. or its successor in interest.

               Mortgage: The mortgage, deed of trust or other instrument creating a first lien on the Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

               Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note as the same may be amended in accordance with any Servicer Modification.

               Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of February 27, 2008 between Wells Fargo Bank, as seller, and the Depositor, as purchaser.

               Mortgage Loan Rider: The standard Fannie Mae/Freddie Mac riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

               Mortgage Loan Schedule: The list delivered by the Depositor to the Trustee, the Master Servicer and the Custodian of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section 2.02 or 2.03 and which list shall set forth at a minimum the following information as of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

                (i) the Mortgage Loan identifying number;

               (ii) the city, state and zip code of the Mortgaged Property;

              (iii) the type of property;

               (iv) the Mortgage Interest Rate;

                (v) the Net Mortgage Interest Rate;

               (vi) the Monthly Payment;

              (vii) the original number of months to maturity;

             (viii) the scheduled maturity date;

               (ix) the Cut-Off Date Principal Balance;

                (x) the Loan-to-Value Ratio at origination;

               (xi) whether such Mortgage Loan is a Subsidy Loan;

              (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

             (xiii) the applicable Servicing Fee Rate;

              (xiv) the Master Servicing Fee Rate;

              (xv)  the applicable Index;

              (xvi) the Gross Margin;

             (xvii) the Periodic Cap;

            (xviii) the first Adjustment Date following the Closing Date;

              (xix) the Rate Ceiling;

               (xx) in the case of any Mortgage Loan initially serviced by Wells Fargo Bank, whether such Mortgage Loan is a Type 1 Mortgage Loan or a Type 2 Mortgage Loan; and

               (xxi) the name of the Servicer.

               Such schedule may consist of multiple reports that collectively set forth all of the information required.

               Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01(a) and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

               Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable, as the same may be modified in accordance with the terms of the Servicing Agreement.

               Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

               Mortgagor: The obligor on a Mortgage Note.

               Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

               Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the applicable Servicing Fee Rate, as set forth in Section 11.23 with respect to such Mortgage Loan and (b) the Master Servicing Fee Rate, as set forth in Section 11.24 with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

               Net Rate Cap: With respect to each Distribution Date and the Class A-1 Certificates, (A) the product of (1) the excess of (i) the product of
(x) the Net WAC for such Distribution Date, (y) the Principal Balance of the Class A-1 Certificates as of the Determination Date immediately preceding such Distribution Date and (z) 1/12 over (ii) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable to the Swap Provider for that Distribution Date and (2) 360, divided by
(B) the product of (a) the Principal Balance of the Class A-1 Certificates as of the Determination Date immediately preceding such Distribution Date and (b) the actual number of days elapsed from and including the previous Distribution Date to but excluding the current Distribution Date.

               Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the applicable Servicer.

               Net Swap Payment: In the case of (i) payments made by the Supplemental Interest Trust to the Swap Provider on any Distribution Date, the excess, if any, of (x) the Net WAC Payment for such Distribution Date over (y) the Floating Swap Payment for such Distribution Date and (ii) payments made by the Swap Provider to the Supplemental Interest Trust on any Distribution Date, the excess, if any, of (x) the Floating Swap Payment for such Distribution Date over (y) the Net WAC Payment for such Distribution Date.

               Net WAC: As to any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Scheduled Principal Balances of the Mortgage Loans on the first day of the month preceding the month in which such Distribution Date occurs).

               Net WAC Payment: With respect to any Distribution Date, an amount equal to the excess of (A) the sum of (i) the product of (x) Net WAC for such Distribution Date, (y) the Principal Balance of the Class A-1 Certificates as of the Determination Date immediately preceding such Distribution Date and (z) a fraction, the numerator of which is 30, and the denominator of which is 360 and
(ii) any allocation of amounts pursuant to Paragraph second of Section 4.01(a) on such Distribution Date representing the reimbursement of Class A Unpaid Interest Shortfall of the Class A-1 Certificates over (B) the sum of (i) any Class A Interest Shortfall Amount for the Class A-1 Certificates for such Distribution Date and (ii) the Class A Interest Percentage of such Class of (x) any Non-Supported Interest Shortfalls allocated to the Class A Certificates on such Distribution Date, (y) any Relief Act Shortfalls allocated to the Class A Certificates on such Distribution Date and (z) the interest portion of Realized Losses allocated to the Class A Certificates on such Distribution Date.

               NMWHFIT: A "Non-Mortgage Widely Held Fixed Investment Trust" as that term is defined in Treasury Regulations Section 1.671-5(b)(12) or successor provisions.

               Non-permitted Foreign Holder: As defined in Section 5.02(d).

               Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the applicable Servicer, the Master Servicer or the Trustee, as the case may be, and which the applicable Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the applicable Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of such Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer delivered to the Trustee, in each case detailing the reasons for such determination.

               Non-Supported Interest Shortfall: With respect to any Distribution Date, the sum of (i) the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date and (ii) Curtailment Interest Shortfalls with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Subordination Depletion Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Subordination Depletion Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates (other than the Exchangeable Certificates) according to the percentage obtained by dividing the Class A Principal Balance by the Aggregate Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the Aggregate Principal Balance.

               Non-U.S. Person: As defined in Section 4.01(g).

               NYCEMA: A New York Consolidation, Extension and Modification Agreement.

               Officer's Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers, Assistant Secretaries or any other duly authorized officer of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities).

               One-Year CMT Index: As to any Mortgage Loan and Adjustment Date, a rate per annum that is defined to be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15 (519) and most recently available as of the date up to 45 days before the applicable Adjustment Date. In the event that such Index is no longer available, the applicable Servicer will select a substitute Index in accordance with the terms of the related Mortgage Note and in compliance with federal and state law.

               One-Year LIBOR Index: As to any Mortgage Loan and Adjustment Date, a rate per annum that is defined to be the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market, as published in The Wall Street Journal and most recently available as of the date up to 45 days before the applicable Adjustment Date.

               Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Depositor, a Servicer or the Master Servicer, or any affiliate of the Depositor, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

               Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third sentence of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of the proviso in the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance or Class B-5 Principal Balance.

               Optional Termination Date: The first Distribution Date on which the Depositor may opt to terminate the Trust pursuant to Section 9.01.

               Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.03.

               Original Class A Principal Balance: The sum of the Original Principal Balances of the Class A-1, Class A-2 and Class A-R Certificates, as set forth in Section 11.04.

               Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.07.

               Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Aggregate Principal Balance as of the Cut-Off Date. The Original Class B-1 Fractional Interest is specified in Section 11.09.

               Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Aggregate Principal Balance as of the Cut-Off Date. The Original Class B-2 Fractional Interest is specified in Section 11.10.

               Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Aggregate Principal Balance as of the Cut-Off Date. The Original Class B-3 Fractional Interest is specified in
Section 11.11.

               Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Aggregate Principal Balance as of the Cut-Off Date. The Original Class B-4 Fractional Interest is specified in Section 11.12.

               Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the Aggregate Principal Balance as of the Cut-Off Date. The Original Class B-5 Fractional Interest is specified in Section 11.13.

               Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.14.

               Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.15.

               Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.16.

               Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.17.

               Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.18.

               Original Class B-6 Percentage: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.19.

               Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.08.

               Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.08.

               Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.08.

               Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.08.

               Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.08.

               Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.08.

               Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.04; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.08.

               Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.06.

               Other Servicer: Any of the Servicers other than Wells Fargo Bank.

               Other Servicer Mortgage Loan: Any of the Mortgage Loans, if any, identified on the Mortgage Loan Schedule as serviced by an Other Servicer, as such Mortgage Loan Schedule may be amended from time to time in connection with a substitution pursuant to Section 2.02 or 2.03, which Mortgage Loan is serviced under an Other Servicing Agreement.

               Other Servicing Agreements: The Servicing Agreements other than the Wells Fargo Bank Servicing Agreement.

               Outstanding Certificate: Any Outstanding Exchangeable Certificate or Outstanding Exchangeable REMIC Certificate.

               Outstanding Exchangeable Certificate: Any Exchangeable Certificate issued hereunder; provided, however, that upon the exchange of any Exchangeable Certificate pursuant to Section 5.04 hereof, the Exchangeable Certificate so exchanged shall be deemed no longer to be an Outstanding Exchangeable Certificate, and each Exchangeable REMIC Certificate issued in exchange therefor shall be deemed to be an Outstanding Exchangeable REMIC Certificate.

               Outstanding Exchangeable REMIC Certificate: Any Exchangeable REMIC Certificate issued hereunder; provided, however, that upon the exchange of any Exchangeable REMIC Certificate pursuant to Section 5.04 hereof, the Exchangeable REMIC Certificate so exchanged shall be deemed no longer to be an Outstanding Exchangeable REMIC Certificate, and the Exchangeable Certificate issued in exchange therefor shall be deemed to be an Outstanding Exchangeable Certificate.

               Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Depositor prior to such Due Date pursuant to Section 2.02, 2.03 or 3.08.

               Owner Mortgage Loan File: A file maintained by the Custodian for each Mortgage Loan that contains the documents specified in Section 2.01(a) and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

               Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the Unscheduled Principal Receipt Period in which the related Mortgage Loan became a Liquidated Loan.

               Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

               Paying Agent: The Person authorized to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be the Trustee. The initial Paying Agent is appointed in
Section 4.03(b).

               Paying Agent Agreement: As defined in Section 4.03(b).

               Payment Account: The account maintained pursuant to Section 4.03(a).

               Percentage Interest: With respect to a Class A Certificate of a Class, the undivided percentage interest obtained by dividing the Denomination of such Certificate by the Original Principal Balance of such Class of Class A Certificates (or the Maximum Initial Principal Balance or Maximum Initial Notional Amount, as applicable, in the case of a Class of Exchangeable REMIC Certificates or Exchangeable Certificates). With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the Denomination of such Certificate by the Original Principal Balance of such Class of Class B Certificates. Notwithstanding the foregoing, for purposes of making actual distributions of principal or interest, allocating losses or allocating Voting Interest among the Outstanding Exchangeable REMIC Certificates or Outstanding Exchangeable Certificates of a Class, the Percentage Interest refers to each Outstanding Certificate's proportionate share of such actual distributions, Realized Losses or Voting Interests based on the proportion that such Certificate's Percentage Interest, as defined in the first sentence bears to the aggregate Percentage Interest as defined in the first sentence of all the Outstanding Exchangeable REMIC Certificates or Outstanding Exchangeable Certificates of such Class.

               Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Remittance Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder on any Distribution Date, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee Rate in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Servicemembers Civil Relief Act, as it may be amended from time to time, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

               Periodic Cap: For each Mortgage Loan, the applicable limit on adjustment of the Mortgage Interest Rate for each Adjustment Date specified in the applicable Mortgage Note and designated as such in the Mortgage Loan Schedule.

               Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               Plan: As defined in Section 5.02(c).

               PMI Advance: As defined in the related Servicing Agreement, if applicable.

               Pool Balance: As of any Distribution Date, the sum of the Scheduled Principal Balances for each Mortgage Loan that is an Outstanding Mortgage Loan.

               Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Class A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Depositor and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03, (iii) any remaining Reimbursement Amount as provided in Section 4.01(a) and (iv) all other amounts (including any Insurance Proceeds and Compensating Interest) required to be placed in the Certificate Account by the Servicers on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

               (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

               (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trustee;

               (c) that portion of each payment of interest on a particular Mortgage Loan which represents (i) the Servicing Fee and (ii) the Master Servicing Fee;

               (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

               (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

               (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Depositor pursuant to Section 2.02, 2.03 or 3.08 on or following the Determination Date in the month in which such Distribution Date occurs and the Substitution Principal Amounts with respect to any Mortgage Loans for which Mortgage Loans were substituted on or following the Determination Date in the month in which such Distribution Date occurs;

               (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

               (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

               (i) Liquidation Profits;

               (j) Month End Interest;

               (k) all amounts reimbursable to a Servicer for PMI Advances; and

               (l) all other amounts permitted to be withdrawn from the Certificate Account, to the extent not covered by clauses (a) through
        (k) above, or not required to be deposited in the Certificate Account under this Agreement.

               Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balance of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

               Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

               Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

               Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

               Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates (other than any Class of Exchangeable Certificates), the Original Principal Balance or, in the case of a Class of Exchangeable REMIC Certificates, the Maximum Initial Principal Balance of such Class. As of any subsequent Determination Date prior to the Subordination Depletion Date and as to any Class of Class A Certificates (other than Exchangeable Certificates), the Original Principal Balance or, in the case of a Class of Exchangeable REMIC Certificates, the Maximum Initial Principal Balance of such Class less the sum of all amounts previously allocated in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third of
Section 4.01(a) and (ii) as a result of a Principal Adjustment. After the Subordination Depletion Date, the Principal Balance of each Class of Class A Certificates will be reduced (if clause (a) is greater than clause (b)) or increased (if clause (a) is less than clause (b)) on each Determination Date by an amount equal to the product of the Class A Loss Percentage of such Class and the difference, if any, between (a) the Class A Principal Balance as of such Determination Date without regard to this sentence and (b) the Adjusted Pool Amount for the preceding Distribution Date; provided, however, that the amount of any such reduction for the Class A-1 Certificates will be decreased by the Class A-2 Loss Allocation Amount and the Principal Balance for the Class A-2 Certificates will additionally be reduced by the Class A-2 Loss Allocation Amount. In addition, any increase allocated to the Class A-1 Certificates pursuant to the third sentence above will instead increase the Principal Balance of the Class A-2 Certificates.

               A Class of Exchangeable Certificates has no Principal Balance.

               As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

               Notwithstanding the foregoing, no Principal Balance of a Class will be increased on any Determination Date such that the Principal Balance of such Class exceeds its Original Principal Balance less all amounts previously allocated in respect of such Class on prior Distribution Dates pursuant to Paragraph third of Section 4.01(a) or Paragraphs sixth, ninth, twelfth, fifteenth, eighteenth or twenty-first of Section 4.01(a).

               Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

               Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

               Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

               Prospectus: The prospectus dated February 25, 2008 as supplemented by the prospectus supplement dated February 25, 2008, relating to the Class A, Class B-1, Class B-2 and Class B-3 Certificates.

               Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

               Rate Ceiling: The maximum per annum Mortgage Interest Rate permitted under the related Mortgage Note.

               Rate Determination Date: As to any Distribution Date and the Class of LIBOR Certificates, the second LIBOR Business Day preceding the 25th day of the month preceding the month in which such Distribution Date occurs.

               Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Depositor at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates (other than the Class A-R Certificate) are Fitch and Moody's. The Rating Agency for the Class A-R, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean F-1+ in the case of Fitch, P-1 in the case of Moody's, and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA in the case of Fitch and Aaa in the case of Moody's, and in the case of any other Rating Agency shall mean its equivalent of such ratings without any plus or minus.

               Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses incurred on Liquidated Loans for which the Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts with respect to such Distribution Date, (ii) Bankruptcy Losses incurred during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the amount of reduction in principal due on Mortgage Loans as a result of Servicer Modifications during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date or the amount of any unpaid interest forgiven with respect to such Distribution Date as a result of Servicer Modifications.

               Record Date: For (i) the LIBOR Certificates, the Business Day preceding the related Distribution Date and (ii) all other Certificates, the last Business Day of the month preceding the month of the related Distribution Date.

               Recovery: Any amount received (net of any reimbursable expenses) on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

               Reference Banks: Initially, the Reference Banks shall be Deutsche Bank International, Bank of America, N.A., Citibank, N.A., and The Fuji Bank, Limited. If any of these banks are not available, the Paying Agent shall select from one of the following banks a substitute Reference Bank: Westdeutsche Landesbank Girozentrale, The J.P. Morgan Chase Bank or National Westminster Bank Plc. If any of these banks are not available, the Paying Agent shall in its discretion select another Reference Bank.

               Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been publicly provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506 (Jan. 7,
2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

               Reimbursement Amount: As defined in Section 2.03(c).

               Related Exchangeable Certificates: As to any Class or Classes of Exchangeable REMIC Certificates, the Class or Classes of Exchangeable Certificates included in the same Combination Group.

               Related Exchangeable REMIC Certificates: As to any Class or Classes of Exchangeable Certificates, the Class or Classes of Exchangeable REMIC Certificates included in the same Combination Group.

               Relevant Servicing Criteria: The Servicing Criteria applicable to the Master Servicer, the Trustee, the Custodian or the Servicers, as set forth on Exhibit R attached hereto and the Servicing Criteria applicable to any Special Servicer as set forth in the applicable Special Servicing Agreement. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Trustee, the Custodian, the Special Servicer (if applicable) or a Servicer, the term "Relevant Servicing Criteria" refers to the portion of the Relevant Servicing Criteria applicable to the party engaging such Servicing Function Participant insofar as the functions required to be performed by such party are to be performed by the Servicing Function Participant.

               Relief Act Shortfall: Any interest shortfalls arising as a result of the reduction in the amount of monthly interest payments on any Mortgage Loans as a result of the application of the Servicemembers Civil Relief Act, as it may be amended from time to time, or comparable state legislation. Any Relief Act Shortfall will be allocated to (a) the Class A Certificates (other than the Exchangeable Certificates) according to the percentage obtained by dividing the Class A Principal Balance by the Aggregate Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the Aggregate Principal Balance.

               REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D. The Supplemental Interest Trust Account and the Interest Rate Swap Agreement are not assets of either REMIC.

               REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

               Remittance Date: As defined in each of the Servicing Agreements.

               REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

               REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

               Replacement Swap Provider Payment: As defined in Section 4.09(d)(ii).

               Reportable Event: As defined in Section 3.12(c).

               Repurchase Price: With respect to any Mortgage Loan repurchased pursuant to Section 2.02, 2.03 or 3.08 hereof, the sum of (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate through the last day of the month in which such repurchase takes place.

               Request for Release: A request for release (which may be in electronic form) in substantially the form attached as Exhibit G hereto.

               Residual Certificate: The Class A-R Certificate.

               Responsible Officer: When used with respect to the Trustee, the Master Servicer, the Custodian, the Paying Agent or the Authenticating Agent, any officer of the Corporate Trust Department of the Trustee, the Master Servicer, the Custodian, the Paying Agent or the Authenticating Agent having direct responsibility for the administration of this Agreement, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other employee of the Trustee, the Master Servicer, the Custodian, the Paying Agent or the Authenticating Agent customarily performing functions similar to those performed by any of the above designated officers. When used with respect to a Servicer, a Servicing Officer.

               Retained Mortgage Loan File: A file maintained by Wells Fargo Bank prior to any Document Transfer Date for each Mortgage Loan that contains the documents specified in Section 2.01(b) and any additional documents required to be added to the Retained Mortgage Loan File pursuant to this Agreement.

               Rule 144A: Rule 144A promulgated under the 1933 Act.

               S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

               Sarbanes-Oxley Certification: As defined in Section 3.12(b).

               Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period or any Capitalized Advance Amounts) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date, (C) the principal portion of Realized Losses as a result of Servicer Modifications incurred prior to such Due Date and (D) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

               Servicer Modification: A modification to the terms of a Mortgage Loan, in accordance with the terms of the related Servicing Agreement, as to which the Mortgagor is in default or as to which, in the judgment of the Servicer, default is reasonably foreseeable.

               Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

               Servicers: Wells Fargo Bank, as a Servicer under the related Servicing Agreement. Initially the servicing functions performed by Wells Fargo Bank shall be performed by the Wells Fargo Home Mortgage division of Wells Fargo Bank.

               Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are listed on Exhibit L.

               Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

               Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

               Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in Section 11.23.

               Servicing Function Participant: Any Subservicer, Subcontractor or any other Person, other than the Master Servicer, the Trustee, the Custodian, the Special Servicer (if applicable) and the Servicers, that is performing activities addressed by the Servicing Criteria.

               Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

               Similar Law: As defined in Section 5.02(c).

               Special Servicer: As defined in Section 3.08.

               Special Servicing Agreement: As defined in Section 3.08.

               Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.22.

               Startup Day: As defined in Section 2.05.

               Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Subservicer of any Servicer), the Master Servicer, the Trustee or the Custodian.

               Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

               Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

               Subordination Depletion Date: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

               Subordination Depletion Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Subordination Depletion Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full or Curtailment):

               (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the applicable Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by such Servicer through the last day of the month preceding the month of such Distribution Date; and

               (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the applicable Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by such Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

               Subservicer: Any Person that (i) services Mortgage Loans on behalf of any Servicer, and (ii) is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed under this Agreement, any related Servicing Agreement or any sub-servicing agreement that are identified in Item 1122(d) of Regulation AB.

               Subsidy Account: If the Trust Estate contains any Subsidy Loans, the deposit account or accounts created and maintained by the applicable Servicer for deposit of Subsidy Funds and amounts payable under interest subsidy agreements relating to mortgage loans other than the Mortgage Loans.

               Subsidy Funds: If the Trust Estate contains any Subsidy Loans, funds contributed by the employer of a Mortgagor in order to reduce the payments required from the Mortgagor for a specified period in specified amounts.

               Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor.

               Substitute Mortgage Loan: As defined in Section 2.02.

               Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

               Supplemental Interest Trust: The corpus of a trust created pursuant to this Agreement, consisting of the Supplemental Interest Trust Account created pursuant to Section 4.09 of this Agreement and the Interest Rate Swap Agreement, subject to the obligation to pay amounts specified in Section 4.09.

               Supplemental Interest Trust Account: The segregated trust account created and maintained by the Master Servicer pursuant to Section 4.09 which shall be entitled "Supplemental Interest Trust Account, Wells Fargo Bank, N.A., as Master Servicer on behalf of the Trustee, in trust for registered Holders of the Class A-1 Certificates and the Class A-IO Interest of Wells Fargo Mortgage Backed Securities 2008-AR1 Trust, Mortgage Pass-Through Certificates, Series 2008-AR1," and which must be an Eligible Account. Amounts on deposit in the Supplemental Interest Trust Account shall not be invested. The Supplemental Interest Trust Account shall not be an asset of either REMIC formed under this Agreement.

               Swap Collateral Account: The segregated trust account which may be created and maintained by the Master Servicer pursuant to Section 4.09 and shall be entitled "Swap Collateral Account, Wells Fargo Bank, N.A., as Master Servicer on behalf of the Trustee, in trust for registered Holders of the Class A-1 Certificates and the Class A-IO Interest of Wells Fargo Mortgage Backed Securities 2008-AR1 Trust, Mortgage Pass-Through Certificates, Series 2008-AR1," and must be an Eligible Account. The Swap Collateral Account shall not be an asset of either REMIC formed under this Agreement.

               Swap Early Termination: The occurrence of an early termination under the Interest Rate Swap Agreement.

               Swap LIBOR: As to any Distribution Date, LIBOR as determined pursuant to the Interest Rate Swap Agreement with respect to such Distribution Date.

               Swap Provider: Deutsche Bank AG, New York Branch.

               Swap Provider Trigger Event: The occurrence of any of the following: (i) an "Event of Default" under the Interest Rate Swap Agreement with respect to which the Swap Provider is the Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a "Termination Event" under the Interest Rate Swap Agreement (other than illegality or a tax event) with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an "Additional Termination Event" under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole "Affected Party."

               Swap Termination Payment: The amount, if any, owed by the Supplemental Interest Trust to the Swap Provider or by the Swap Provider to the Supplemental Interest Trust upon a Swap Early Termination.

               Trust: The New York common law trust created by this Agreement which shall be entitled "Wells Fargo Mortgage Backed Securities 2008-AR1 Trust."

               Trust Estate: The corpus of the Trust, consisting of the Mortgage Loans, such amounts as may be held from time to time in the Certificate Account or the Supplemental Interest Trust Account, the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure, the Master Servicer's rights under the Interest Rate Swap Agreement and all other property and rights described in the first paragraph of Section 2.01(a).

               Trustee: HSBC Bank USA, National Association, a national banking association, or any successor trustee appointed as herein provided.

               Trustee Errors and Omissions Policy: An insurance policy covering losses caused by errors or omissions of the Trustee and its personnel.

               Type 1 Mortgage Loan: The Mortgage Loans, if any, identified as such in the Mortgage Loan Schedule as such Mortgage Loan Schedule may be amended from time to time in connection with a substitution pursuant to Section 2.02 or 2.03, serviced under the Wells Fargo Bank Servicing Agreement and having a Mid-Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

               Type 2 Mortgage Loan: The Mortgage Loans, if any, identified as such in the Mortgage Loan Schedule as such Mortgage Loan Schedule may be amended from time to time in connection with a substitution pursuant to Section 2.02 or 2.03, serviced under the Wells Fargo Bank Servicing Agreement and having a Prior Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

               Uncertificated Lower-Tier Interest: Any of the Class A-L1 Interest, Class A-L2 Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest.

               Underwriter: Deutsche Bank Securities Inc.

               Underwriting Guidelines: The underwriting standards for the Mortgage Loans as described in the Prospectus.

               Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

               Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, the principal portion of Net Liquidation Proceeds, the principal portion of Net REO Proceeds, Recoveries and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Liquidation Profits and proceeds of a repurchase of a Mortgage Loan by the Depositor and any Substitution Principal Amounts.

               Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

               Unverified Information: Information regarding the Mortgagor's income, source of income, or assets that is stated on the loan application for a Mortgage Loan by the Mortgagor but not verified in the origination process pursuant to the applicable Underwriting Guidelines at the time of origination.

               Upper-Tier Certificate: Any one of the Class A Certificates (other than the Exchangeable Certificates, that portion of the Residual Certificate represented by the Class A-LR Interest and the portion of the Class A-1 Certificates representing the right to receive payments from the Supplemental Interest Trust Account) and the Class B Certificates.

               Upper-Tier Certificate Account: The trust account established and maintained pursuant to Section 4.01(e).

               Upper-Tier REMIC: One of the two separate REMICs comprising the Trust Estate (other than the Supplemental Interest Trust, the Interest Rate Swap Agreement and the Supplemental Interest Trust Account), the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

               U.S. Person: As defined in Section 4.01(g).

               Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, each Class of Certificates (other than the Exchangeable Certificates) will be entitled to a pro rata portion of the aggregate Voting Interest represented by all Certificates (other than the Exchangeable Certificates) equal to the ratio obtained by dividing the Principal Balance of such Class by the Aggregate Principal Balance. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates (other than the Exchangeable Certificates), each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. As to a Class of Exchangeable Certificates, in the event that all or a portion of the Class or Classes of Exchangeable REMIC Certificates in an Exchangeable REMIC Combination are exchanged for a proportionate portion of the related Exchangeable Combination, each Class or Classes of Exchangeable Certificates included in such Exchangeable Combination will be entitled to its proportionate share of the Voting Interests allocated to such Class or Classes of Exchangeable REMIC Certificates in the related Exchangeable REMIC Combination.

               Wells Fargo Bank: Wells Fargo Bank, N.A., or its successor in interest.

               Wells Fargo Bank Correspondents: The entities identified on a list provided by Wells Fargo Bank to the Master Servicer, from which Wells Fargo Bank purchased the Mortgage Loans.

               Wells Fargo Bank Servicing Agreement: The Servicing Agreement providing for the servicing of those Mortgage Loans that are initially serviced by Wells Fargo Bank.

               WHFIT: A "Widely Held Fixed Investment Trust" as that term is defined in Treasury Regulations Section 1.671-5(b)(22) or successor provisions.

               WHFIT Regulations: Treasury Regulations Section 1.671-5, as amended.

               Section 1.02 Acts of Holders.

               (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this
Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

               (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and none of the Trustee, the Depositor or the Master Servicer shall be affected by any notice to the contrary.

               (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Depositor or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

               Section 1.03 Effect of Headings and Table of Contents.

               The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

               Section 1.04 Benefits of Agreement.

               Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

               Section 2.01 Conveyance of Mortgage Loans.

               (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Depositor in and to (a) the Trust Estate, including all interest and principal received by the Depositor on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Depositor on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans, (d) the right to receive amounts, if any, payable on behalf of any Mortgagor from the Subsidy Account relating to any Subsidy Loan and (e) proceeds of all the foregoing. It is agreed and understood by the Depositor and the Trustee that it is not intended that any mortgage loan be included in the Trust Estate that is a "High-Cost Home Loan" as defined in any of (i) the New Jersey Home Ownership Act, effective November 27, 2003, (ii) the New Mexico Home Loan Protection Act, effective January 1, 2004,
(iii) the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 or (iv) the Indiana Home Loan Practices Act, effective January 1, 2005.

               In connection with such assignment, the Depositor shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Custodian, on or before the Closing Date the following documents or instruments with respect to each Mortgage Loan:

               (i) The original Mortgage Note either (A) endorsed in blank or
        (B) endorsed as provided in Section 2.01(d), with all prior and intervening endorsements as may be necessary to show a complete chain of endorsements or with respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, a lost note affidavit with a copy of the Mortgage Note and, in the case of any Mortgage Loan originated in the State of New York documented by a NYCEMA, the NYCEMA, the new Mortgage Note, if applicable, the consolidated Mortgage Note and the consolidated Mortgage;

               (ii) A recorded original assignment of the related Mortgage from Wells Fargo Bank assigning the related Mortgage to the Trustee (which may be assigned in blank), certified by the recording office, or, if such assignment is in the process of being recorded, a copy of the related Mortgage transmitted for recordation certified by an officer of Wells Fargo Bank or applicable Wells Fargo Bank Correspondent to be a true and correct copy of such assignment submitted for recordation; provided, however, if recordation is not required as described below, an assignment in recordable form (which may be assigned in blank) with respect to the related Mortgage;

               (iii) The original of each assumption agreement, modification, written assurance or substitution agreement pertaining to such Mortgage Note, if any; and

               (iv) For each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

                      (a)    The loan security agreement;

                      (b)    The stock certificate;

                      (c)    The stock power, executed in blank;

                      (d)    The executed proprietary lease;

                      (e)    The executed recognition agreement;

                      (f) The executed UCC-1 financing statement with evidence of recording thereon; and

                      (g) The executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken chain from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

               (b) The Master Servicer shall promptly notify the Depositor, the Trustee and the Custodian of the occurrence of any Document Transfer Event of which the Master Servicer had knowledge. Following the receipt of such notice, the Depositor shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Custodian, no later than the Document Transfer Date, copies (which may be in electronic form mutually agreed upon by the Depositor and the Custodian) of the following additional documents or instruments with respect to each Mortgage Loan; provided, however, that originals of such documents or instruments shall be delivered to the Custodian if originals are required under the law in which the related Mortgaged Property is located in order to exercise all remedies available to the Trust under applicable law following default by the related Mortgagor:

               (i) The original recorded Mortgage with evidence of recordation noted thereon or attached thereto, together with any addenda or riders thereto, or a copy of such recorded Mortgage with such evidence of recordation certified to be true and correct by the appropriate governmental recording office; or a copy of such recorded Mortgage with such evidence of recordation, or if the original Mortgage has been submitted for recordation but has not been returned from the applicable public recording office, a copy of the Mortgage certified by an officer of Wells Fargo Bank or the applicable Wells Fargo Bank Correspondent to be a true and correct copy of the original Mortgage submitted for recordation;

               (ii) The original of each assumption agreement, modification, written assurance or substitution agreement pertaining to such Mortgage, if any, or, if such document is in the process of being recorded, a copy of such document, certified by an officer of Wells Fargo Bank or the applicable Wells Fargo Bank Correspondent of such Mortgage Loan or by the applicable title insurance company, closing agent, settlement agent, escrow agent or closing attorney to be a true and correct copy of such document transmitted for recordation, if any;

               (iii) For each MERS Mortgage Loan that is not a MOM Mortgage Loan, the original assignment showing MERS as the assignee of the Mortgage, with evidence of recording thereon or copies thereof certified by an officer of Wells Fargo Bank or the applicable Wells Fargo Bank Correspondent to have been submitted for recordation;

               (iv) Each original recorded intervening assignment of the Mortgage as may be necessary to show a complete chain of title from the Mortgage Loan originator to Wells Fargo Bank or Wells Fargo Home Mortgage, Inc., with evidence of recordation noted thereon or attached thereto, or a copy of such assignment with such evidence of recordation to be true and correct by the appropriate governmental recording office, or, if any such assignment has been submitted for recordation but has not been returned from the applicable public recording office or is not otherwise available, a copy of such assignment certified by an officer of Wells Fargo Bank or the applicable Wells Fargo Bank Correspondent to be a true and correct copy of the recorded assignment submitted for recordation; and

               (v) The original policy of the title insurance or certificate of title insurance or a written commitment to issue such a title insurance policy or certificate of title insurance, or a copy of such title insurance certified as true and correct by the applicable insurer or any attorney's certificate of title with an Officer's Certificate of Wells Fargo Bank or the applicable Wells Fargo Bank Correspondent that such attorney's certificate of title is customarily used in lieu of a title insurance policy in the jurisdiction in which the related mortgage property is located.

               (c) If any assignment of a Mortgage to the Trustee is in the process of being recorded on the Closing Date, the Depositor shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Custodian promptly following its recordation, but in no event later than one (1) year following the Closing Date. If any Mortgage has been recorded in the name of MERS or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall enforce any obligation of the Servicers under the Servicing Agreements to take all actions as are necessary to cause the Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Depositor shall also cause to be delivered to the Custodian any other original mortgage loan document included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Depositor shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Depositor to cause to be delivered to the Custodian within one (1) year following the Closing Date any assignment of a Mortgage (except with respect to any Mortgage recorded in the name of MERS) not delivered to the Custodian on the Closing Date.

               In lieu of recording an assignment of any Mortgage the Depositor may, deliver or cause to be delivered to the Custodian the assignment of the Mortgage Loan to the Trustee in a form suitable for recordation, if (i) with respect to a particular state the Trustee has received an Opinion of Counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrances of the Mortgaged Property or (ii) the Depositor has been advised by each Rating Agency that non-recordation in a state will not result in a reduction of the rating assigned by that Rating Agency at the time of initial issuance of the Certificates. Set forth on Exhibit K attached hereto is a list of all states where recordation is required by each Rating Agency to obtain the initial ratings of the Certificates. The Custodian may rely and shall be protected in relying upon the information contained in such Exhibit K. In the event that the Custodian receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Custodian shall promptly notify the Trustee and the Custodian shall, within five Business Days (or such other reasonable period of time mutually agreed upon by the Custodian and the Trustee) of its receipt of such notice, deliver each previously unrecorded assignment to the related Servicer for recordation.

               (d) Except for Mortgage Notes endorsed in blank, endorsements shall comply with the following format:

                                WITHOUT RECOURSE
                              PAY TO THE ORDER OF:
                     HSBC BANK USA, NATIONAL ASSOCIATION, AS
                     TRUSTEE under the pooling and servicing
                          agreement dated as of [date];
                         and its successors and assigns,

          [Wells Fargo Bank, N.A.] or [Wells Fargo Home Mortgage, Inc.]
                             [Signature of Officer]
                           [Officer's Name and Title]

               Except where assignments in blank are authorized or in the case of any Mortgage registered in the name of MERS, assignments of any Mortgage shall comply with the following:

                     HSBC BANK USA, NATIONAL ASSOCIATION, AS
                                     TRUSTEE

                         and its successors and assigns

               (e) Concurrently with the execution and delivery of this Agreement, the Depositor shall deliver the Mortgage Loan Schedule to the Trustee, the Master Servicer and the Custodian. The Depositor and the Master Servicer shall provide a copy of the Mortgage Loan Schedule to any Certificateholders upon written request made to it at the addresses set forth on Exhibit F, as the same may be amended from time to time by written notice from such party to the other parties hereto.

               Section 2.02 Acceptance by Custodian.

               Subject to the provisions of the following paragraph, pursuant to the Custodial Agreement, the Custodian, on behalf of the Trustee, will declare that it holds and will hold the documents delivered to it pursuant to Section 2.01(a) above and the other documents constituting a part of the Owner Mortgage Loan Files or Retained Mortgage Loan Files (after the occurrence of a Document Transfer Event) delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. Upon execution of this Agreement, the Custodian will deliver to the Depositor and the Trustee an initial certification in the form of Exhibit N hereto, to the effect that, except as may be specified in a list of exceptions attached thereto, it has received the original Mortgage Notes relating to each Mortgage Loan on the Mortgage Loan Schedule.

               The Custodian will review each Owner Mortgage Loan File within 45 days after execution of this Agreement. The Custodian will deliver no later than 30 days after completion of such review to the Depositor and the Trustee a final certification in the form of Exhibit O hereto to the effect that, except as may be specified in a list of exceptions attached thereto, all required documents set forth in Section 2.01(a) have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule based on a comparison of the Mortgage Loan identifying number, Mortgagor name and street address, and in so doing the Custodian may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon.

               If there are exceptions attached to the final certification, the Depositor shall have a period of 60 days after the date of receipt of the final certification within which to correct or cure any such defects. The Depositor hereby covenants and agrees that, if any material defect is not so corrected or cured, the Depositor will, not later than 60 days after receipt of the final certification referred to above respecting such defects, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to the Repurchase Price or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Depositor set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan (i) shall have a Loan-to-Value Ratio less than or equal to and a Net Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted, (ii) shall have the same Gross Margin and Index as that of the Mortgage Loan for which it is substituted and (iii) shall have the same frequency of mortgage rate adjustment as that of the Mortgage Loan for which it is substituted.

               The Depositor shall determine the Repurchase Price or the eligibility of any Substitute Mortgage Loan and the Trustee shall be protected in relying on such determination.

               In the case of a repurchased Mortgage Loan or property, the Repurchase Price shall be remitted by the Depositor to the Master Servicer for deposit into the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File (and Retained Mortgage Loan File, if required pursuant to Section 2.01(b) hereof) relating thereto shall be delivered to the Custodian and the Substitution Principal Amount (if any), together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and
(ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the applicable Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be remitted by the Depositor to the Master Servicer for deposit into the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Custodian of a Request for Release signed by an officer of the Depositor, the Custodian shall release to the Depositor the Owner Mortgage Loan File (and Retained Mortgage Loan File, if applicable) of the Mortgage Loan being removed. The Trustee shall execute and deliver such instrument of transfer or assignment (or, in the case of a Mortgage Loan registered in the name of MERS or its designee, the Master Servicer shall enforce the obligation of the applicable Servicer under the related Servicing Agreement to take all necessary action to reflect such assignment on the records of MERS), in each case without recourse, as shall be necessary to vest in the Depositor legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Depositor to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Custodian to give the final certification or the Trustee to give any notice within the required time periods shall not affect or relieve the Depositor's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

               The Trustee shall be responsible for enforcing the Depositor's obligations under this Section 2.02. If the Trustee receives written notice from the Custodian or the Master Servicer that the defect is not cured by the Depositor within 60 days after the Trustee's notice, the Trustee shall enforce the Depositor's obligation to repurchase such Mortgage Loan or substitute for such Mortgage Loan in accordance with the provisions of this Section 2.02. In connection with any substitution permitted by this Section 2.02, the Master Servicer shall verify that the unpaid principal balance and the Loan-to-Value Ratio of the Substitute Mortgage Loan satisfy the requirements of this Section 2.02.

               The Master Servicer is hereby directed to execute and deliver, on behalf of the Supplemental Interest Trust, the Interest Rate Swap Agreement.

               If the Interest Rate Swap Agreement is terminated, the Master Servicer shall enter into a replacement interest rate swap agreement upon written direction of the Depositor.

               Section 2.03 Representations and Warranties of the Master Servicer and the Depositor.

               (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders that, as of the date of execution of this Agreement:

               (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

               (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

               (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially affect its performance hereunder;

               (v) Except as otherwise disclosed in the Prospectus, no legal or governmental proceedings are pending (or known to be contemplated) against the Master Servicer that would be material to Certificateholders;

               (vi) Except as otherwise disclosed in the Prospectus, the Master Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Master Servicer under such securitization;

               (vii) Except as otherwise disclosed in the Prospectus, the Master Servicer has not been terminated as master servicer in a residential mortgage loan securitization, either due to a master servicing default or to application of a master servicing performance test or trigger;

               (viii) Except as otherwise disclosed in the Prospectus or otherwise in writing provided by the Master Servicer to the Depositor, there has been no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Master Servicer as a master servicer within the past three (3) years;

               (ix) Except as otherwise disclosed in the Prospectus, no material changes to the Master Servicer's policies or procedures with respect to the master servicing function it will perform under this Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the date of this Agreement;

               (x) Except as otherwise disclosed in the Prospectus, there is no material risk that the Master Servicer's financial condition could affect one or more aspects of the performance by the Master Servicer of its master servicing obligations under this Agreement in a manner that could have a material impact on the performance of the Mortgage Loans or the Certificates; and

               (xi) Except as disclosed in the Prospectus, there are no affiliations, relationships or transactions relating to the Master Servicer and any party identified in Item 1119 of Regulation AB of the type described therein.

               It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian. Upon discovery by any of the Depositor, the Master Servicer or the Trustee of a breach of any of the representations and warranties set forth in this Section 2.03(a), the party discovering such breach shall give prompt written notice, which shall not exceed two days, to the other parties. The Master Servicer shall consult with the Depositor to determine if any such breach is material and any breach determined by the Depositor to be material shall be included by the Master Servicer on the next Distribution Date Statement prepared pursuant to
Section 4.04.

               (b) The Depositor hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

               (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

               (ii) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

               (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Depositor a valid and subsisting first lien on the property described therein and the Depositor has full right to sell and assign the same to the Trustee;

               (iv) Neither the Depositor nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01(a);

               (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Depositor has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

               (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Depositor makes no representations), in a manner which would adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises was intended and to the best of the Depositor's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

               (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Depositor;

               (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Depositor's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

               (ix) The Mortgage Loan meets, or is exempt from, applicable state, federal or local laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

               (x) To the best of the Depositor's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

               (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

               (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Depositor's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

               (xiii) Each Mortgage Loan at the time it was originated complied in all material respects with applicable federal, state and local laws including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws and disclosure laws;

               (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

               (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Depositor is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Depositor's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Depositor, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

               (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
        (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

               (xvii) To the best of the Depositor's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Depositor has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

               (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

               (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

               (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

               (xxi) To the best of the Depositor's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

               (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

               (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

               (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Custodian in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

               (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated;

               (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

               (xxvii) No Mortgage Loan is a "high cost" loan as defined under any federal, state or local law applicable to such Mortgage Loan at the time of its origination;

               (xxviii) No Mortgage Loan is serviced by the Trustee or an affiliate of the Trustee;

               (xxix) No Mortgage Loan (other than a Mortgage Loan that is a New Jersey covered purchase loan) is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current S&P's LEVELS(R) Glossary which is now Version 6.1 Revised, Appendix E) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

               (xxx) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of Wells Fargo Bank, as an originator, or the Mortgagor (except with respect to the accuracy of Unverified Information), or to the best of the Depositor's knowledge, any appraiser, any builder, or any developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

               (xxxi) The Mortgage Loan was underwritten in accordance with the applicable Underwriting Guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner; and

               (xxxii) There is an appraisal of each Mortgaged Property. The appraisal was conducted by an appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan and the appraisal and the appraiser both satisfy the applicable requirements of Title XI of the Financial Institution Reform, Recover, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

               Notwithstanding the foregoing, no representations or warranties are made by the Depositor as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Depositor authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property.

               It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files (and Retained Mortgage Loan Files, if applicable) to the Custodian and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

               (c) Upon discovery by any of the Depositor, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and, except for a breach of the representation and warranty set forth in subsection
(b)(i), where such breach is a result of the Cut-Off Date Principal Balance of a Mortgage Loan being greater, by $25,000 or more, than the Cut-Off Date Principal Balance of such Mortgage Loan indicated on the Mortgage Loan Schedule, that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice (not to exceed two days after discovery) to the other parties to this Agreement and the Custodian (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Depositor shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to the Repurchase Price; provided that if the Depositor is required to repurchase a Mortgage Loan due to a breach of the representation and warranty set forth in subsection (b)(i), where such breach is a result of the Cut-Off Date Principal Balance of a Mortgage Loan being greater, by $25,000 or more, than the Cut-Off Date Principal Balance of such Mortgage Loan indicated on the Mortgage Loan Schedule, such repurchase is only permitted within 90 days of the Closing Date or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. In addition to the foregoing, if a breach of the representation set forth in clause (b)(xiii) or (xxix) of this Section 2.03 occurs as a result of a violation of an applicable predatory or abusive lending law, the Depositor shall reimburse the Trust for all costs and damages including, but not limited to, reasonable attorneys' fees and costs, incurred by the Trust as a result of the violation of such law (such amount, the "Reimbursement Amount"). The Repurchase Price, the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, and any Reimbursement Amount shall be deposited in the Certificate Account. It is understood and agreed, except with respect to the second preceding sentence, that the obligation of the Depositor to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

               The Trustee shall be responsible for enforcing the Depositor's obligations under this Section 2.03. If the Trustee receives written notice from the Master Servicer or the Custodian that such breach is not cured by the Depositor within 60 days after the Trustee's notice, the Trustee shall enforce the Depositor's obligation to repurchase such Mortgage Loan or substitute for such Mortgage Loan in accordance with the provisions of this Section 2.03. In connection with any substitution permitted by this Section 2.03, the Master Servicer shall verify that the unpaid principal balance and the Loan-to-Value Ratio of the Substitute Mortgage Loan satisfy the requirements for a Substitute Mortgage Loan set forth in the third paragraph of Section 2.02.

               Section 2.04 Execution and Delivery of Certificates.

               The Trustee acknowledges (i) the assignment to it of the Mortgage Loans and (ii) the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders. The Trustee acknowledges the delivery of the Owner Mortgage Loan Files to the Custodian, on behalf of the Trustee. The Paying Agent, concurrently with such delivery, has executed and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests, together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

               Section 2.05 Designation of Certificates; Designation of Startup
                            Day and Latest Possible Maturity Date.

               The Depositor hereby designates the Classes of Class A Certificates (other than the Residual Certificate, the Exchangeable Certificates and the portion of the Class A-1 Certificates representing the right to receive payments from the Supplemental Interest Trust Account), the Class A-IO Interest (other than the portion of the Class A-IO Interest representing rights and obligations with respect to the Supplemental Interest Trust) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Interest as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Depositor hereby further designates the Class A-L1 Interest, Class A-L2 Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest as classes of "regular interests" and the Class A-LR Interest as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and the Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and the Lower-Tier REMIC is March 25, 2038 for purposes of Code Section 860G(a)(1).

                                  ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

               Section 3.01 Certificate Account.

               (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Depositor of the location of the Certificate Account and of any change in the location thereof.

               (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clauses (i) and (iii), not later than the Business Day preceding the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

               (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any, and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d);

               (ii) in the case of any Mortgage Loan that is repurchased by the Depositor pursuant to Section 2.02, 2.03, 3.08 or 9.01 or that is auctioned by the Master Servicer pursuant to Section 3.08, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances; and

               (iii) any Compensating Interest for such Distribution Date.

               (c) The Master Servicer may cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to be subject to any Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date may be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized, without any right of reimbursement therefor from the Trust Estate.

               (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial P&I Account maintained in accordance with the applicable Servicing Agreement, if such Custodial P&I Account is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial P&I Account is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

               Section 3.02 Permitted Withdrawals from the Certificate Account.

               (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

               (i) to reimburse the Master Servicer or the Trustee for Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03(a) or any Servicer for Periodic Advances made and Capitalized Advance Amounts created pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Section 2.02, 2.03, 3.08 or 9.01) with respect to which such Periodic Advances were made or Capitalized Advance Amounts were created;

               (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become Nonrecoverable Advances;

               (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

               (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

               (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Depositor) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), Section 6.03, the second or third paragraphs of Section 8.06 or the third sentence of
        Section 8.13(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

               (vi) to pay to the Depositor or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02, 2.03, 3.08 or 9.01 or auctioned pursuant to Section 3.08, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

               (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

               (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

               (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

               (x) to pay to the Master Servicer as additional master servicing compensation any Liquidation Profits which a Servicer is not entitled to pursuant to the applicable Servicing Agreement;

               (xi) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein; and

               (xii) to clear and terminate the Certificate Account pursuant to
        Section 9.01.

               (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account. The Master Servicer shall notify the Depositor and the Trustee of the amount, purpose and party paid pursuant to Section 3.02(a)(v).

               Section 3.03 Advances by Master Servicer and Trustee.

               (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Business Day preceding the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In the event Wells Fargo Bank in its capacity as Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Wells Fargo Bank Servicing Agreement prior to the Business Day preceding the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.14, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of Wells Fargo Bank in its capacity as Servicer or such Other Servicer, as the case may be, (ii) the amount actually advanced by Wells Fargo Bank in its capacity as Servicer or such Other Servicer, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the Business Day preceding the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

               (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer has actual knowledge of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Wells Fargo Bank in its capacity as Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Wells Fargo Bank Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Wells Fargo Bank in its capacity as Servicer, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

               (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and
(v).

               (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

               Section 3.04 Custodian to Cooperate;

     Release of Owner Mortgage Loan Files and Retained Mortgage Loan Files.

               In connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer or applicable Servicer shall confirm that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and the Master Servicer or applicable Servicer shall deliver two copies of any related Request for Release to the Custodian. The Custodian shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File (and Retained Mortgage Loan File, if applicable) to the Master Servicer or such Servicer, as requested by the Master Servicer or such Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

               From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer or Custodian two copies of a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request in hard copy or in electronic format acceptable to the Custodian. The Custodian shall, within five Business Days, release the related Owner Mortgage Loan File (and Retained Mortgage Loan File, if applicable) to the Master Servicer or such Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return the Owner Mortgage Loan File (and Retained Mortgage Loan File, if applicable) to the Custodian by the sixtieth day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or
(ii) the Owner Mortgage Loan File (and Retained Mortgage Loan File, if applicable) or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. Upon receipt of two copies of a Request for Release stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Custodian shall amend its records.

               Upon the occurrence of the event specified in clause (ii) of the preceding paragraph, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

               Section 3.05 Annual Compliance Statements.

               The Master Servicer shall deliver in electronic form, or otherwise make available to the Depositor and the Trustee, and the Master Servicer shall cause each Additional Master Servicer engaged by it and each Servicer to deliver, in electronic form, or otherwise make available, to the Master Servicer, the Trustee and each Rating Agency on or before March 5 of each year or if such day is not a Business Day, the next Business Day (with a 10 calendar day cure period, but in no event later than March 15), commencing in March 2009, a copy of a certificate (followed by a hard copy to the party or parties receiving such certificate within 10 calendar days) in the form required by Item 1123 of Regulation AB, to the effect that (i) an authorized officer of the Master Servicer, the Additional Master Servicer or the applicable Servicer, as the case may be, has reviewed (or a review has been made under his or her supervision of) such party's activities under this Agreement or the applicable Servicing Agreement, in the case of a Servicer, or such other applicable agreement in the case of an Additional Master Servicer, during the prior calendar year or portion thereof and (ii) to the best of such officer's knowledge, based on such review, such party has fulfilled all of its obligations under this Agreement or the applicable Servicing Agreement, in the case of a Servicer, or such other applicable agreement in the case of an Additional Master Servicer, in all material respects throughout the prior calendar year or portion thereof or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. If any of the certificates delivered pursuant to this
Section 3.05 disclose that there has been a failure to fulfill any obligation in any material respect then the Master Servicer shall promptly notify the Depositor and forward a copy of such certificate to the Depositor, and the Depositor shall review such certificate and, if applicable, consult with the Master Servicer as to the nature of any failure to fulfill any obligation under this Agreement or the applicable Servicing Agreement, in the case of a Servicer, or such other applicable agreement in the case of an Additional Master Servicer, in any material respect.

               Section 3.06 Title, Management and Disposition of Any REO
                            Mortgage Loan.

               The Master Servicer shall enforce the obligations of the applicable Servicer to administer each REO Mortgage Loan at all times so that each REO Mortgage Loan qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of a REO Mortgage Loan, the Custodian shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File, Retained Mortgage Loan File, if applicable, and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Custodian shall have no further responsibility with regard to such Owner Mortgage Loan File, Retained Mortgage Loan File, if applicable, or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

               Section 3.07 Amendments to Servicing Agreements, Modification of
                            Standard Provisions.

               (a) Subject to the prior written consent of the Trustee pursuant to Section 3.07(b) and the prior written consent of the Depositor, the Master Servicer may, from time to time, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the applicable Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Depositor such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

               (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity, to further effect or protect the rights of the Certificateholders or
(ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

               (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day), (B) to the Wells Fargo Bank Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day) or (C) to a Servicing Agreement for the purpose of effecting or facilitating compliance by the applicable Servicer with Regulation AB or to conform a Servicing Agreement to industry practices relating to Regulation AB.

               (ii) The Master Servicer may direct Wells Fargo Bank in its capacity as Servicer to enter into an amendment to the Wells Fargo Bank Servicing Agreement for the purposes described in Section 3.07(c)(i)(B) or (C).

               Section 3.08 Oversight of Servicing.

               The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of, waiver from, or otherwise follow the instructions of the Master Servicer. In the case of any request for waiver from a Servicer, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. The Master Servicer shall not waive compliance by a Servicer with those provisions of its Servicing Agreement which are required to enable the Depositor and the Master Servicer to satisfy the Trust's ongoing reporting obligations under the Exchange Act. In addition, in no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates, would be inconsistent with the requirements of Regulation AB or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by either Rating Agency to the Certificates, (ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause
(ii) or (iii) of the preceding sentence.

               With respect to any modification of a Mortgage Loan that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there shall be delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence; provided, however, that no such Opinion of Counsel need be delivered if the sole purpose of the modification is to reduce the Monthly Payment on a Mortgage Loan as a result of a Curtailment such that the Mortgage Loan is fully amortized by its original maturity date.

               During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to cause such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

               The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

               The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to the requirements of Section 6.06) through one or more Subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its Subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

               The Depositor shall have a limited option to repurchase any defaulted Mortgage Loan or REO Mortgage Loan during the following time periods:
(i) beginning on the first day of the second month following the month in which the Master Servicer has reported that a Servicer has initiated foreclosure proceedings with respect to such a defaulted Mortgage Loan, with such repurchase option expiring on the last day of such second following month; (ii) beginning on the first day of the second month following the month in which the Master Servicer has reported that such defaulted Mortgage Loan has become an REO Mortgage Loan, with such repurchase option expiring on the last day of such second following month; and (iii) beginning on the day on which a Servicer accepts a contractual commitment by a third party to purchase the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan, with such repurchase option expiring on the earlier of the last day of the month in which such contractual commitment was accepted by the Servicer or the day immediately prior to the day on which the closing occurs with respect to such third party purchase of the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan. The Depositor shall be entitled to repurchase at its option any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, Wells Fargo Bank requests the Depositor to repurchase and to sell to Wells Fargo Bank to facilitate the exercise of Wells Fargo Bank's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any Mortgage Loan repurchased pursuant to this paragraph shall be the Repurchase Price. Upon the receipt of such Repurchase Price, the Master Servicer shall provide to the Trustee the certification required by Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Depositor the Owner Mortgage Loan File and Retained Mortgage Loan File, if applicable, relating to the Mortgage Loan being repurchased.

               In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Trustee is unable to enforce the obligation of the Depositor to purchase such Mortgage Loan pursuant to Section
2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Custodian shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File, Retained Mortgage Loan File, if applicable, and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Custodian shall have no further responsibility with regard to such Owner Mortgage Loan File, Retained Mortgage Loan File, if applicable, or Servicer Mortgage Loan File. None of the Trustee, the Custodian, the Master Servicer or any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

               The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or the Lower-Tier REMIC.

               At the direction of the Depositor, the Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates (such entity, a "Special Servicer"), such agreement (a "Special Servicing Agreement") to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may (a) purchase any Mortgage Loans that are more than 180 days delinquent and (b) instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

               The Master Servicer shall monitor the rating of Wells Fargo & Company and upon the occurrence of a Document Transfer Event relating to such rating, shall promptly notify the Depositor, Trustee and Custodian of the occurrence of such Document Transfer Event.

               Section 3.09 Termination and Substitution of Servicing
                            Agreements.

               Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Depositor and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Based upon such certification, the Master Servicer, or if provided by the applicable Other Servicing Agreement and upon written direction of the Master Servicer, the Trustee, shall promptly terminate such Other Servicing Agreement. The Trustee shall terminate the Wells Fargo Bank Servicing Agreement in accordance with the provisions of Article 19 thereof. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of a Servicing Agreement at the direction of the Master Servicer except to the extent that such claims, liabilities, costs and expenses are incurred as a result of the bad faith, willful misfeasance or gross negligence of the Trustee in the performance of its obligations hereunder. To the extent that the costs and expenses (including any amounts paid by the Master Servicer pursuant to the immediately preceding sentence) of the Master Servicer related to any termination of an Other Servicer, appointment of a successor servicer to an Other Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Other Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of an Other Servicer as a result of an event of default by such Other Servicer, (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with the related Other Servicing Agreement and (iii) any costs incurred by the Trustee in connection with a servicing transfer) are not fully and timely reimbursed by the terminated Other Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Certificate Account. To the extent that the costs and expenses of the Trustee related to any termination of Wells Fargo Bank, as a Servicer under the Wells Fargo Bank Servicing Agreement, appointment of a successor to Wells Fargo Bank as a Servicer or the transfer and assumption of servicing by the Trustee with respect to the Wells Fargo Bank Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of Wells Fargo Bank as a Servicer as a result of an event of default by Wells Fargo Bank as Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with the Wells Fargo Bank Servicing Agreement) are not fully and timely reimbursed by Wells Fargo Bank as a Servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Certificate Account. If the Master Servicer or Trustee terminates an Other Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. If the Trustee terminates the Wells Fargo Bank Servicing Agreement, the Trustee shall enter into a substitute Servicing Agreement with another mortgage loan service company acceptable to the Trustee and each Rating Agency under which such substitute servicer shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by Wells Fargo Bank, in its capacity as Servicer, under such terminated Servicing Agreement. It is understood and acknowledged by the parties hereto that there will be a period of transition not to exceed ninety (90) days before the servicing functions can be transferred to such substitute servicer. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by an Other Servicer and the transition period relating to the transfer of such servicing expires, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by an Other Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

               Section 3.10 Application of Net Liquidation Proceeds.

               For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

               Section 3.11 Assessment of Servicing Compliance; Registered
                            Public Accounting Firm Attestation Reports.

               (a) The Master Servicer, at its own expense, shall furnish to the Depositor, and the Trustee, any Special Servicer (if applicable) and the Custodian, at their own expense, shall furnish, or otherwise make available, and shall cause any Servicing Function Participant engaged by any such party to furnish, and the Master Servicer shall use reasonable effort to cause each Servicer to furnish with respect to such Servicer and each Servicing Function Participant engaged by such Servicer and identified to the Master Servicer, at such party's expense, to the Master Servicer, not later than March 5 of each year, or if such day is not a Business Day, the next Business Day (with a 10 day cure period, but in no event later than March 15), commencing in March 2009, a copy of a report, followed by a hard copy to the Master Servicer within 10 calendar days, signed by an authorized officer of the Master Servicer, the Trustee, the Custodian, the Servicing Function Participant, the Special Servicer (if applicable) or the applicable Servicer, as applicable, on assessment of compliance with, at a minimum, the Relevant Servicing Criteria that contains:

               (i) a statement by such party of its responsibility for assessing compliance with the Servicing Criteria applicable to it;

               (ii) a statement that such party used the Servicing Criteria applicable to it to assess compliance with the Servicing Criteria;

               (iii) such party's assessment of compliance with the Servicing Criteria applicable to it as of and for the preceding fiscal year, including, if there had been any material instance of noncompliance with the Servicing Criteria applicable to it, identifying each such failure and the nature and status thereof; and

               (iv) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the Servicing Criteria applicable to it as of and for the preceding fiscal year;

provided, however that no such assessment shall be required with respect to any Servicing Function Participant who would not be considered a separate "party participating in the servicing function" for purposes of Item 1122 of Regulation AB, as then interpreted by the Commission. In the event of any disagreement among any of the parties hereto regarding the application of the Commission's interpretation to a particular Servicing Function Participant, the determination of the Master Servicer shall be binding.

               No later than 30 days following the end of each fiscal year, the Master Servicer shall forward to the Depositor the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Master Servicer submits its assessments to the Depositor, it will also at such time include the assessment (and attestation pursuant to Section 3.11(b)) of each Servicing Function Participant engaged by it.

               No later than 30 days following the end of each fiscal year, each of the Trustee, any Special Servicer (if applicable) and the Custodian (so long as the Custodian is not the Master Servicer) shall forward to the Master Servicer the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Trustee, any Special Servicer (if applicable) and the Custodian (so long as the Custodian is not the Master Servicer) submit their assessments to the Master Servicer, each such party will also at such time include the assessment (and attestation pursuant to Section 3.11(b)) of each Servicing Function Participant engaged by it.

               The Master Servicer shall confirm that the assessments address the Relevant Servicing Criteria for each party as set forth on Exhibit R or in the applicable Servicing Agreement or the applicable Special Servicing Agreement and shall notify the Depositor of any exceptions and deliver the assessment of compliance containing such exceptions. Promptly after receipt of each such report on assessment of compliance, the Depositor shall review each such report and, if applicable, consult with the Master Servicer, the Trustee, the Custodian, any Special Servicer (if applicable) and any Servicing Function Participant as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by the Master Servicer, the Trustee, the Custodian, any Servicer, any Special Servicer (if applicable), or any Servicing Function Participant engaged by such parties.

               (b) The Master Servicer, at its own expense, shall cause a registered public accounting firm which is a member of the Institute of Certified Public Accountants to furnish to the Depositor, and each of the Trustee, the Custodian and any Special Servicer (if applicable) at their own expense, shall cause, and shall cause any Servicing Function Participant engaged by any such party from which an assessment of servicing compliance is required pursuant to Section 3.11 (a), at such party's expense, to cause, and the Master Servicer shall use reasonable efforts to cause each Servicer, at such Servicer's expense, with respect to such Servicer and each Servicing Function Participant engaged by such Servicer and identified to the Master Servicer, to cause a registered public accounting firm which is a member of the Institute of Certified Public Accountants to furnish to the Master Servicer, not later than March 5 of each year, or if such day is not a Business Day, the next Business Day (with a 10 calendar day cure period, but in no event later than March 15), commencing in March 2009, an electronic report (with a hard copy to follow within 10 calendar days) to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and
(ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such party's assessment of compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. If requested by the Master Servicer or the Depositor, such report shall contain or be accompanied by a consent of such accounting firm to the inclusion or incorporation of such report in the Depositor's Registration Statement on Form S-3 relating to the Certificates and the Trust's Form 10-K.

               Promptly after receipt of such report from the Master Servicer, the Depositor shall review the report and, if applicable, consult with the Master Servicer if any such report (i) states that the party's assessment of compliance was not fairly stated in a material respect or (ii) is unable to state an overall opinion.

               Promptly after receipt of such report from the Trustee, the Custodian, the applicable Servicer, the Special Servicer (if applicable), or any Servicing Function Participant engaged by such parties, the Master Servicer shall review the report and shall promptly notify the Depositor if any such report (i) states that the party's assessment of compliance was not fairly stated in a material respect or (ii) is unable to state an overall opinion and the Depositor shall promptly review each such report and the Depositor and the Master Servicer shall consult with the parties to which such report relates.

               The Master Servicer shall make available any report from the Master Servicer, the Trustee, the Custodian, the applicable Servicer, the Special Servicer (if applicable), or any Servicing Function Participant furnished pursuant to Section 3.05 and this Section 3.11, as well as any documents incorporated by reference into the Prospectus (to the extent such documents are either in its possession or have been filed with the Commission), to any Certificateholder requesting such information.

               Section 3.12 Exchange Act Reports.

               (a) Within 15 days after each Distribution Date, the Master Servicer shall prepare, an authorized officer of the Master Servicer shall sign, and the Master Servicer shall file with the Commission, on behalf of the Trust, any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Master Servicer shall file each Form 10-D with a copy of the related Distribution Date Statement attached thereto. Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall be reported by the parties set forth on Exhibit S and directed and approved by the Depositor, and the Master Servicer will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure (other than with respect to itself) absent such reporting, direction and approval. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Master Servicer will follow the procedures set forth in Section 3.12(d). Promptly (but no later than 1 Business Day) after filing with the Commission, the Master Servicer will make available on its internet website a final executed copy of each Form 10-D.

               For so long as the Trust is subject to the Exchange Act reporting requirements, within five (5) calendar days after the related Distribution Date, the parties identified on Exhibit S shall (i) provide to the Master Servicer and the Depositor, to the extent known by a Responsible Officer, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Master Servicer and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable and (ii) include with such Additional Form 10-D Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit V, and the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Master Servicer has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit S of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure; except that the Master Servicer shall enforce the obligations of the Servicers under the Servicing Agreements. After preparing the Form 10-D, if the Form 10-D contains any Additional Form 10-D Disclosure, the Master Servicer shall forward electronically a draft copy of the Form 10-D to the Depositor for review. Each party to this Agreement acknowledges that the performance by the Master Servicer of its duties under this Section 3.12(a) relating to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.12(a). The Master Servicer shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Master Servicer's inability or failure to receive, on a timely basis, any information from any other party hereto, any Servicer, the Custodian or any Special Servicer (if applicable) needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct. The Depositor will be responsible for any reasonable fees assessed and expenses incurred by the Master Servicer in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

               (b) Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2009, the Master Servicer shall prepare, a senior officer of the Master Servicer in charge of the master servicing function shall sign, and the Master Servicer shall file with the Commission, on behalf of the Trust, a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Master Servicer within the applicable timeframes set forth in this Agreement, the related Servicing Agreements, the Custodial Agreement or, if applicable, the Special Servicing Agreement:

               (i) an annual compliance statement for the Master Servicer, any Additional Master Servicer and each Servicer, as described under Section 3.05;

               (ii) (A) the annual reports on assessment of compliance with servicing criteria for the Master Servicer, the Trustee, each Servicer, the Custodian, any Special Servicer (if applicable), and each Servicing Function Participant, as described under Section 3.11(a), and (B) if any party's report on assessment of compliance with Servicing Criteria described under Section 3.11(a) identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any party's report on assessment of compliance with servicing criteria described under Section 3.11(a) is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation of why such report is not included;

               (iii) (A) the registered public accounting firm attestation report for each of the Master Servicer, the Trustee, each Servicer, the Custodian, any Special Servicer (if applicable), and each Servicing Function Participant, as described under Section 3.11(b), and (B) if any registered public accounting firm attestation report described under
        Section 3.11(b) identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation of why such report is not included; and

               (iv) a certification, signed by a senior officer of the Master Servicer in charge of the master servicing function, in the form attached hereto as Exhibit P or in such other form as may be required by Rules 13a-14 and 15d-14 under the Exchange Act, as applicable, and any directives or interpretations thereof by the Commission (the "Sarbanes-Oxley Certification").

               Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Exhibit T and directed and approved by the Depositor, and the Master Servicer will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure (other than with respect to itself) absent such reporting, direction and approval. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Master Servicer will follow the procedures set forth in Section 3.12(d). Promptly (but no later than 1 Business Day) after filing with the Commission, the Master Servicer will make available on its internet website a final executed copy of each Form 10-K.

               No later than March 5 (with a 10 calendar day cure period, but in no event later than March 15) of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in March 2009, (i) the parties identified on Exhibit T shall provide to the Master Servicer and the Depositor, to the extent known by a Responsible Officer, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Master Servicer and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, and (ii) the parties identified on Exhibit T shall include with such Additional Form 10-K Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit V, and the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Master Servicer has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit T of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information; except that the Master Servicer shall enforce the obligations of the Servicers under the Servicing Agreements. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Master Servicer in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

               After preparing the Form 10-K, if the Form 10-K contains any Additional Form 10-K Disclosure, the Master Servicer shall forward electronically a draft copy of the Form 10-K to the Depositor for review. Each party to this Agreement acknowledges that the performance by the Master Servicer of its duties under this Section 3.12(b) relating to the timely preparation and filing of Form 10-K is contingent upon such parties strictly observing all applicable timeframes in the performance of their duties under Sections 3.05,
3.11 or this Section 3.12(b). The Master Servicer shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Master Servicer's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto, any Servicer, any Special Servicer (if applicable) or the Custodian needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

               (c) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and if directed by the Depositor, the Master Servicer shall prepare, an authorized officer of the Master Servicer shall sign, and the Master Servicer shall file with the Commission, on behalf of the Trust, any Form 8-K, as required by the Exchange Act, provided that the Depositor shall prepare and file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Exhibit U and directed and approved by the Depositor, and the Master Servicer will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information (other than with respect to itself) absent such reporting, direction and approval. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Master Servicer will follow the procedures set forth in Section 3.12(d). Promptly (but no later than 1 Business Day) after filing with the Commission, the Master Servicer will, make available on its internet website a final executed copy of each Form 8-K.

               For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the second Business Day after the occurrence of a Reportable Event (i) the parties identified on Exhibit U shall provide to the Master Servicer and the Depositor, to the extent known by a Responsible Officer, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Master Servicer and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, and (ii) the parties identified on Exhibit U shall include with such Additional Form 8-K Disclosure, an Additional Disclosure Notification in the form attached hereto as
Exhibit V and the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Master Servicer has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit U of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information; except that the Master Servicer shall enforce the obligations of the Servicers under the Servicing Agreements. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Master Servicer in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

               After preparing the Form 8-K, the Master Servicer shall forward electronically a draft copy of the Form 8-K to the Depositor for review. Each party to this Agreement acknowledges that the performance by the Master Servicer of its duties under this Section 3.12(c) relating to the timely preparation and filing of Form 8-K is contingent upon such party strictly observing all applicable timeframes in the performance of its duties under this Section 3.12(c). The Master Servicer shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Master Servicer's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto, any Servicer, the Custodian or any Special Servicer (if applicable) needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

               (d) In the event that the Master Servicer is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Master Servicer will promptly notify the Depositor and, in the case of Form 10-D or 10-K, the Master Servicer will prepare, sign and file a Form 12b-25 pursuant to Rule 12b-25 of the Exchange Act not later than the Business Day following the due date of the applicable report. Within five days following the due date of any Form 10-D as to which it has filed a Form 12b-25, the Master Servicer shall prepare, sign and file the related Form 10-D. Within 15 days following the due date of any Form 10-K as to which it has filed a Form 12b-25, the Master Servicer shall prepare, sign and file the related Form 10-K. In the case of Form 8-K, the Master Servicer will, upon receipt of all required Form 8-K Disclosure Information and at the direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, the Master Servicer will notify the Depositor and each party whose cooperation is required in connection with the preparation of such amendment; provided however that such notice shall not be required in connection with an amendment to Form 10-D due to a revision made to any Distribution Date Statement. Any amendment to any previously filed Form 8-K, 10-D or 10-K shall be prepared, signed and filed by the Master Servicer. The parties to this Agreement acknowledge that the performance by the Master Servicer of its duties under this Section 3.12(d) related to the timely preparation and filing of a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section. The Master Servicer shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Master Servicer's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto, any Servicer, the Custodian or any Special Servicer (if applicable) needed to prepare, arrange for execution or file such Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

               (e) Unless otherwise instructed by the Depositor, on or prior to January 30 of the first year in which the Master Servicer is able to do so under applicable law, the Master Servicer shall prepare, an authorized officer of the Master Servicer shall sign, and the Master Servicer shall file with the Commission, on behalf of the Trust, a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act. At the beginning of any year after the filing of a Form 15, if the number of Certificateholders of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Master Servicer shall recommence preparing and filing reports on Forms 10-D, 10-K and 8-K as required pursuant to this Section.

               (f) To the extent the Master Servicer is obligated to give any notice to the Depositor pursuant to this Section 3.12, such notice may, notwithstanding the provisions of Section 10.05 of this Agreement, be delivered via facsimile to 240-586-5983 or via electronic mail to Structuredfinance-frederick@wellsfargo.com.

                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

               Section 4.01 Distributions.

               (a) Amounts allocated to a Class of Exchangeable REMIC Certificates pursuant to this Section 4.01(a) will be calculated assuming no exchanges have ever occurred. Exchangeable Certificates will receive distributions in accordance with Section 4.01(h) and will not be allocated amounts under this Section 4.01(a). On each Distribution Date, the Pool Distribution Amount will be allocated in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

               first, to the Classes of Class A Certificates, pro rata, based upon their respective Interest Accrual Amounts or, in the case of the Class A-1 Certificates, their Calculated Interest Amount, in an aggregate amount up to the Class A Interest Accrual Amount with respect to such Distribution Date;

               second, to the Classes of Class A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Class A Unpaid Interest Shortfall;

               third, to the Classes of Class A Certificates, in an aggregate amount up to the Class A Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable;

               fourth, to the Class B-1 Certificates, in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

               fifth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

               sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount;

               seventh, to the Class B-2 Certificates, in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

               eighth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

               ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount;

               tenth, to the Class B-3 Certificates, in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

               eleventh, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

               twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount;

               thirteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

               fourteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

               fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount;

               sixteenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

               seventeenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

               eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount;

               nineteenth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

               twentieth, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

               twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; and

               twenty-second, to the Holder of the Class A-R Certificate (i) in respect of the Class A-R Interest, any amounts remaining in the Upper-Tier Certificate Account and (ii) in respect of the Class A-LR Interest, any amounts remaining in the Payment Account.

               Amounts allocated on a Distribution Date to a Class of Certificates in the priorities set forth above shall be distributed on such Distribution Date to each such Class in accordance with such priorities; provided that, amounts allocated to the Class A-1 Certificates pursuant to priorities first and second above will be distributed in the following order:

               (I) to the Supplemental Interest Trust Account, an amount equal to any Net Swap Payment owed to the Swap Provider for such Distribution Date;

               (II) to the Supplemental Interest Trust Account, an amount equal to any Replacement Swap Provider Payment owed to the replaced Swap Provider and, without duplication, any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider for such Distribution Date;

               (III) to the Class A-1 Certificates, an amount up to their Interest Accrual Amount for such Distribution Date;

               (IV) to the Class A-1 Certificates, an amount up to the portion of the Class A Unpaid Interest Shortfall, if any, actually borne by the Class A-1 Certificates;

               (V) to the Supplemental Interest Trust Account, an amount up to any Swap Termination Payment resulting from a Swap Provider Trigger Event owed to the Swap Provider for such Distribution Date to the extent not paid from a Replacement Swap Provider Payment; and

               (VI) to the beneficial owner of the Class A-IO Interest.

               Notwithstanding the foregoing, after the Principal Balance of any Class has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

               On each Distribution Date, any Reimbursement Amount shall be allocated sequentially to the Classes of Certificates (other than Exchangeable Certificates) then outstanding which bore the loss to which such Reimbursement Amount relates beginning with the most senior of such Class of Certificates, up to, with respect to each Class, the amount of loss borne by such Class. Any amount allocated to a Class shall be distributed to such Class subject to
Section 4.01(h). Any Reimbursement Amount remaining after the application described in the preceding two sentences shall be included in the Pool Distribution Amount.

               With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class B Certificates will be allocated to the Classes of Class A Certificates (other than Exchangeable Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

               Distributions on the Uncertificated Lower-Tier Interests. Each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class or Classes as provided herein. Each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest in an amount equal to the Interest Accrual Amounts or Calculated Interest Amount, as applicable, and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class or Classes, in each case to the extent actually distributed thereon. For this purpose, the Interest Accrual Amount for the Class A-1 Certificates is deemed to include distributions of interest with respect to the Class A-IO Interest and the regular interest represented by the Class A-1 Certificates. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

               As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Principal Balances of the respective Corresponding Upper-Tier Class or Classes. The initial principal balance of each Uncertificated Lower-Tier Interest equals the Original Principal Balances of the respective Corresponding Upper-Tier Class or Classes.

               The pass-through rate with respect to the Class A-L1 Interest, Class A-L2 Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest shall be the Net WAC of the Mortgage Loans. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

               (b) The allocation of the Class A Principal Distribution Amount to a Class of Exchangeable REMIC Certificates will be made assuming no exchanges have ever occurred. Amounts distributable to Exchangeable Certificates will be made as described in Section 4.01(h). On each Distribution Date occurring prior to the Subordination Depletion Date, the Class A Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Class A Certificates, sequentially, as follows:

               first, to the Class A-R Certificate; and

               second, concurrently, to the Class A-1 and Class A-2 Certificates, pro rata.

               (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Subordination Depletion Date, the Class A Principal Distribution Amount shall be distributed among the Classes of Class A Certificates, pro rata, in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

               (d)(i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive unscheduled principal distributions (other than Liquidation Proceeds that are not Partial Liquidation Proceeds) with respect to any Distribution Date, the following tests shall apply:

               (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of such unscheduled principal; or

               (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of such unscheduled principal; or

               (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of such unscheduled principal; or

               (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of such unscheduled principal; or

               (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of such unscheduled principal.

               (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate principal distributions to Holders of the Classes of Class B Certificates would reduce the Principal Balances of the Classes of Class B Certificates below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of unscheduled principal pursuant to clause (i) shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive such distributions of unscheduled principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive such unscheduled principal distributions for the purpose of applying the definition of its Class B Prepayment Percentage.

               (e) The Master Servicer shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account (provided that such account may be deemed a sub-account of the Payment Account so long as the Master Servicer is the Paying Agent). On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Depositor), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, be deemed to deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount. The Master Servicer may clear and terminate the Upper-Tier Certificate Account pursuant to
Section 9.01.

               (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Depositor), the Paying Agent shall from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of amounts distributable to each Class.

               In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Residual Certificate) or the Principal Balance of any Class of Class B Certificates would be reduced to zero or, in the case of a Class of Exchangeable Certificates, the Principal Balance of the Related Exchangeable REMIC Certificates, would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send notice to the Paying Agent. The Paying Agent shall then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Certificate Registrar therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a).

               (g) The Paying Agent shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

               (h) (i) An Exchangeable Combination consisting of Outstanding Exchangeable Certificates will receive its proportionate share of distributions in respect of interest allocated to the Related Exchangeable REMIC Certificates pursuant to Section 4.01(a) and Section 9.01. Such amount of interest will then be distributed, concurrently, to the Classes of Exchangeable Certificates within such Exchangeable Combination, in proportion to the product of each Class's Pass-Through Rate and its Maximum Principal Balance or Maximum Notional Amount on such Distribution Date.

               (ii) An Exchangeable Combination consisting of Outstanding Exchangeable Certificates will receive its proportionate share of distributions in respect of principal allocated to the Related Exchangeable REMIC Certificates pursuant to Sections 4.01(b) and (c) and Section 9.01. Such amount of principal will then be distributed (i) in the case of Exchangeable Combination 1, concurrently, to the Class A-3 and Class A-4 Certificates in proportion to each Class's Maximum Principal Balance or (ii) in the case of Exchangeable Combination 2, to the Class A-5 Certificates.

               (iii) An Exchangeable Combination consisting of Outstanding Exchangeable Certificates will receive its proportionate share of any Principal Adjustment or Reimbursement Amount allocated to the Related Exchangeable REMIC Certificates. Any such Principal Adjustment or Reimbursement Amount will then be allocated (x) in the case of Exchangeable Combination 1, to the Class A-3 and Class A-4 Certificates based on their proportionate share based on the Maximum Principal Balances in the case of any Principal Adjustment and on the amount of loss borne by such Classes in the case of any Reimbursement Amount or (y) in the case Exchangeable Combination 2, to the Class A-5 Certificates.

               Section 4.02 Allocation of Realized Losses.

               (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions) will be allocated as follows:

               first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

               second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

               third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

               fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

               fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

               sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

               seventh, to the Class A Certificates (other than the Exchangeable Certificates).

               This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance through the operation of the definitions of Principal Balance, Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

               A Class of Outstanding Exchangeable Certificates will be allocated its proportionate share (based on Maximum Principal Balance) of (i) any decrease in the Principal Balance of the Class or Classes of Related Exchangeable REMIC Certificates as a result of the application of the third or fourth sentences of the definition of Principal Balance or (ii) any increase in the Principal Balance of the Class or Classes of Related Exchangeable REMIC Certificates as a result of the application of the third or fifth sentences of the definition of Principal Balance. In addition, the Class A-4 Certificates will also bear the principal portion of any Realized Losses that would have been allocated to the Class A-3 Certificates pursuant to this paragraph until the Maximum Principal Balance of the Class A-4 Certificates has been reduced to zero.

               (b) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) shall be allocated among the Certificates of such Class based on their Percentage Interests.

               (c) With respect to any Distribution Date after the Subordination Depletion Date, the interest portion of Realized Losses will be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages; provided that, for federal tax purposes, the interest portion of any Realized Loss allocated to the Class A-1 Certificates will be borne by the Class A-IO Interest to the extent of any interest the Class A-IO Interest is otherwise entitled to receive on the Distribution Date (including amounts to be paid pursuant to Section 4.09 to the Swap Provider).

               (d) Realized Losses allocated in accordance with this Section
4.02 will be allocated as follows: (i) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses and Realized Losses as a result of Servicer Modifications incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Mid-Month Receipt Period will be allocated on the Determination Date in the month following the month in which such Mid-Month Receipt Period ended and (ii) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses and Realized Losses as a result of Servicer Modifications incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Prior Month Receipt Period will be allocated on the Determination Date in the second month following the month which is such Prior Month Receipt Period.

               (e) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class or Classes as provided above.

               (f) With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

               Section 4.03 Paying Agent.

               (a) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account (unless the Master Servicer is the Paying Agent, in which case, the Certificate Account may be the Payment Account) and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to
Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, an amount equal to the Pool Distribution Amount. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the institution that maintains such account, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to
Section 9.01.

               (b) Wells Fargo Bank is hereby appointed as initial Paying Agent to make distributions to Certificateholders and to make available to Certificateholders the Distribution Date Statements and the annual statements required by Section 4.04. The Trustee may, at any time, remove or replace the Paying Agent, other than Wells Fargo Bank for so long as Wells Fargo Bank is acting as the Master Servicer. If Wells Fargo Bank is no longer acting as Master Servicer, the Master Servicer shall pay, from its own funds, the reasonable compensation of any Paying Agent other than Wells Fargo Bank.

               The Trustee shall cause any Paying Agent that is not HSBC Bank USA, National Association or Wells Fargo Bank to execute and deliver to the Trustee an instrument (a "Paying Agent Agreement") in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

               (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

               (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount;

               (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent; and

               (iv) if the Depositor or Master Servicer determine it necessary in order to comply with the requirements of Regulation AB, provide to the Master Servicer the assessment of compliance and accountants report provided for in Section 3.11 with respect to the Servicing Criteria set forth in Item 1122(d) of Regulation AB applicable to the duties of the Paying Agent.

               Section 4.04 Statements to Certificateholders; Reports to the Trustee and the Depositor.

               (a) On each Distribution Date, the Master Servicer shall make available in accordance with subsection (b) of this Section 4.04 to each Holder of a Certificate, the Trustee, the Paying Agent and the Depositor a statement (the "Distribution Date Statement") setting forth:

               (i) the applicable Determination Date, the applicable Record Date and the actual Distribution Date;

               (ii) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, assuming, in the case of a Class of Exchangeable REMIC Certificates, that no exchanges have occurred and, in the case of a Class of Exchangeable Certificates, that all exchanges have occurred, separately identifying the aggregate amount of any Unscheduled Principal Receipts and Liquidation Proceeds included therein and the Principal Balance of each Class of Class A Certificates (other than a Class of Exchangeable Certificates) and the Maximum Principal Balance of each Class of Exchangeable Certificates;

               (iii) (A) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, assuming, in the case of a Class of Exchangeable REMIC Certificates, that no exchanges have occurred and, in the case of a Class of Exchangeable Certificates, that all exchanges have occurred, (B) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (C) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (D) the amount of any Non-Supported Interest Shortfalls allocated to each Class of Class A Certificates for such Distribution Date, (E) the amount of any Relief Act Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (F) for each Class of Exchangeable Certificates, comparable information to that required in clauses (B), (C), (D) and (E) assuming all exchanges have occurred based on such Class' proportionate share of such amounts allocated to the Related Exchangeable REMIC Certificates;

               (iv) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts and Liquidation Proceeds included therein and the Principal Balance of each Class of Class B Certificates;

               (v) (A) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (B) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates (C) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (D) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date and (E) the amount of any Relief Act Shortfall allocated to each Class of Class B Certificates for such Distribution Date;

               (vi) the amount of any Periodic Advance by or reimbursed to any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

               (vii) the number and aggregate principal balance of Mortgage Loans outstanding, the weighted average Mortgage Interest Rate and weighted average remaining term to maturity of the Mortgage Loans outstanding and the cumulative prepayment amounts, in each case, as of the preceding Determination Date;

               (viii) the number and aggregate principal balances of the Mortgage Loans by range of current Mortgage Interest Rates;

               (ix) the pool factors for such Distribution Date;

               (x) the beginning and ending balance of the Certificate Account;

               (xi) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates (other than a Class of Exchangeable Certificates), the Maximum Principal Balance of each Class of Exchangeable Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates prior to and after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

               (xii) the Adjusted Pool Amount and the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date;

               (xiii) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by Wells Fargo Bank in its capacity as Servicer and, collectively, by the Other Servicers as of such Distribution Date;

               (xiv) the Class A Percentage for such Distribution Date;

               (xv) the Class A Prepayment Percentage for such Distribution
        Date;

               (xvi) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for such Distribution Date;

               (xvii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for such Distribution Date;

               (xviii) the number and aggregate principal balances of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure or bankruptcy), grouping such delinquent Mortgage Loans in 30 day increments up to 180 days delinquent (determined in accordance with the Mortgage Bankers' Association delinquency methodology), (B) in foreclosure, as of the close of business on the last day of the calendar month preceding the Distribution Date and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding the Distribution Date;

               (xix) the number and aggregate principal balances of the Mortgage Loans that are REO Mortgage Loans as of the Determination Date immediately preceding such Distribution Date;

               (xx) the aggregate amount of Realized Losses incurred during the preceding calendar month;

               (xxi) any expenses or indemnification amounts paid by the Trust, the specific purpose of each payment and the parties to whom the payments were made;

               (xxii) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

               (xxiii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

               (xxiv) the amount of PMI Advances made by a Servicer, if any;

               (xxv) the Class A Pass-Through Rate for each Class of Class A Certificates and the Class B Pass-Through Rate for each Class of Class B Certificates;

               (xxvi) the amount of any Net Swap Payments, Swap Termination Payments (if any) and Replacement Swap Provider Payments (if any), for such Distribution Date;

               (xxvii) the amount paid to the beneficial owner of the Class A-IO Interest for such Distribution Date;

               (xxviii) any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments since the previous Distribution Date;

               (xxix) in the case of the Interest Only Certificates, the Maximum Notional Amount, if any;

               (xxx) any material breaches of representations and warranties relating to the Mortgage Loans or material breaches of transaction covenants;

               (xxxi) if any of the Mortgage Loans have prepayment penalties, the aggregate amount of any prepayment penalties paid;

               (xxxii) a statement as to whether any exchanges of Exchangeable REMIC Certificates or Exchangeable Certificates have taken place since the preceding Distribution Date, and, if applicable, the names, Principal Balances, Maximum Principal Balances or Maximum Notional Amount, Pass-Through Rates and any interest and principal paid, including any shortfalls allocated, of any Classes of Exchangeable REMIC Certificates or Exchangeable Certificates that were received by the Certificateholder as a result of such exchange;

               (xxxiii) with respect to any Mortgage Loan as to which there has been a Servicer Modification during the calendar month preceding such Distribution Date, the Scheduled Principal Balance as of such Distribution Date, the Monthly Payment prior to such modification and the Monthly Payment after such modification; and

               (xxxiv) any other customary information as is required to enable Certificateholders to prepare their tax returns.

               In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (ii) and (iii) above and with respect to a Class of Class B Certificates pursuant to clauses (iv) and (v) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Residual Certificate) with a $1,000 Denomination, and as a dollar amount per Residual Certificate with a $100 Denomination.

               Within a reasonable period of time after the end of each calendar year, the Paying Agent shall, upon request, furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (ii) and
(iii)(A) above in the case of a Class A Certificateholder and the information set forth in clauses (iv) and (v)(A) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code from time to time in force.

               Unless the Master Servicer is acting as the Paying Agent, prior to the close of business on the second Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to any Paying Agent (the information in such statement to be made available to Certificateholders by the Paying Agent on written request) setting forth the amount distributable to each Class of Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

               In addition to the Distribution Date Statements and the annual statements required pursuant to this Section 4.04(a), the Paying Agent shall make available upon request to each Holder and each proposed transferee of a Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A, which information shall be provided on a timely basis to the Paying Agent by the Master Servicer.

               (b) The Master Servicer's responsibility for disbursing the information set forth in subsection (a) of this Section 4.04 to each Holder of a Certificate, the Depositor and other interested parties is limited to the availability, timeliness and the accuracy of the information provided by each Servicer. The Master Servicer will make a copy of each Distribution Date Statement provided pursuant to this Section 4.04 (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and other interested parties, and other parties to this Agreement via the Master Servicer's internet website, which in the case of Wells Fargo Bank, is located at "www.ctslink.com." In addition, the Paying Agent shall provide copies of the Distribution Date Statement and the annual statements required pursuant to Section 4.04(a) to Persons making written requests therefor at its Corporate Trust Office. Assistance in using the internet website can be obtained by calling the Master Servicer's customer service desk, which in the case of Wells Fargo Bank, is at
(866) 846-4526. Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Master Servicer shall have the right to change the way the Distribution Date Statement is distributed in order to make such distribution more convenient and/or more accessible and the Master Servicer shall provide timely and adequate notification to the Certificateholders and the parties to this Agreement regarding any such changes.

               The Master Servicer shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

               Section 4.05 Grantor Trust Administration.

               (a) The Master Servicer shall treat the portions of the Trust Estate consisting of (i) the right of the Class A-1 Certificates and the Class A-IO Interest to receive Net Swap Payments and the obligation of the Class A-IO Interest to pay any Net Swap Payments and Swap Termination Payments to the Swap Provider, all as more particularly set forth in Section 4.10, and (ii) any interests in the Exchangeable REMIC Certificates beneficially owned in the form of Exchangeable Certificates and rights with respect thereto as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this treatment. The Master Servicer shall make available upon request to the Holders of the Class A-1 Certificates, the Class A-IO Interest and the Exchangeable Certificates, and shall file or cause to be filed with the Internal Revenue Service together with any other information or form as may be applicable, their allocable shares of income and expenses with respect to the property held by the Grantor Trust, at the time or times and in the manner required by the Code. Under no circumstances shall the Master Servicer have the power to vary the investments of the Certificateholders in their related assets of the Grantor Trust in order to take advantage of variations in this market to improve their rate of return.

               (b) (i) Each beneficial owner of Exchangeable REMIC Certificates that elects to hold its interest in the Exchangeable REMIC Certificates in the form of Exchangeable Certificates pursuant to Sections 5.03 and 5.04 of this Agreement shall be deemed to have instructed the Master Servicer to deposit the applicable Exchangeable REMIC Certificates into the Grantor Trust and all distributions in respect of such Exchangeable REMIC Certificates shall be deposited into the Exchangeable Certificate Grantor Trust Account. The Exchangeable Certificate Grantor Trust Account may be deemed a sub-account of the Certificate Account.

               (ii) On each Distribution Date, the Master Servicer shall deposit all distributions in respect of the Exchangeable REMIC Certificates deemed received by it from the Certificate Account pursuant to paragraph (b)(i) of this
Section 4.05 in the Exchangeable Certificate Grantor Trust Account, and shall immediately distribute such amounts in respect of the Related Exchangeable Certificates.

               (iii) Any beneficial owner of Exchangeable Certificates that exchanges such Exchangeable Certificates for the Related Exchangeable REMIC Certificates shall be deemed to have instructed the Master Servicer to remove such Exchangeable REMIC Certificates from the Grantor Trust, so that distributions on such Exchangeable REMIC Certificates are made directly from the Certificate Account to such beneficial owner.

               (c) The Grantor Trust is a WHFIT that is a NMWHFIT. The Master Servicer shall report as required under the WHFIT Regulations, provided that the Master Servicer receives on a timely basis any and all information reasonably necessary for it to do so. The Master Servicer is hereby directed to assume that DTC is the only "middleman" (as such term is defined in the WHFIT Regulations) unless the Depositor provides the Master Servicer with the identities of other "middlemen" that are Certificateholders. The Master Servicer shall be entitled to rely on the first sentence of this subparagraph (c) and shall be entitled to indemnification in accordance with the terms of this Agreement in the event that the Internal Revenue Service makes a determination that the first sentence of this subparagraph (c) is incorrect.

               (d) The Master Servicer, in its discretion, will report required WHFIT information using either the cash or accrual method, except to the extent the WHFIT Regulations specifically require a different method. The Master Servicer is under no obligation to determine whether any Certificateholder or other beneficial owner of a Certificate, to the extent the Master Servicer knows of any other beneficial owner of a Certificate, uses the cash or accrual method. The Master Servicer shall make available information as required by the WHFIT Regulations to Certificateholders annually. In addition, the Master Servicer is not responsible or liable for providing subsequently amended, revised or updated information to any Certificateholder, unless requested by the Certificateholder.

               (e) The Master Servicer shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder if such failure is due to: (i) the lack of reasonably necessary information being provided to the Master Servicer or (ii) incomplete, inaccurate or untimely information being provided to the Master Servicer. Absent receipt of information regarding any sale of securities, including the price, amount of proceeds and date of sale from the beneficial owner thereof or the Depositor, the Master Servicer will assume there is no secondary market trading of WHFIT interests.

               (f) To the extent required by the WHFIT Regulations, the Master Servicer shall use reasonable efforts to publish on an appropriate website the CUSIP Numbers for the Certificates that represent ownership of a WHFIT. The CUSIP Numbers so published will represent the Rule 144A CUSIP Numbers, if applicable. The Master Servicer shall make reasonable good faith efforts to keep the website accurate and updated to the extent CUSIP Numbers have been received. The Master Servicer is not liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP Number information.

               (g) The Master Servicer shall be entitled to additional reasonable compensation for changes in reporting required in respect of the WHFIT Regulations that arise as a result of a change in the WHFIT Regulations or a change in interpretation of the WHFIT Regulations by the Internal Revenue Service, if such change requires, in the Master Servicer's sole discretion, a material increase in the Master Servicer's reporting obligations in respect of the related Grantor Trust.

               Section 4.06 Calculation of Amounts; Binding Effect of
                            Interpretations and Actions of Master Servicer.

               The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. The Master Servicer will compute all amounts with respect to the Exchangeable REMIC Certificates and Exchangeable Certificates necessary for preparing the Distribution Date Statement. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates, the allocation of losses to the Certificates or otherwise, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

               Section 4.07 Determination of LIBOR.

               On each Rate Determination Date, the Paying Agent shall determine LIBOR for the Distribution Date occurring in the succeeding month. LIBOR will equal the interbank offered rate for one-month deposits in U.S. dollars as found on Page LIBOR01 as of 11:00 A.M. London time on such Rate Determination Date. As used therein, "Page LIBOR01" means the display designated as Reuters Screen LIBOR01 or such other page as may replace Reuters Screen LIBOR01 on that service for the purpose of displaying London interbank offered rates of major banks.

               If on any Rate Determination Date the Paying Agent is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the applicable Distribution Date will be whichever is higher of (x) LIBOR as determined on the previous Rate Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Paying Agent determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates that the Reference Banks are quoting, on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the Paying Agent can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate that the Reference Banks are quoting on such Rate Determination Date to leading European banks.

               If on any Rate Determination Date the Paying Agent is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the applicable Distribution Date will be LIBOR as determined on the previous Rate Determination Date, or, in the case of the first Rate Determination Date, with respect to the LIBOR Certificates, 4.236%.

               The establishment of LIBOR by the Paying Agent and the Paying Agent's subsequent calculation of the rates of interest applicable to the LIBOR Certificates in the absence of manifest error, will be final and binding. After a Rate Determination Date, the Paying Agent shall provide the Class A Pass-Through Rate of the LIBOR Certificates for the related Distribution Date to Beneficial Owners or Holders of LIBOR Certificates who place a telephone call to the Paying Agent at (866) 846-4526 and make a request therefor during normal working hours on any Business Day.

               Section 4.08 Distributions on Exchangeable Certificates. On each Distribution Date, the Master Servicer shall withdraw from the Exchangeable Certificate Grantor Trust Account the amount distributable for each Class of Exchangeable Certificates and shall make the appropriate distributions to the Certificateholders of each such Class. All distributions that are made with respect to a particular Class of Exchangeable Certificates shall be made pro rata among all Outstanding Certificates of such Class in proportion to their respective Percentage Interests, with no preference or priority of any kind.

               Section 4.09 Supplemental Interest Trust Account.

               (a) (i) The Master Servicer shall establish and maintain the Supplemental Interest Trust Account, held in trust for the benefit of the Swap Provider and the Holders of the Class A-1 Certificates and the Class A-IO Interest. On the Business Day prior to each Distribution Date, the Master Servicer shall (A) deposit into the Supplemental Interest Trust Account any Net Swap Payment and Swap Termination Payment received from the Swap Provider and any Replacement Swap Provider Payment received from a replacement swap provider for such Distribution Date and (B) deposit into the Supplemental Interest Trust Account pursuant to Sections 4.01(a)(I) and (II), any Net Swap Payment and Swap Termination Payment owed to the Swap Provider for such Distribution Date, in each case prior to interest distributions to the Class A-1 Certificates. On the Business Day prior to each Distribution Date, in the case of clauses first, second and fourth, and on each Distribution Date, in the case of clauses third and fifth, the Master Servicer shall withdraw from the Supplemental Interest Trust Account any amounts on deposit and apply them, sequentially, as follows:

               first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

               second, to the Swap Provider, any Replacement Swap Provider Payment owed to the replaced Swap Provider and, without duplication, any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

               third, to the Class A-1 Certificates, any Net Swap Payment paid by the Swap Provider to the Supplemental Interest Trust;

               fourth, to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event (without duplication of any previously paid Replacement Swap Provider Payment) owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date; and

               fifth, to the beneficial owner of the Class A-IO Interest, any remaining amounts.

               (ii) As described in Section 4.09(a)(i) above, Net Swap Payments owed to the Swap Provider and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event and without duplication of any Replacement Swap Provider Payment) owed to the Swap Provider shall be payable from the Supplemental Interest Trust to the Swap Provider prior to any interest distributions to the Class A-1 Certificates and the Class A-IO Interest. Prior to each Distribution Date, such amounts will be remitted from the Certificate Account to the Supplemental Interest Trust Account, first to make any Net Swap Payment owed to the Swap Provider on the Business Day prior to each Distribution Date pursuant to the Interest Rate Swap Agreement, and second to make any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event and without duplication of any previously paid Replacement Swap Provider Payment pursuant to Section 4.09(a)(i) priority second) owed to the Swap Provider on the Business Day prior to each Distribution Date pursuant to the Interest Rate Swap Agreement. Any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement will be subordinated to distributions to the holders of the Class A-1 Certificates and shall be paid pursuant to Section 4.09(a)(i) priority fourth.

               (b) The Master Servicer shall account for the Supplemental Interest Trust Account as an asset of the Grantor Trust under subpart E, part I of subchapter J of the Code and not as an asset of either REMIC created pursuant to this Agreement. The beneficial owner of the Supplemental Interest Trust Account is the Underwriter as the beneficial owner of the Class A-IO Interest.

               (c) With respect to the failure of the Swap Provider to perform any of its obligations under the Interest Rate Swap Agreement, the breach by the Swap Provider of any of its representations and warranties made pursuant to the Interest Rate Swap Agreement or the termination of the Interest Rate Swap Agreement, the Master Servicer shall send any notices and make any demands, on behalf of the Supplemental Interest Trust, as are required under the Interest Rate Swap Agreement. The Master Servicer shall cause any replacement swap provider to provide a copy of the related replacement interest rate swap agreement to the Master Servicer and the Depositor.

               (d) (i) (A) Upon the occurrence of a Swap Early Termination and in the event that the Supplemental Interest Trust receives a Swap Termination Payment and the Master Servicer (at the direction of the Depositor) obtains a successor swap provider, the Master Servicer shall use the Swap Termination Payment received by the Supplemental Interest Trust to pay the replacement swap provider any amount owed to such replacement swap provider upon entering into a replacement interest rate swap agreement or (B) upon the occurrence of a Swap Early Termination and in the event that the Supplemental Interest Trust receives a Swap Termination Payment and the Master Servicer (at the direction of the Depositor) cannot obtain a successor swap provider, the Master Servicer shall deposit the Swap Termination Payment into a reserve account which is a sub-account of the Supplemental Interest Trust Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the Master Servicer shall withdraw from the reserve account and deposit into the Supplemental Interest Trust Account an amount equal to the amount of any Net Swap Payment due the Supplemental Interest Trust (calculated in accordance with the terms of the Interest Rate Swap Agreement) and treat such amount as a Net Swap Payment for purposes of determining the distributions from the Supplemental Interest Trust Account. The remaining amount in the reserve account will remain in that account and will not be treated as a Swap Termination Payment for purposes of determining the distributions from the Supplemental Interest Trust Account until the final Distribution Date.

               (ii) Notwithstanding all other provisions in this Agreement, in the event that the Supplemental Interest Trust, at the direction of the Depositor, enters into a replacement interest rate swap agreement and the Supplemental Interest Trust is entitled to receive a payment from a replacement swap provider (such payment, a "Replacement Swap Provider Payment"), the Master Servicer shall deposit such Replacement Swap Provider Payment into the Supplemental Interest Trust Account and pay to the Swap Provider being replaced the lesser of (x) the amount so received and (y) any Swap Termination Payment owed to the Swap Provider (to the extent not already paid by the Trust) that is being replaced immediately upon receipt of the Replacement Swap Provider Payment, regardless of whether the date of receipt thereof is a Distribution Date; provided that to the extent that the Replacement Swap Provider Payment is less than the Swap Termination Payment owed to the Swap Provider that is being replaced, any remaining amounts will be paid to the Swap Provider on the subsequent Distribution Date (unless the Replacement Swap Provider Payment is paid to the Swap Provider on a Distribution Date, in which case such remaining amounts will be paid on such Distribution Date) in accordance with Section 4.09(a)(i) of this Agreement. For the avoidance of doubt, the parties agree that the Swap Provider shall have first priority to any Replacement Swap Provider Payment (to the extent that the Swap Provider is owed a Swap Termination Payment from the Supplemental Interest Trust and such Swap Termination Payment has not been previously paid) over the payment to the Class A-1 Certificates and the Class A-IO Interest.

               (iii) Upon the occurrence of an event under the Interest Rate Swap Agreement requiring the Swap Provider to post collateral, the Master Servicer shall establish and maintain the Swap Collateral Account, held in trust for the benefit of the Holders of the Class A-1 Certificates and the Class A-IO Interest and for the purposes set forth in the Interest Rate Swap Agreement.

               Section 4.10 Taxation of Distributions to the Class A-1
                            Certificates and the Class A-IO Interest.

               (a) For federal tax return and information reporting, the right of the Holders of the Class A-1 Certificates and the beneficial owner of the Class A-IO Interest to make or receive payments from the Supplemental Interest Trust shall be assigned the values specified in the certification by the Underwriter in the form attached as Exhibit AA hereto.

               (b) For federal tax purposes, on each Distribution Date:

               (i) the beneficial owner of the Class A-IO Interest shall receive interest with respect to the portion of the Class A-IO Interest representing a regular interest in the Upper-Tier REMIC at a per annum rate equal to the excess, if any, of (X) Net WAC over (Y) LIBOR plus the Class A-1 Margin, adjusted to an actual/360 basis;

               (ii) Holders of the Class A-1 Certificates shall receive interest with respect to the portion of the Class A-1 Certificates representing a regular interest in the Upper-Tier REMIC at a per annum rate equal to the lesser of (X) LIBOR plus the Class A-1 Margin and (Y) Net WAC, adjusted to an actual/360 basis;

               (iii) Holders of the Class A-1 Certificates shall receive distributions of principal as described in Section 4.01(a) priority third and
Section 4.01(b);

            (iv) Net Swap Payments payable to the Swap Provider shall be deemed to be paid to the Supplemental Interest Trust by the beneficial owner of the Class A-IO Interest from amounts received from the Upper-Tier REMIC;

               (v) Swap Termination Payments payable to the Swap Provider (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event and without duplication of any previously paid Replacement Swap Provider Payment) by the Class A-1 Certificates pursuant to the preceding subclause (iv) shall be treated as (X) paid to the Supplemental Interest Trust by the Holders of the Class A-1 Certificates from amounts received from the Upper-Tier REMIC to the beneficial owner of the Class A-IO Interest and (Y) paid by the beneficial owner of the Class A-IO Interest to the Swap Provider; and

               (vi) Swap Termination Payments resulting from a Swap Provider Trigger Event to the extent not paid from a Replacement Swap Provider Payment shall be deemed to be paid to the Supplemental Interest Trust by the beneficial owner of the Class A-IO Interest from amounts received from the Upper-Tier REMIC.

               (c) Amounts received by the Class A-IO Interest pursuant to paragraph (b)(i) shall be deposited into the Supplemental Interest Trust Account to the extent necessary to make any payment with respect to the Interest Rate Swap Agreement.

               (d) To the extent amounts described in paragraph (c) are insufficient to make any required payments under the Interest Rate Swap Agreement (including Swap Termination Payments other than any Swap Termination Payment resulting from a Swap Provider Trigger Event to the extent covered by a Replacement Swap Provider Payment), amounts described in paragraph (b)(i) and paragraph (b)(ii) shall be deposited in that order into the Supplemental Interest Trust Account to the extent necessary to make any such payment with respect to the Interest Rate Swap Agreement.

               (e) Any payments made from the Supplemental Interest Trust Account to the Class A-1 Certificates in respect of the Interest Rate Swap Agreement shall be treated as having been made first by the Swap Provider to the Class A-IO Interest and then by the Class A-IO Interest to the Class A-1 Certificates.

               (f) The Class A-1 Certificates represent (i) an interest in a regular interest in the Upper-Tier REMIC entitled to receive distributions of interest as described in Section 4.10(b)(ii) and distributions in reduction of principal balance as described in Section 4.10(b)(iii) and (ii) an interest in the Grantor Trust described in Section 4.05 representing (A) the right to receive payments from the Supplemental Interest Trust Account as described in
Section 4.09(a)(i) priority third, and (B) the obligation to make any Swap Termination Payment as described in Section 4.10(b)(iv), which rights and obligations represent a notional principal contract written by the beneficial owner of the Class A-IO Interest for the benefit of the Class A-1 Certificates.

            (g) The Class A-IO Interest represents (i) an interest in a regular interest in the Upper-Tier REMIC entitled to receive distributions of interest as described in Section 4.10(b)(i) and (ii) an interest in the Grantor Trust described in Section 4.05 representing (A) the obligation to make payments to the Swap Provider from the Supplemental Interest Trust Account as provided in
Section 4.09(a), (B) the right to receive payments from the Supplemental Interest Trust Account as described in Section 4.09(a)(i) priority fourth, (C) the right to receive from the Swap Provider any Net Swap Payment, (D) the obligation to make any Swap Termination Payment as described in Section 4.10(b)(v) or (vi), (E) the obligation to make any Net Swap Payment to the Class A-1 Certificates from the Supplemental Interest Trust Account as described in
Section 4.09(a)(i) priority third, and (F) the right to receive any Swap Termination Payment from the Class A-1 Certificates as described in Sections 4.10(b)(iv) and (v). The rights and obligations described in clauses (A), (B),
(C) and (D) of this Section 4.10(g) are considered a notional principal contract between the beneficial owner of the Class A-IO Interest and the Swap Provider; the rights and obligations described in clauses (E) and (F) of this Section 4.10(g) are considered a notional principal contract written by the beneficial owner of the Class A-IO Interest for the benefit of the Class A-1 Certificates.

                                   ARTICLE V

                                THE CERTIFICATES

               Section 5.01 The Certificates.

               (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Residual Certificate, integral multiples of $1 in excess thereof, and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-R, B-1, B-2, B-3, B-4, B-5, B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Paying Agent to or upon the order of the Depositor upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01(a). The aggregate principal portion or notional amount evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Paying Agent by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Paying Agent shall bind the Paying Agent notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersigning of such Certificates and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Authenticating Agent, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

               Until such time as Definitive Certificates are issued pursuant to
Section 5.09, each Book-Entry Certificate shall bear the following legend:

               "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Depositor or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

               (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Depositor or to, and deposited with the Certificate Custodian, on behalf of DTC, if directed to do so pursuant to instructions from DTC. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.09. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to Section 5.09:

               (i) the provisions of this Section 5.01(b) shall be in full force and effect;

               (ii) the Depositor, the Master Servicer, the Certificate Registrar, the Paying Agent and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

               (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

               (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

               (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

               For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

               Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.09, copies of the Distribution Date Statements shall be available to Beneficial Owners upon written request to the Paying Agent at its Corporate Trust Office.

               Section 5.02 Registration of Certificates.

               (a) The Certificate Registrar shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of
Section 5.08 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Master Servicer shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

               Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.08 (and subject to the provisions of this Section 5.02) the Paying Agent shall execute, and shall date, countersign (or cause the Authenticating Agent to countersign) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

               At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Paying Agent shall execute, and shall date, countersign (or cause the Authenticating Agent to countersign) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Paying Agent) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

               No service charge shall be made for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Paying Agent or the Authenticating Agent in accordance with their standard procedures.

               (b) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the 1933 Act and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, the Master Servicer shall require the transferee (other than an affiliate of the Depositor on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Depositor and the Master Servicer the facts surrounding such transfer, which investment letter shall not be an expense of the Depositor or the Master Servicer. The Holder of a Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicer and any Paying Agent against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Depositor nor the Master Servicer is under an obligation to register the Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law. For the purposes of this Section 5.02(b) the representations required in any investment letter (in substantially the form attached hereto as Exhibit J for any transfer of a Class B-4, Class B-5 or Class B-6 Certificate) shall be deemed to have been made in connection with the transfer of any Class B-4, Class B-5 or Class B-6 Certificate that is a Book-Entry Certificate.

               (c) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made (other than to an affiliate of the Depositor on the Closing Date) unless the Master Servicer and the Depositor shall have received
(i) a representation letter from the transferee in the form of Exhibit J hereto, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Depositor or the Master Servicer or (b) if such transferee is an insurance company, (A) the source of funds used to purchase the Class B-4, Class B-5 or Class B-6 Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B-4, Class B-5 or Class B-6 Certificate is covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class B-4, Class B-5 or Class B-6 Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Master Servicer and the Depositor to the effect that the purchase or holding of such Class B-4, Class B-5 or Class B-6 Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or Similar Law and will not subject the Depositor or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor or the Master Servicer and (B) such other opinions of counsel, Officer's Certificates and agreements as the Depositor or the Master Servicer may require in connection with such transfer, which opinions of counsel, Officer's Certificates and agreements shall not be an expense of the Depositor or the Master Servicer. The applicable representation set forth in clause (i) shall be deemed to have been made to the Depositor and Master Servicer by the acceptance by a transferee of the beneficial interest in any such Class B-4, Class B-5 and Class B-6 Certificates, unless the Depositor and Master Servicer shall have received from the transferee either an alternative representation acceptable in form and substance to the Depositor and Master Servicer or the Opinion of Counsel and other documentation set forth in clause (ii). The Class B-4, Class B-5 and Class B-6 Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

               (d) No legal or beneficial interest in all or any portion of the Residual Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Master Servicer with an effective Internal Revenue Service Form W-8ECI or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Master Servicer an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Paying Agent shall not execute, and shall not countersign (or cause the Authenticating Agent to countersign) and deliver, a new Residual Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Paying Agent shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Residual Certificate, unless the transferor shall have provided to the Master Servicer an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Residual Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due (iv) the transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other Person, and (v) the transferee will not transfer the Residual Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

               The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Residual Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Residual Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

               Upon actual knowledge of a Master Servicing Officer or a Responsible Officer of the Paying Agent that any legal or beneficial interest in any portion of the Residual Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Residual Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Residual Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Residual Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Residual Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Residual Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

               As long as the Interest Rate Swap Agreement is in effect, each beneficial owner of a Class A-1 Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or (ii) the acquisition and holding of the Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

               Section 5.03 Transfer of Exchangeable REMIC Certificates and Exchangeable Certificates. (a) Upon the presentation and surrender by any Certificateholder of its Exchangeable REMIC Certificates or Exchangeable Certificates in the appropriate combination as set forth in Exhibit W hereto, such Certificateholder shall hereunder transfer, assign, set over and otherwise convey to the Master Servicer, all of such Certificateholder's right, title and interest in and to such Exchangeable REMIC Certificates or Exchangeable Certificates, including all payments of interest thereon received after the date of such presentation and surrender and until such Certificateholder informs the Master Servicer that it wishes to again hold its interest in the form of Exchangeable REMIC Certificates or Exchangeable Certificates, as applicable.

               (b) The Master Servicer acknowledges any transfer and assignment of Exchangeable REMIC Certificates or Exchangeable Certificates pursuant to the foregoing paragraph, and hereby declares that it will hold the same in trust for the Certificateholders on the terms in this Agreement, and shall treat such Exchangeable REMIC Certificates and Exchangeable Certificates in accordance with
Section 4.08 of this Agreement.

               Section 5.04 Exchanges of Exchangeable REMIC Certificates and Exchangeable Certificates. (a) Exchangeable REMIC Certificates shall be exchangeable on the books of DTC for Exchangeable Certificates, and Exchangeable Certificates shall be exchangeable on the books of DTC for Exchangeable REMIC Certificates, after the Closing Date, by notice to the Master Servicer substantially in the form of Exhibit X hereto or, under the terms and conditions hereinafter set forth and otherwise in accordance with the procedures specified in this Agreement.

               (b) In the case of each Combination Group, Certificates of the Class or Classes of Exchangeable REMIC Certificates in such Combination Group shall be exchangeable for Certificates of the Class or Classes of Exchangeable Certificates in such Combination Group in respective Denominations, determined based on the proportion that the Maximum Initial Principal Balances or Maximum Initial Notional Amount of such Class or Classes of Exchangeable REMIC Certificates bear to the Maximum Initial Principal Balances or Maximum Initial Notional Amount of the Class or Classes of Related Exchangeable Certificates, as set forth in Exhibit W hereto. Except as provided in Section 4.08 of this Agreement, upon any such exchange, the portions of the Exchangeable REMIC Certificates designated for exchange shall be deemed cancelled and replaced by the Exchangeable Certificates issued in exchange therefor. Correspondingly, Certificates of the Class or Classes of Exchangeable Certificates in a Combination Group may be further designated for exchange for Certificates of the Class or Classes of Exchangeable REMIC Certificates in such Combination Group in respective Denominations determined based on the proportion that the Maximum Initial Principal Balances or Maximum Initial Notional Amount of the Class or Classes of Exchangeable Certificates bear to the Maximum Initial Principal Balances or Maximum Initial Notional Amount of the Class or Classes of Related Exchangeable REMIC Certificates, as set forth in Exhibit W hereto. There shall be no limitation on the number of exchanges authorized pursuant to this Section 5.04, and, except as provided below, no fee or other charge shall be payable to the Master Servicer or DTC in connection therewith.

               (c) In order to effect an exchange of Exchangeable REMIC Certificates or Exchangeable Certificates, the Certificateholder shall notify the Master Servicer by e-mail at ctsspgexchanges@wellsfargo.com no later than two Business Days before the proposed exchange date. The exchange date can be any Business Day from the 25th day of the month through the second to the last Business Day of the month, subject to the Master Servicer's approval. In addition, the Certificateholder must provide notice on the Certificateholder's letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP number of each Exchangeable REMIC Certificate or Exchangeable Certificate to be exchanged and Exchangeable REMIC Certificate or Exchangeable Certificate to be received; the outstanding principal balance and the portion of the Maximum Initial Principal Balance or Maximum Initial Notional Amount of the Exchangeable REMIC Certificates or Exchangeable Certificates to be exchanged; the Certificateholder's DTC participant number; and the proposed exchange date. After receiving the notice, the Master Servicer shall e-mail the Certificateholder with wire payment instructions relating to the exchange fee. The Certificateholder will utilize the "deposit and withdrawal system" at DTC to exchange the Certificates. If there is an error, the exchange will not occur until such error is corrected. A notice becomes irrevocable on the second Business Day before the proposed exchange date.

               Notwithstanding any other provision herein set forth, an exchange fee of $5,000 shall be payable to the Master Servicer in connection with each exchange.

               The Master Servicer shall make the first distribution on an Exchangeable REMIC Certificate or Exchangeable Certificate received in an exchange transaction on the Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the applicable Record Date for such Certificate.

               Section 5.05 Mutilated, Destroyed, Lost or Stolen Certificates.

               If (i) any mutilated Certificate is surrendered to the Paying Agent, the Certificate Registrar or the Authenticating Agent, or the Paying Agent, the Certificate Registrar or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Paying Agent, the Certificate Registrar or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Paying Agent, the Certificate Registrar or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Paying Agent shall execute and countersign (or cause the Authenticating Agent to countersign) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Paying Agent or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Paying Agent or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

               Section 5.06 Persons Deemed Owners.

               Prior to the due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Depositor, the Master Servicer, the Trustee, the Certificate Registrar, the Paying Agent nor any agent of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar or the Paying Agent shall be affected by notice to the contrary.

               Section 5.07 Access to List of Certificateholders' Names and
                            Addresses.

               (a) If the Paying Agent is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Paying Agent, within 15 days after receipt by the Certificate Registrar of a request by the Paying Agent in writing, a list, in such form as the Paying Agent may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

               (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Certificate Registrar, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Certificate Registrar shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Certificate Registrar.

               (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Depositor, the Master Servicer, the Certificate Registrar, the Paying Agent and the Trustee that neither the Depositor, the Master Servicer, the Certificate Registrar, the Paying Agent nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

               Section 5.08 Maintenance of Office or Agency.

               The Certificate Registrar will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Certificate Registrar initially designates the Corporate Trust Office of the Certificate Registrar, if any, as its offices and agencies for said purposes.

               Section 5.09 Definitive Certificates.

               If (A) the Clearing Agency advises the Paying Agent in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Depositor is unable to locate a qualified successor, the Paying Agent shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Paying Agent by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Depositor, the Paying Agent shall execute and cause the Authenticating Agent to countersign Definitive Certificates for delivery at its Corporate Trust Office. The Depositor shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Except with the consent of the Depositor, the Paying Agent shall not execute or cause the Authenticating Agent to countersign Definitive Certificates in exchange for Book-Entry Certificates except as set forth above. Neither the Depositor, the Master Servicer nor the Paying Agent shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

               Section 5.10 Notices to Clearing Agency.

               Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to
Section 5.09, the Paying Agent shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER

               Section 6.01 Liability of the Depositor and the Master Servicer.

               The Depositor and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Master Servicer.

               Section 6.02 Merger or Consolidation of the Depositor or the
                            Master Servicer.

               Subject to the following paragraph (a) the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement and (b) the Master Servicer will keep in full effect its power and authority as a national banking association under the laws of the jurisdiction of its organization, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

               The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or Master Servicer, shall be the successor of the Depositor or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, (a) in the case of the Master Servicer, any such successor or resulting Person shall have a net worth of not less than $15,000,000 and be qualified to service mortgage loans for Fannie Mae or Freddie Mac and (b) the Master Servicer and such successor or surviving Person shall notify the Depositor and the Trustee of any such merger, conversion or consolidation at least two Business Days prior to the effective date thereof (unless giving such prior notice would be prohibited by applicable law or by a confidentiality agreement, in which case notice shall be given by 12 noon Eastern time one Business Day after such merger or consolidation).

               Section 6.03 Limitation on Liability of the Depositor, the Master
                            Servicer and Others.

               Neither the Depositor nor the Master Servicer nor any subcontractor nor any of the directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer, any subcontractor, and any director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with the performance of their duties and obligations, the exercise of their rights or any legal action (including but not limited to, costs and expenses of litigation, and of investigation, attorney's fees, damages, judgments and amounts paid in settlement) under this Agreement (in the case of the Depositor, including but not limited to, any loss, liability or expense incurred in connection with the Depositor's indemnification of the Custodian pursuant to the Custodial Agreement), the Certificates or the Mortgage Loans (except for amounts due by the Depositor in connection with the breach of a representation or warranty covering the Mortgage Loans), including, in the case of the Master Servicer, any indemnity amounts paid by the Master Servicer to a Servicer pursuant to the applicable Servicing Agreement, other than any loss, liability or expense (including without limitation, expenses payable by the Master Servicer under Section 8.06) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Depositor, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that the Depositor or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Depositor or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Depositor or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A Certificates and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

               Section 6.04 Resignation of the Master Servicer.

               The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor master servicer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates, (b) upon determination that its duties hereunder are no longer permissible under applicable law, or (c) pursuant to
Section 6.06. Any such determination under clause (b) permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor master servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

               Section 6.05 Compensation to the Master Servicer.

               The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement, any investment income on funds on deposit in the Certificate Account invested in accordance with Section 3.01(c), any investment income on funds on deposit in the Payment Account invested in accordance with Section 4.03(a) and any Liquidation Profits to which a Servicer is not entitled under its Servicing Agreement.

               Section 6.06 Assignment or Delegation of Duties by Master
                            Servicer.

               (a) The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, subject to Section 6.06(b), the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Depositor under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

               (b) Notwithstanding anything contained herein to the contrary, to the extent the Master Servicer engages any affiliate or third party vendor, in connection with the performance of any of its duties under this Agreement, the Master Servicer shall immediately notify the Depositor in writing of such engagement (to the extent it has not already notified the Depositor pursuant to clause (a) above); provided however, that prior to engaging any affiliate or third party vendor in connection with the performance of any of its duties under this Agreement, the Master Servicer shall determine (i) if such affiliate or third party vendor would be a Servicing Function Participant and (ii) if such affiliate or third party vendor would be a "servicer" within the meaning of Item 1101 of Regulation AB (an "Additional Master Servicer") and meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB. If the Master Servicer has determined that such affiliate or third party vendor is a Servicing Function Participant, the Master Servicer shall cause such Servicing Function Participant to prepare and deliver to the Master Servicer a separate assessment and attestation report, as contemplated by Section 3.11 of this Agreement. In addition, if the Master Servicer has determined that any such affiliate or third party vendor would be an Additional Master Servicer and meets the criteria in
Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, the Master Servicer shall cause such Additional Master Servicer to prepare and deliver to the Master Servicer a separate compliance statement as contemplated by Section 3.05 of this Agreement. In addition, if the Master Servicer determines any such affiliate or third party vendor would be a "servicer" within the meaning of Item 1101 of Regulation AB, the Master Servicer shall not engage such affiliate or third party vendor unless it provides the Master Servicer and the Depositor the information required by Section 1108(b) and 1108(c) of Regulation AB prior to such engagement.

               (c) In the event of any assignment of rights or delegation of duties of the Master Servicer, the Master Servicer shall report such event on Form 8-K within four Business Days after the effective date thereof.

               Section 6.07 Indemnification of Trustee and Depositor by Master
                            Servicer.

               The Master Servicer shall indemnify and hold harmless the Trustee and the Depositor and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of (a) willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement, including, but not limited to the Master Servicer's obligation to deliver any information, report, certification, accountants' letter or other material required to comply with Regulation AB or (b) any material breach by the Master Servicer of any of the representations and warranties contained in
Section 2.03(a). Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Depositor shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

               Section 6.08 Master Servicer Errors and Omissions Policy.

               The Master Servicer shall maintain, at all times and at its own expense, a Master Servicer Errors and Omissions Policy, which policy shall have such terms and coverage amounts as are comparable to those of errors and omissions policies maintained by master servicers of mortgage loans generally.

               The Master Servicer Errors and Omissions Policy shall insure the Master Servicer, its successors and assigns, against any losses resulting from negligence, errors or omissions on the part of officers, employees or other persons acting on behalf of the Master Servicer in the performance of its duties as Master Servicer pursuant to this Agreement.

               The Master Servicer shall maintain in effect the Master Servicer Errors and Omissions Policy at all times and the Master Servicer Errors and Omissions Policy may not be canceled, permitted to lapse or otherwise terminated without the acquisition of comparable coverage by the Master Servicer.

                                  ARTICLE VII

                                     DEFAULT

               Section 7.01 Events of Default.

               In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing:

               (i) any failure by the Master Servicer to remit any funds to the Paying Agent as required by Section 4.03 continues unremedied for a period of three business days after either (a) receipt by the Master Servicer of written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates or (b) solely in the case of the failure of the Master Servicer to remit any Periodic Advance required to be remitted pursuant to Section 3.03, the date upon which the Master Servicer delivered to the Trustee the certification required by Section 3.03(a);

               (ii) any failure on the part of the Master Servicer to observe or perform in any material respect any of its covenants or agreements under Sections 3.05, 3.11 or 3.12 hereof, subject to any cure period set forth in such sections;

               (iii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement, which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

               (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days;

               (v) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property;

               (vi) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

               (vii) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor master servicer, as specified in Section 6.02 hereof; or

               (viii) the Master Servicer and any Subservicer appointed by it becomes ineligible to service for both Fannie Mae and Freddie Mac, which ineligibility continues unremedied for a period of 90 days;

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

               Section 7.02 Other Remedies of Trustee.

               During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

               Section 7.03 Directions by Certificateholders and Duties of
                            Trustee During Event of Default.

               During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

               Section 7.04 Action upon Certain Failures of the Master Servicer and upon Event of Default.

               In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i), (ii) or (iii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer; provided however that, without limiting any remedy as a result of such failure, the Trustee shall be required to give notice thereof to the Master Servicer in the case of the failure by the Master Servicer to observe or perform any of its covenants under Sections 3.05, 3.11, 3.12, 6.02 or 6.06(b) of this Agreement. For all purposes of this Agreement, in the absence of actual knowledge by a Responsible Officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i),
(ii) and (iii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

               Section 7.05 Trustee to Act; Appointment of Successor.

               When the Master Servicer receives notice of termination pursuant to Section 7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other master servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's master servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor master servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. Upon cessation of the Master Servicer's master servicing activities hereunder, the Trustee or any other successor master servicer shall be entitled to compensation not to exceed the compensation specified in Section
6.05 hereof, which amount shall include compensation for acting as paying agent. If the Master Servicer and the Paying Agent are not the same party, the Master Servicer shall pay the compensation of the Paying Agent. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other master servicing compensation in the form of late reporting fees or otherwise as provided in
Section 6.05, which amount shall include compensation for acting as paying agent. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the master servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor master servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in
Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

               All costs associated with the appointment of a successor master servicer, to the extent not deducted from any sum received by the Trustee from the successor master servicer, shall be paid to the Person that incurred them by the predecessor master servicer. Without limiting the predecessor master servicer's obligation, if the predecessor master servicer fails to pay such costs, such costs shall be reimbursed by the Trust.

               The predecessor Master Servicer and successor Master Servicer shall notify the Depositor and Trustee of any such appointment at least two Business Days prior to the effective date thereof and shall provide the Depositor and the Trustee with all information required by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such appointment and the successor Master Servicer shall report such event on Form 8-K within four business days of the occurrence of such event.

               Section 7.06 Notification to Certificateholders.

               Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01   Duties of Trustee.

               The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

               The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers hereunder.

               No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

               (iii) The Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts; and

               (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee shall have received written notice or obtained actual knowledge thereof. In absence of such notice or actual knowledge, the Trustee may conclusively assume that there is no default or Event of Default.

               None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

               Section 8.02 Certain Matters Affecting the Trustee. Except as
                            otherwise provided in Section 8.01:

               (i) The Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may prescribe;

               (ii) The Trustee may consult with counsel, and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (iv) Subject to Section 7.04, the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to
        Section 7.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer;

               (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of such agent or attorney appointed by any other party to this Agreement, including without limitation, the appointment of any custodian;

               (vi) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by the Agreement, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or herein (which in the case of Certificateholders representing in the aggregate not less than 66-2/3% of the aggregate Voting Interests will be deemed satisfied by a letter agreement with respect to such costs from such Certificateholders);

               (vii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence of willful misconduct in the performance of such act; and

               (viii) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Estate created hereby or the powers granted hereunder.

               Section 8.03 Trustee Not Required to Make Investigation.

               Prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity reasonably satisfactory to the Trustee against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee shall be repaid by the Master Servicer upon demand from the Master Servicer's own funds.

               Section 8.04 Trustee Not Liable for Certificates or Mortgage
                            Loans.

               The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited in or withdrawn from the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

               Section 8.05 Trustee May Own Certificates.

               The Trustee, and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent and may transact banking and/or trust business with the Depositor, the Master Servicer or their affiliates.

               Section 8.06 The Master Servicer to Pay Fees; Limitation on
                            Liability.

               The Master Servicer covenants and agrees to pay to the Trustee from time to time, from its own funds, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, but which shall not include the initial acceptance and/or legal fee of the Trustee which shall be paid by the Depositor) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee.

               In addition, except as otherwise agreed upon in writing by the Master Servicer and the Trustee, the Trust shall reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations Section 1.860G-1(b)(3), except for (i) any such expense, disbursement or advance arising from the Trustee's gross negligence, bad faith or willful misconduct and (ii) any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee hereunder or for any other expenses.

               The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification by the Trust Estate and held harmless against any loss, liability or expense (including reasonable attorney's fees) (a) incurred in connection with any claim or legal action relating to (i) this Agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's duties under this Agreement, unless the loss, liability or expense was incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's duties under this Agreement and (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the applicable Servicer or Master Servicer.

               The obligations of the Trust Estate under this Section 8.06 shall survive the resignation and removal of the Trustee and payment of the Certificates.

               Section 8.07 Eligibility Requirements.

               The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Depositor, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

               Section 8.08 Resignation and Removal.

               The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

               If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

               In addition, if (a) the Trustee fails to comply with its obligations to deliver any assessment of servicing compliance or registered public accounting firm attestation reports required pursuant to Section 3.11 or
(b) any Servicing Function Participant engaged by the Trustee fails to comply with its obligations to deliver any assessment of servicing compliance or registered public accounting firm attestation reports, the Master Servicer, may, after consultation with the Depositor, remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

               The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Depositor, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

               Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

               Section 8.09 Successor.

               Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all documents and statements held by it hereunder, and the Depositor, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

               If the predecessor trustee has resigned, or has been removed for cause, all costs associated with the appointment of a successor trustee shall be paid to the Person that incurred them by the predecessor trustee. Without limiting the predecessor trustee's obligation, if the predecessor trustee fails to pay such costs, such costs shall be reimbursed by the Trust; provided however, that if the predecessor trustee has been terminated without cause pursuant to Section 8.08, all reasonable expenses incurred in complying with this Section 8.09 shall be reimbursed by the Trust to the Person that incurred them.

               No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07.

               Upon acceptance of appointment by a successor as provided in this Section, the successor trustee shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register.

               Section 8.10 Merger or Consolidation.

               Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding and (ii) the Trustee and such successor or surviving Person shall notify the Depositor and the Master Servicer of any such merger, conversion or consolidation at least two Business Days prior to the effective date thereof and shall provide the Depositor and the Master Servicer with all information required by the Depositor to comply with its reporting obligations under Item 6.02 of Form 8-K not later than the effective date of such merger, conversion or consolidation and the Master Servicer shall report such event on Form 8-K within four business days of the occurrence of such event.

               Section 8.11 Authenticating Agent.

               The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Depositor and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Depositor and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

               Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

               The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Depositor and the Master Servicer. Except with respect to Wells Fargo Bank, for so long as Wells Fargo Bank is acting as the Master Servicer, the Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Depositor and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Depositor, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

               The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be payable by the Master Servicer.

               Section 8.12 Separate Trustees and Co-Trustees.

               The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Depositor and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

               Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

               (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

               (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

               (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

               Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

               Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

               No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

               The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

               The fees of any co-trustee whose appointment is necessary or advisable for (i) conforming to any legal requirement, restriction or condition in any state in which any Mortgaged Property or any portion of the Trust Estate is located, will be paid by the Master Servicer, without reimbursement from the Trust and (ii) any reason other than contemplated by clause (i), will be paid by the Trustee, without reimbursement from the Trust. Expenses will be reimbursable to the co-trustees to the extent, and in accordance with the standards, specified in Section 8.06 hereof.

               Section 8.13 Tax Matters; Compliance with REMIC Provisions.

               (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any other action that would (i) affect the determination of the Trust Estate's status (exclusive of the portion thereof designated as the Grantor Trust) as two separate REMICs; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trustee, the Trustee, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate (exclusive of the Supplemental Interest Trust, the Interest Rate Swap Agreement and the Supplemental Interest Trust Account), to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Depositor to the Master Servicer and calculated on a monthly basis by using the issue prices of the Certificates;
(iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Form 8811 and apply for an Employee Identification Number with a Form SS-4 or any other permissible method and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans), other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either of the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class A-1, Class A-2, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, the Class A-IO Interest and the Class A-R Interest, and the interests in the Lower-Tier REMIC represented by the Class A-L1 Interest, Class A-L2 Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest and the Class A-LR Interest; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate (exclusive of the portion thereof designated as the Grantor Trust) to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow either of the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; and (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or the Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder.

               In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Depositor shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Depositor shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Depositor hereby indemnifies the Master Servicer or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Depositor and the Trustee for any losses, liabilities, damages, claims or expenses of the Depositor or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of either REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of either REMIC as described above, the Trustee hereby indemnifies the Depositor and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Depositor or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

               (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee, respectively, to perform its obligations under this Section 8.13.

               The Holder of the Residual Certificate is hereby designated as the "tax matters person" for the Upper-Tier REMIC and the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d). The "tax matters person" shall have the same duties with respect to the applicable REMIC as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. By its acceptance of the Residual Certificate, such Holder irrevocably appoints the Master Servicer (and the Master Servicer hereby agrees to act) as agent to perform all of the duties of the "tax matters person."

               Section 8.14 Monthly Advances.

               In the event that Wells Fargo Bank in its capacity as Servicer fails to make a Periodic Advance required to be made pursuant to the Wells Fargo Bank Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Wells Fargo Bank, the Trustee shall be entitled, pursuant to Section 3.02(a)(i),
(ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

               Section 8.15 Indemnification of the Master Servicer and Depositor
                            by the Trustee

               The Trustee shall indemnify and hold harmless the Master Servicer and the Depositor and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Trustee or by reason of reckless disregard of its obligation to deliver any information, report, certification, accountants' letter or other material required to comply with Regulation AB. Any payment pursuant to this Section made by the Trustee to the Master Servicer or the Depositor shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 8.15 shall survive the termination of this Agreement.

               Notwithstanding anything in this Agreement to the contrary, in no event shall the Trustee be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) resulting from the Trustee's nonperformance of its duties or obligations to deliver any information, report, certification, accountants' letter or other material required to comply with Regulation AB, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

               Section 8.16 Trustee Errors and Omissions Policy.

               The Trustee shall maintain, at all times and at its own expense, a Trustee Errors and Omissions Policy, which policy shall have such terms and coverage amounts as are comparable to those of errors and omissions policies maintained by trustees generally.

               The Trustee Errors and Omissions Policy shall insure the Trustee, its successors and assigns, against any losses resulting from negligence, errors or omissions on the part of officers, employees or other persons acting on behalf of the Trustee in the performance of its duties as Trustee pursuant to this Agreement.

               The Trustee shall maintain in effect the Trustee Errors and Omissions Policy at all times and the Trustee Errors and Omissions Policy may not be canceled, permitted to lapse or otherwise terminated without thirty Business Days' prior written notice by registered mail to the Master Servicer and the Depositor.

                                   ARTICLE IX

                                   TERMINATION

               Section 9.01 Termination upon Purchase by the Depositor or
                            Liquidation of All Mortgage Loans.

               Subject to Section 9.02, the respective obligations and responsibilities of the parties to this Agreement created hereby (other than the obligation of the Paying Agent to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.13 hereof) shall terminate upon the last action required to be taken by the Paying Agent on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Depositor of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan, plus with respect to clauses (x) and (y) any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate and (z) any Reimbursement Amount owed to the Trust pursuant to Section 2.03 and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

               The right of the Depositor to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph is subject to
Section 9.02 and conditioned upon (A) the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in Section 11.21 and (B) the sum of clause (i)(x) and (y) of the preceding paragraph being less than or equal to the aggregate fair market value of the Mortgage Loans (other than any REO Mortgage Loans) and the Mortgaged Properties related to the REO Mortgage Loans; provided, however, that this clause (B) shall not apply to any purchase by the Depositor if, at the time of the purchase, the Depositor is no longer subject to regulation by the Office of the Comptroller of the Currency, the FDIC, the Federal Reserve or the Office of Thrift Supervision. Fair market value for purposes of this paragraph and the preceding paragraph will be determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01. In the case of any purchase by the Depositor pursuant to said clause (i) of the preceding paragraph, the Depositor shall give the Trustee, the Paying Agent and the Master Servicer notice of its intent to purchase the assets of the Trust by the fifth day of the month of the Final Distribution Date or such later date as shall be acceptable to the Trustee and Master Servicer. The Depositor or Master Servicer shall in such case provide to the Trustee confirmation of deposit of the purchase price and the Trustee or the Custodian shall, promptly following payment of the purchase price and upon receipt from the Master Servicer of a Request for Release, release to the Depositor the Owner Mortgage Loan Files and Retained Mortgage Loan Files, if applicable, pertaining to the Mortgage Loans being purchased.

               Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given promptly by the Paying Agent by letter to Certificateholders and the Trustee mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the Corporate Trust Office of the Paying Agent therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date) pursuant to Section 4.01 only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Paying Agent therein specified. If the Depositor is exercising its right to purchase, the Depositor shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

               Upon presentation and surrender of the Certificates, the Paying Agent shall allocate to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates (other than any Class of Exchangeable Certificates), the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount or, in the case of the Class A-1 Certificates, the Calculated Interest Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Residual Certificate, the amounts (other than amounts retained to meet claims), if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively after application pursuant to clauses (i) and (ii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Amounts allocated on a Distribution Date to a Class of Certificates in clauses (i), (ii) and (iii) above shall be distributed on such Distribution Date to each such Class in accordance with such clauses; provided that, interest allocated to the Class A-1 Certificates pursuant to clause (i) above will be distributed first, to the Class A-1 Certificates, an amount up to their Interest Accrual Amount for such Distribution Date, second, to the Class A-1 Certificates, an amount up to the portion of the Class A Unpaid Interest Shortfall, if any, actually borne by the Class A-1 Certificates and third, to the beneficial owner of the Class A-IO Interest, any remaining amount. Amounts distributed pursuant to the preceding sentence shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the manner specified in Section 4.01(a). Outstanding Exchangeable Certificates shall be entitled to receive their proportionate share of distributions allocated to their Related Exchangeable REMIC Certificates as set forth in Section 4.01(h). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i) and (ii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(a) and
(e) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

               In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Paying Agent shall on such date cause all funds, if any, in the Payment Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders. The Paying Agent shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Paying Agent may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

               Section 9.02 Additional Termination Requirements.

               In the event of a termination of the Trust Estate upon the exercise by the Depositor of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee and the Master Servicer have received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either of the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate (exclusive of the portion thereof designated as the Grantor Trust) to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

               (i) The notice given by the Paying Agent under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC; and

               (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Depositor for cash at the purchase price specified in Section 9.01 and the Paying Agent shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

               Section 10.01 Amendment.

               (a) This Agreement or the Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake,
(ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein or in the related Prospectus, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to conform the obligations of the parties under this Agreement, or to add obligations of the parties to this Agreement, if necessary, to comply with the requirements of Regulation AB, (v) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and the Certificate Account provided that such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (vi) to modify, eliminate or add to the provisions of
Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Depositor for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either of the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee, (vii) prior to the initial transfer of any Class of Class B Certificates by the Depositor or an affiliate of the Depositor to a Person other than the Depositor or an affiliate of the Depositor following the Closing Date, (a) to change the Denomination which constitutes a Single Certificate for such Class, (b) to change such Class from Definitive Certificates to Book-Entry Certificates or from Book-Entry Certificates to Definitive Certificates and (c) to modify, eliminate or add to the provisions of
Section 5.02 restricting transfer of any Class of Class B Certificates and
(viii) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, any amendment pursuant to clause (v) or (viii) shall not be deemed to adversely affect in any material respect the interest of Certificateholders and no Opinion of Counsel to that effect shall be required if the person requesting the amendment instead obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

               This Agreement or the Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

               Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement, other than an amendment pursuant to clause (vii) of the second preceding paragraph, unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either of the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

               Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

               It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

               The Trustee shall give prompt written notice to the Custodian of any amendment or supplement to this Agreement and furnish the Custodian with written copies thereof.

               (b) Notwithstanding any contrary provision of this Agreement, if any of the Mortgage Loans are Type 2 Mortgage Loans, as indicated on the Mortgage Loan Schedule, the Master Servicer may, from time to time, amend
Schedule I hereto without the consent of any Certificateholder or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of changing the Applicable Unscheduled Principal Receipt Period for Type 2 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts.

               Section 10.02 Recordation of Agreement.

               This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

               For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

               Section 10.03 Limitation on Rights of Certificateholders.

               The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

               Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

               No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

               Section 10.04 Governing Law; Jurisdiction.

               This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

               Section 10.05 Notices.

               Unless otherwise provided in this Agreement, all demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested or by facsimile (i) in the case of the Depositor, to Wells Fargo Asset Securities Corporation, 5325 Spectrum Drive, Frederick, Maryland 21703, Attention: Vice President, Structured Finance or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Depositor, (ii) in the case of the Master Servicer, to Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951,
Attention: Corporate Trust Services-WFMBS 2008-AR1; facsimile: (410) 715-2380 or such other address as may hereafter be furnished to the Depositor and the Trustee in writing by the Master Servicer and (iii) in the case of the Trustee or the Paying Agent, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Depositor and the Master Servicer in writing by the Trustee or the Paying Agent. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice; provided, however, that any demand, notice or communication to or upon the Depositor, the Master Servicer or the Trustee shall not be effective until received.

               For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the applicable Servicer or a Certificateholder.

               Section 10.06 Severability of Provisions.

               If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

               Section 10.07 Special Notices to Rating Agencies.

               (a) The Trustee shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which a Responsible Officer has notice:

               (i) any amendment to this Agreement pursuant to Section 10.01(a);

               (ii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

               (iii) any resignation of the Master Servicer pursuant to Section 6.04;

               (iv) the occurrence of any of the Events of Default described in
        Section 7.01;

               (v) any notice of termination given to the Master Servicer pursuant to Section 7.01; or

               (vi) the appointment of any successor to the Master Servicer pursuant to Section 7.05.

               (b) The Paying Agent shall give prompt notice to each Rating Agency of any sale or transfer of the Class B Certificates pursuant to Section
5.02 to an affiliate of the Depositor.

               (c) The Paying Agent shall give prompt notice to each Rating Agency of the making of a final payment pursuant to Section 9.01.

               (d) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

               (i) the resignation of the Custodian or the appointment of a successor Custodian pursuant to the Custodial Agreement;

               (ii) the resignation or removal of the Trustee pursuant to
        Section 8.08;

               (iii) the appointment of a successor trustee pursuant to Section 8.09; or

               (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

               (e) The Master Servicer shall deliver to each Rating Agency or otherwise make available to each Rating Agency in a format acceptable to each Rating Agency:

               (i) reports prepared pursuant to Section 3.05 and 3.11; and

               (ii) the Distribution Date Statements.

               (f) The Depositor shall give prompt notice to each Rating Agency of any amendment to a Servicing Agreement that affects the ability of the Servicer to modify a Mortgage Loan.

               Section 10.08 Covenant of Depositor.

               The Depositor shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

               Section 10.09 Recharacterization.

               The Parties intend the conveyance by the Depositor to the Trustee of all of its right, title and interest in and to the Trust Estate pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in and to the Trust Estate. The Depositor shall make the initial Uniform Commercial Code filings and take action as shall be necessary to perfect such security interest. The Master Servicer shall take all actions, including, without limitation, filing any Uniform Commercial Code continuation statements, as shall be necessary to maintain the perfection of such security interest.

               Section 10.10 Regulation AB Compliance; Intent of Parties;
                             Reasonableness.

               The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Depositor or the Master Servicer in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, the parties hereto shall cooperate fully with the Master Servicer and the Depositor to deliver to the Master Servicer and/or the Depositor, any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor or the Master Servicer to permit the Depositor or the Master Servicer to comply with the provisions of Regulation AB, together with such disclosures reasonably believed by the Depositor or the Master Servicer to be necessary in order to effect such compliance.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

               Section 11.01 Cut-Off Date.

               The Cut-Off Date for the Certificates is February 1, 2008.

               Section 11.02 Cut-Off Date Aggregate Principal Balance.

               The Cut-Off Date Aggregate Principal Balance is $675,349,148.44.

               Section 11.03 Original Class A Percentage.

               The Original Class A Percentage is 95.69999481%.

               Section 11.04 Original Principal Balances of the Classes of Class
                             A Certificates.

               As to the following Classes of Class A Certificates (other than the Classes of Exchangeable REMIC Certificates and Exchangeable Certificates), the Principal Balance of such Class as of the Cut-Off Date and as to the Classes of Exchangeable REMIC Certificates and Exchangeable Certificates, the Maximum Initial Principal Balance of such Class as of the Cut-Off Date, as follows:


                                                 Original
                                                 --------
                Class                      Principal Balance or
                -----                      --------------------
                                        Maximum Initial Principal
                                        -------------------------
                                                 Balance
                                                 -------

               Class A-1                     $460,588,000.00
               Class A-2                     $185,721,000.00
               Class A-3                     $156,681,000.00
               Class A-4                      $29,040,000.00
               Class A-5                     $185,721,000.00
               Class A-R                             $100.00

               Section 11.05 Maximum Initial Notional Amount.

               The Maximum Initial Notional Amount of the Class A-6 Certificates is $185,721,000.00.

               Section 11.06 Original Subordinated Percentage.

               The Original Subordinated Percentage is 4.30000519%.

               Section 11.07 Original Class B Principal Balance.

               The Original Class B Principal Balance is  $29,040,048.44.

               Section 11.08 Original Principal Balances of the Classes of Class
                             B Certificates.

               As to the following Classes of Class B Certificates, the Principal Balance of such Class as of the Cut-Off Date, is as follows:


                                         Original
                                         --------
                 Class               Principal Balance
                 -----               -----------------

               Class B-1              $11,818,000.00
               Class B-2               $5,741,000.00
               Class B-3               $2,026,000.00
               Class B-4               $4,052,000.00
               Class B-5               $1,350,000.00
               Class B-6               $4,053,048.00

               Section 11.09 Original Class B-1 Fractional Interest.

               The Original Class B-1 Fractional Interest is 2.55009552%.

               Section 11.10 Original Class B-2 Fractional Interest.

               The Original Class B-2 Fractional Interest is 1.70001671%.

               Section 11.11 Original Class B-3 Fractional Interest.

               The Original Class B-3 Fractional Interest is 1.40002374%.

               Section 11.12 Original Class B-4 Fractional Interest.

               The Original Class B-4 Fractional Interest is 0.80003779%.

               Section 11.13 Original Class B-5 Fractional Interest.

               The Original Class B-5 Fractional Interest is 0.60014119%.

               Section 11.14 Original Class B-1 Percentage.

               The Original Class B-1 Percentage is 1.74990966%.

               Section 11.15 Original Class B-2 Percentage.

               The Original Class B-2 Percentage is 0.85007881%.

               Section 11.16 Original Class B-3 Percentage.

               The Original Class B-3 Percentage is 0.29999297%.

               Section 11.17 Original Class B-4 Percentage.

               The Original Class B-4 Percentage is 0.59998595%.

               Section 11.18 Original Class B-5 Percentage.

               The Original Class B-5 Percentage is 0.19989660%.

               Section 11.19 Original Class B-6 Percentage.

               The Original Class B-6 Percentage is 0.60014119%.

               Section 11.20 Closing Date.

               The Closing Date is February 27, 2008.

               Section 11.21 Right to Purchase.

               The right of the Depositor to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $67,534,914.84 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

               Section 11.22 Single Certificate.

               A Single Certificate for the Class A-1 Certificates represents a $25,000 Denomination. A Single Certificate for the Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2 and Class B-3 Certificates represents a $100,000 Denomination. A Single Certificate for the Class A-6 Certificates represents a $14,286,000 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination. A Single Certificate for the Residual Certificate represents a $100 Denomination.

               Section 11.23 Servicing Fee Rate.

               The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

               Section 11.24 Master Servicing Fee Rate.

               The rate used to calculate the Master Servicing Fee for each Mortgage Loan shall be 0.010% per annum.

               IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                            WELLS FARGO ASSET SECURITIES
                                              CORPORATION
                                               as Depositor


                                            By:   /s/ Bradley A. Davis
                                               ---------------------------------
                                               Name:  Bradley A. Davis
                                               Title: Vice President


                                            WELLS FARGO BANK, N.A.
                                               as Master Servicer


                                            By:   /s/ Stacey M. Taylor
                                               ---------------------------------
                                               Name:  Stacey M. Taylor
                                               Title: Vice President


                                            HSBC BANK USA, NATIONAL ASSOCIATION
                                               as Trustee


                                            By:   /s/ Alexander Pabon
                                               ---------------------------------
                                               Name:  Alexander Pabon
                                               Title: Vice President

STATE OF  MARYLAND              )
                                  ss.:
COUNTY OF FREDERICK             )



               On this 27th day of February, 2008, before me, a notary public in and for the State of Maryland, personally appeared Bradley A. Davis, known to me who, being by me duly sworn, did depose and say that he is a Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND               )
                                  ss.:
COUNTY OF HOWARD                )



               On this 27th day of February, 2008, before me, the undersigned officer, personally appeared Stacey M. Taylor, and acknowledged to me to be a Vice President of Wells Fargo Bank, National Association, and that as such officer, being duly authorized to do so pursuant to such entity's by-laws or a resolution of its board of directors, executed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of such entity by himself/herself as such officer as his/her free and voluntary act and deed and the free and voluntary act and deed of said entity.

               IN WITNESS WHEREOF, I hereunto set my hand and official seal.



_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF  NEW YORK              )
                                ss.:
COUNTY OF NEW YORK              )


               On this 27th day of February, 2008, before me, a notary public in and for the State of New York, personally appeared Alexander Pabon, known to me who, being by me duly sworn, did depose and say that he is a Vice President of HSBC Bank USA, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



_________________________
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

                    Wells Fargo Asset Securities Corporation,
               Mortgage Pass-Through Certificates, Series 2008-AR1
                 Applicable Unscheduled Principal Receipt Period

                                  Full Unscheduled          Partial Unscheduled
Servicer                         Principal Receipts         Principal Receipts
--------------------------       ------------------         ------------------

Wells Fargo Bank                     Mid-Month                  Mid-Month

                                 EXHIBIT A-1
                   [FORM OF FACE OF CLASS A-1 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
  DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2008-AR1, CLASS A-1

                evidencing an interest in a pool of adjustable
                         interest rate, monthly pay,
                    fully amortizing, first lien, one- to
                four-family residential mortgage loans sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
             (Not an interest in or obligation of the Depositor)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  February 1, 2008

CUSIP No.: 94985Q AA2                  First Distribution Date: March 25, 2008

ISIN No.: US94985QAA22                 Denomination:  $

Percentage Interest evidenced          Final Scheduled Maturity Date:  March 25,
by this Certificate: %                 2038

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2008 (the "Agreement") among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and HSBC Bank USA, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be determined as specified in the Agreement. The amount of interest which accrues on this Certificate in any month will be subject, under certain circumstances, to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Paying Agent specified for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended, and certain other property.

            Unless this Certificate has been countersigned by an authorized officer of the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wells Fargo Bank, N.A.,
                                            Paying Agent



                                       By____________________________
                                            Authorized Officer

Countersigned:

Wells Fargo Bank, N.A.,
  Authenticating Agent

By ________________________
   Authorized Officer

                                 EXHIBIT A-2
                   [FORM OF FACE OF CLASS A-2 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
  DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2008-AR1, CLASS A-2

                evidencing an interest in a pool of adjustable
                         interest rate, monthly pay,
                    fully amortizing, first lien, one- to
                four-family residential mortgage loans sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
             (Not an interest in or obligation of the Depositor)

            THIS CERTIFICATE IS AN EXCHANGEABLE REMIC CERTIFICATE AS DESCRIBED IN THE AGREEMENT REFERENCED HEREIN.

            AFTER THE SUBORDINATION DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS A-1 CERTIFICATES WILL BE BORNE BY THE CLASS A-2 CERTIFICATES AS DESCRIBED IN THE AGREEMENT.

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE MAXIMUM INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  February 1, 2008

CUSIP No.: 94985Q AB0                  First Distribution Date: March 25, 2008

ISIN No.: US94985QAB05                 Denomination:  $

Percentage Interest evidenced          Maximum Initial Principal
by this Certificate: %                 Balance:  $

Final Scheduled Maturity Date:  March
25, 2038

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2008 (the "Agreement") among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and HSBC Bank USA, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be a per annum rate equal to the Net WAC. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Paying Agent specified for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wells Fargo Bank, N.A.,
                                            Paying Agent



                                       By____________________________
                                            Authorized Officer

Countersigned:

Wells Fargo Bank, N.A.,
  Authenticating Agent

By ________________________
   Authorized Officer

                                 EXHIBIT A-3
                   [FORM OF FACE OF CLASS A-3 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
  DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2008-AR1, CLASS A-3

                evidencing an interest in a pool of adjustable
                         interest rate, monthly pay,
                    fully amortizing, first lien, one- to
                four-family residential mortgage loans sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
             (Not an interest in or obligation of the Depositor)

            THIS CERTIFICATE IS AN EXCHANGEABLE CERTIFICATE AS DESCRIBED IN THE AGREEMENT REFERENCED HEREIN.

            AFTER THE SUBORDINATION DEPLETION DATE AND AFTER THE MAXIMUM PRINCIPAL BALANCE OF THE CLASS A-4 CERTIFICATES HAS BEEN REDUCED TO ZERO, THE PRINCIPAL PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS A-1 CERTIFICATES WILL BE BORNE BY THE CLASS A-3 CERTIFICATES AS DESCRIBED IN THE AGREEMENT.

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE MAXIMUM INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  February 1, 2008

CUSIP No.: 94985Q AC8                  First Distribution Date: March 25, 2008

ISIN No.: US94985QAC87                 Denomination:  $

Percentage Interest evidenced          Maximum Initial Principal
by this Certificate: %                 Balance:  $

Final Scheduled Maturity Date:  March
25, 2038

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2008 (the "Agreement") among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and HSBC Bank USA, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-3 Certificates will be entitled to distributions of principal and interest in accordance with the provisions of the Agreement.

            Distributions on this Certificate will be made by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Paying Agent specified for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate represents beneficial ownership of an interest in each Related Exchangeable REMIC Certificate.

            Unless this Certificate has been countersigned by an authorized officer of the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wells Fargo Bank, N.A.,
                                            Paying Agent



                                       By____________________________
                                            Authorized Officer

Countersigned:

Wells Fargo Bank, N.A.,
  Authenticating Agent

By ________________________
   Authorized Officer

                                 EXHIBIT A-4
                   [FORM OF FACE OF CLASS A-4 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
  DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2008-AR1, CLASS A-4

                evidencing an interest in a pool of adjustable
                         interest rate, monthly pay,
                    fully amortizing, first lien, one- to
                four-family residential mortgage loans sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
             (Not an interest in or obligation of the Depositor)

            THIS CERTIFICATE IS AN EXCHANGEABLE CERTIFICATE AS DESCRIBED IN THE AGREEMENT REFERENCED HEREIN.

            AFTER THE SUBORDINATION DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES ALLOCATED TO CERTAIN CLASSES OF CERTIFICATES WILL BE BORNE BY THE CLASS A-4 CERTIFICATES AS DESCRIBED IN THE AGREEMENT.

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE MAXIMUM INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  February 1, 2008

CUSIP No.: 94985Q AD6                  First Distribution Date: March 25, 2008

ISIN No.: US94985QAD60                 Denomination:  $

Percentage Interest evidenced          Maximum Initial Principal
by this Certificate: %                 Balance:  $

Final Scheduled Maturity Date:  March
25, 2038

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2008 (the "Agreement") among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and HSBC Bank USA, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-4 Certificates will be entitled to distributions of principal and interest in accordance with the provisions of the Agreement.

            Distributions on this Certificate will be made by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Paying Agent specified for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate represents beneficial ownership of an interest in each Related Exchangeable REMIC Certificate.

            Unless this Certificate has been countersigned by an authorized officer of the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wells Fargo Bank, N.A.,
                                            Paying Agent



                                       By____________________________
                                            Authorized Officer

Countersigned:

Wells Fargo Bank, N.A.,
  Authenticating Agent

By ________________________
   Authorized Officer

                                 EXHIBIT A-5
                   [FORM OF FACE OF CLASS A-5 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
  DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2008-AR1, CLASS A-5

                evidencing an interest in a pool of adjustable
                         interest rate, monthly pay,
                    fully amortizing, first lien, one- to
                four-family residential mortgage loans sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
             (Not an interest in or obligation of the Depositor)

            THIS CERTIFICATE IS AN EXCHANGEABLE CERTIFICATE AS DESCRIBED IN THE AGREEMENT REFERENCED HEREIN.

            AFTER THE SUBORDINATION DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS A-1 CERTIFICATES WILL BE BORNE BY THE CLASS A-5 CERTIFICATES AS DESCRIBED IN THE AGREEMENT.

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE MAXIMUM INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  February 1, 2008

CUSIP No.: 94985Q AE4                  First Distribution Date: March 25, 2008

ISIN No.: US94985QAE44                 Denomination:  $

Percentage Interest evidenced          Maximum Initial Principal
by this Certificate: %                 Balance:  $

Final Scheduled Maturity Date:  March
25, 2038

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2008 (the "Agreement") among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and HSBC Bank USA, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-5 Certificates will be entitled to distributions of principal and interest in accordance with the provisions of the Agreement.

            Distributions on this Certificate will be made by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Paying Agent specified for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate represents beneficial ownership of an interest in each Related Exchangeable REMIC Certificate.

            Unless this Certificate has been countersigned by an authorized officer of the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wells Fargo Bank, N.A.,
                                            Paying Agent



                                       By____________________________
                                            Authorized Officer

Countersigned:

Wells Fargo Bank, N.A.,
  Authenticating Agent

By ________________________
   Authorized Officer

                                 EXHIBIT A-6
                   [FORM OF FACE OF CLASS A-6 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
  DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2008-AR1, CLASS A-6

                evidencing an interest in a pool of adjustable
                         interest rate, monthly pay,
                    fully amortizing, first lien, one- to
                four-family residential mortgage loans sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
             (Not an interest in or obligation of the Depositor)

            THIS CERTIFICATE IS AN EXCHANGEABLE CERTIFICATE AS DESCRIBED IN THE AGREEMENT REFERENCED HEREIN.

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            REDUCTION OF THE AMOUNT OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE MAXIMUM INITIAL NOTIONAL AMOUNT REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  February 1, 2008

CUSIP No.: 94985Q AF1                  First Distribution Date: March 25, 2008

ISIN No.: US94985QAF19                 Denomination:  $

Percentage Interest evidenced          Maximum Initial Notional
by this Certificate: %                 Amount:  $

Final Scheduled Maturity Date:  March
25, 2038

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-6 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2008 (the "Agreement") among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and HSBC Bank USA, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of the Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-6 Certificates will be entitled to distributions of interest in accordance with the provisions of the Agreement.

            Distributions on this Certificate will be made by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Paying Agent specified for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate represents beneficial ownership of an interest in each Related Exchangeable REMIC Certificate.

            Unless this Certificate has been countersigned by an authorized officer of the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wells Fargo Bank, N.A.,
                                            Paying Agent



                                       By____________________________
                                            Authorized Officer

Countersigned:

Wells Fargo Bank, N.A.,
  Authenticating Agent

By ________________________
   Authorized Officer

                                 EXHIBIT A-R
                   [FORM OF FACE OF CLASS A-R CERTIFICATE]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTERESTS" IN TWO "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE MASTER SERVICER TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC AND LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC AND LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2008-AR1, CLASS A-R

                evidencing an interest in a pool of adjustable
                         interest rate, monthly pay,
                    fully amortizing, first lien, one- to
                four-family residential mortgage loans sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
             (Not an interest in or obligation of the Depositor)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  February 1, 2008

CUSIP No.: 94985Q AG9                  First Distribution Date: March 25, 2008

ISIN No.: US94985QAG91                 Denomination:  $

Percentage Interest evidenced          Final Scheduled Maturity Date:  March 25,
by this Certificate: %                 2038

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of adjustable interest rate, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2008 (the "Agreement") among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and HSBC Bank USA, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to the Holder of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be a per annum rate equal to the Net WAC. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall, any Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Paying Agent specified for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wells Fargo Bank, N.A.,
                                            Paying Agent



                                       By____________________________
                                            Authorized Officer

Countersigned:

Wells Fargo Bank, N.A.,
  Authenticating Agent

By ________________________
   Authorized Officer

                                 EXHIBIT B-1
                   [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2008-AR1, CLASS B-1

  evidencing an interest in a pool of adjustable interest rate, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
             (Not an interest in or obligation of the Depositor)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  February 1, 2008

CUSIP No.: 94985Q AH7                  First Distribution Date: March 25, 2008

ISIN No.: US94985QAH74                 Denomination:  $

Percentage Interest evidenced          Final Scheduled Maturity Date:  March 25,
by this Certificate: %                 2038

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2008 (the "Agreement") among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and HSBC Bank USA, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be a per annum rate equal to the Net WAC. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Paying Agent specified for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wells Fargo Bank, N.A.,
                                            Paying Agent



                                       By____________________________
                                            Authorized Officer

Countersigned:

Wells Fargo Bank, N.A.,
  Authenticating Agent

By ________________________
   Authorized Officer

                                 EXHIBIT B-2
                   [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2008-AR1, CLASS B-2

  evidencing an interest in a pool of adjustable interest rate, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
             (Not an interest in or obligation of the Depositor)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  February 1, 2008

CUSIP No.: 94985Q AJ3                  First Distribution Date: March 25, 2008

ISIN No.: US94985QAJ31                 Denomination:  $

Percentage Interest evidenced          Final Scheduled Maturity Date:  March 25,
by this Certificate: %                 2038

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2008 (the "Agreement") among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and HSBC Bank USA, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be a per annum rate equal to the Net WAC. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Paying Agent specified for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wells Fargo Bank, N.A.,
                                            Paying Agent



                                       By____________________________
                                            Authorized Officer

Countersigned:

Wells Fargo Bank, N.A.,
  Authenticating Agent

By ________________________
   Authorized Officer

                                   EXHIBIT B-3

                   [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2008-AR1, CLASS B-3

  evidencing an interest in a pool of adjustable interest rate, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
             (Not an interest in or obligation of the Depositor)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  February 1, 2008

CUSIP No.: 94985Q AK0                  First Distribution Date: March 25, 2008

ISIN No.: US94985QAK04                 Denomination:  $

Percentage Interest evidenced          Final Scheduled Maturity Date:  March 25,
by this Certificate: %                 2038

            THIS CERTIFIES THAT _______________________________ is the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2008 (the "Agreement") among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and HSBC Bank USA, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be a per annum rate equal to the Net WAC. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Paying Agent specified for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wells Fargo Bank, N.A.,
                                            Paying Agent



                                       By____________________________
                                            Authorized Officer

Countersigned:

Wells Fargo Bank, N.A.,
  Authenticating Agent

By ________________________
   Authorized Officer

                                 EXHIBIT B-4
                   [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE INITIAL PURCHASER IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT." EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN SECTION 5.02(C) OF THE AGREEMENT REFERRED TO HEREIN TO THE MASTER SERVICER AND DEPOSITOR.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2008-AR1, CLASS B-4

  evidencing an interest in a pool of adjustable interest rate, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
             (Not an interest in or obligation of the Depositor)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  February 1, 2008

CUSIP No.: 94985Q AL8                  First Distribution Date: March 25, 2008

ISIN No.: US94985QAL86                 Denomination:  $

Percentage Interest evidenced          Final Scheduled Maturity Date:  March 25,
by this Certificate: %                 2038

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2008 (the "Agreement") among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and HSBC Bank USA, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be a per annum rate equal to the Net WAC. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Paying Agent specified for that purpose in the notice of final distribution.

            No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, the transferee will be required to execute an investment letter in the form described in the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicer, and any Paying Agent against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. The representations required in any investment letter shall be deemed to have been made in connection with a transfer of a Class B-4 Certificate that is a Book-Entry Certificate. In connection with any such transfer, the Master Servicer will also require (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Master Servicer and the Depositor with respect to certain matters and (b) such other documentation as the Depositor or the Master Servicer may require, as described in the Agreement. For purposes of clause (i) of this paragraph, each person who acquires this certificate or any interest therein shall be deemed to have made the representations required by the representation letter referred to in the preceding sentence, unless such person shall have provided such representation letter or the opinion of counsel referred to in the preceding sentence to the Depositor and Master Servicer.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wells Fargo Bank, N.A.,
                                            Paying Agent



                                       By____________________________
                                            Authorized Officer

Countersigned:

Wells Fargo Bank, N.A.,
  Authenticating Agent

By ________________________
   Authorized Officer

                                 EXHIBIT B-5
                   [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE INITIAL PURCHASER IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT." EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN SECTION 5.02(C) OF THE AGREEMENT REFERRED TO HEREIN TO THE MASTER SERVICER AND DEPOSITOR.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2008-AR1, CLASS B-5

  evidencing an interest in a pool of adjustable interest rate, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
             (Not an interest in or obligation of the Depositor)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  February 1, 2008

CUSIP No.: 94985Q AM6                  First Distribution Date: March 25, 2008

ISIN No.: US94985QAM69                 Denomination:  $

Percentage Interest evidenced          Final Scheduled Maturity Date:  March 25,
by this Certificate: %                 2038

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2008 (the "Agreement") among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and HSBC Bank USA, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be a per annum rate equal to the Net WAC. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Paying Agent specified for that purpose in the notice of final distribution.

            No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, the transferee will be required to execute an investment letter in the form described in the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicer, and any Paying Agent against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. The representations required in any investment letter shall be deemed to have been made in connection with a transfer of a Class B-5 Certificate that is a Book-Entry Certificate. In connection with any such transfer, the Master Servicer will also require (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Master Servicer and the Depositor with respect to certain matters and (b) such other documentation as the Depositor or the Master Servicer may require, as described in the Agreement. For purposes of clause (i) of this paragraph, each person who acquires this certificate or any interest therein shall be deemed to have made the representations required by the representation letter referred to in the preceding sentence, unless such person shall have provided such representation letter or the opinion of counsel referred to in the preceding sentence to the Depositor and Master Servicer.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wells Fargo Bank, N.A.,
                                            Paying Agent



                                       By____________________________
                                            Authorized Officer

Countersigned:

Wells Fargo Bank, N.A.,
  Authenticating Agent

By ________________________
   Authorized Officer

                                 EXHIBIT B-6
                   [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE INITIAL PURCHASER IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT." EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN SECTION 5.02(C) OF THE AGREEMENT REFERRED TO HEREIN TO THE MASTER SERVICER AND DEPOSITOR.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2008-AR1, CLASS B-6

  evidencing an interest in a pool of adjustable interest rate, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
             (Not an interest in or obligation of the Depositor)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:  February 1, 2008

CUSIP No.: 94985Q AN4                  First Distribution Date: March 25, 2008

ISIN No.: US94985QAN43                 Denomination:  $

Percentage Interest evidenced          Final Scheduled Maturity Date:  March 25,
by this Certificate: %                 2038

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of adjustable interest rate, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 27, 2008 (the "Agreement") among the Depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and HSBC Bank USA, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be a per annum rate equal to the Net WAC. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made by the Paying Agent by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person has notified the Paying Agent pursuant to the Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Paying Agent specified for that purpose in the notice of final distribution.

            No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, the transferee will be required to execute an investment letter in the form described in the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicer, and any Paying Agent against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. The representations required in any investment letter shall be deemed to have been made in connection with a transfer of a Class B-6 Certificate that is a Book-Entry Certificate. In connection with any such transfer, the Master Servicer will also require (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Master Servicer and the Depositor with respect to certain matters and (b) such other documentation as the Depositor or the Master Servicer may require, as described in the Agreement. For purposes of clause (i) of this paragraph, each person who acquires this certificate or any interest therein shall be deemed to have made the representations required by the representation letter referred to in the preceding sentence, unless such person shall have provided such representation letter or the opinion of counsel referred to in the preceding sentence to the Depositor and Master Servicer.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Paying Agent has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                       Wells Fargo Bank, N.A.,
                                            Paying Agent



                                       By____________________________
                                            Authorized Officer

Countersigned:

Wells Fargo Bank, N.A.,
  Authenticating Agent

By ________________________
   Authorized Officer

                                    EXHIBIT C

              [Form of Reverse of Series 2008-AR1 Certificates]

                   WELLS FARGO ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2008-AR1

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Master Servicer, the Trustee, the Paying Agent and the Certificate Registrar, and any agent of the Depositor, the Master Servicer, the Trustee, the Paying Agent or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Paying Agent on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Depositor from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Depositor to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Depositor's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
   (Please print or typewrite name and address including postal zip code of assignee)

the beneficial interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

------------------------------------------------------------------------------

------------------------------------------------------------------------------

Social Security or other Identifying Number of Assignee:

Dated:

                                       -----------------------------------
                                          Signature by or on behalf of
                                          assignor

                                       -----------------------------------
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made by wire transfer or otherwise, in immediately available funds to _________________________________________________
_________________ for the account of ___________________________________________
account number _____________, or, if mailed by check, to _______________________
_____________________________________. Applicable statements should be mailed to
_______________________________________________________________________________.

            This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of February 27, 2008, by and among HSBC BANK USA, NATIONAL ASSOCIATION, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), WELLS FARGO ASSET SECURITIES CORPORATION (together with any successor in interest, the "Depositor"), WELLS FARGO BANK, N.A. (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and WELLS FARGO BANK, N.A. (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                         W I T N E S S E T H   T H A T

            WHEREAS, the Depositor, the Master Servicer, and the Trustee, have entered into a Pooling and Servicing Agreement dated as of February 27, 2008 relating to the issuance of Mortgage Pass-Through Certificates, Series 2008-AR1 (as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Depositor under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Depositor, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

            Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. Subject to Section 2.3 hereof, the Custodian, as the duly appointed agent of the Trustee for these purposes, declares that it holds and will hold the documents delivered to it pursuant to Section 2.01 of the Pooling and Servicing Agreement and any other documents constituting part of the Owner Mortgage Loan File or Retained Mortgage Loan File received on or subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders. The Depositor shall give written notice to the Custodian within 10 business days of the occurrence of a Document Transfer Event.

            Section 2.2. Recordation of Assignments. Unless an assignment of a Mortgage is not required to be recorded in accordance with Section 2.01 of the Pooling and Servicing Agreement, if any Custodial File includes one or more assignments to the Trustee of Mortgage Notes that have not been recorded, each such assignment shall be delivered by the Custodian to the Depositor for the purpose of recording it in the appropriate public office for real property records, and the Depositor, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, each Custodial File and to provide the initial and final certifications in the forms of Exhibits N and O to the Pooling and Servicing Agreement in accordance with the provisions thereof. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective, the Custodian shall follow the procedures specified in the Pooling and Servicing Agreement.

            Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Depositor or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall follow the procedures specified in the Pooling and Servicing Agreement.

            Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer or applicable Servicer shall immediately deliver to the Custodian two copies of a Request for Release or such request in an electronic format acceptable to the Custodian and shall request delivery to it of the Custodial File. The Custodian agrees, within five business days of receipt of such Request for Release, to release the related Custodial File to the Master Servicer or applicable Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer or applicable Servicer shall deliver to the Custodian two copies of a Request for Release of a Servicing Officer requesting that possession of the Custodial File be released to the Servicer or Master Servicer and certifying as to the reason for such release. Upon receipt of the foregoing, the Custodian shall deliver the Custodial File to the Master Servicer or applicable Servicer. The Master Servicer or applicable Servicer shall cause each Custodial File therein so released to be returned to the Custodian when the need therefor by the Master Servicer or applicable Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. In the event of the liquidation of a Mortgage Loan, the Master Servicer or applicable Servicer shall deliver two copies of a Request for Release with respect thereto to the Custodian upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            The Custodian shall maintain records (i) identifying all requests made by Servicers or the Master Servicer (other than requests relating to Custodial Files already released by the Custodian) for the release by the Custodian of Custodial Files with respect to the Mortgage Loans and (ii) all Custodial Files released by the Custodian.

            Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            Concerning the Custodian

            Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodial File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and in the Pooling and Servicing Agreement. All provisions of the Pooling and Servicing Agreement setting forth duties of the Custodian in more detail are hereby incorporated by reference into this Agreement. Except upon compliance with the provisions of
Section 2.5 of this Agreement and the provisions of the Pooling and Servicing Agreement, no Mortgage Note or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Depositor or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 3.2. Indemnification. The Depositor hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Depositor, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Master Servicer's obligations regarding payments due to the Custodian pursuant to this Section 3.4 shall survive the termination of this Agreement with respect to any fees and expenses due hereunder.

            Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian, upon 30 days written notice to the Depositor, the Master Servicer and the Trustee, may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Depositor, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trustee, upon 60 days written notice to the Depositor, the Master Servicer and the Custodian, may remove the Custodian. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Depositor and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Depositor and the Master Servicer.

            Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            The Custodian and such successor or surviving Person shall notify the Depositor, the Master Servicer and the Trustee of any such merger, conversion or consolidation at least two Business Days prior to the effective date thereof and shall provide the Depositor and the Master Servicer with all information required by the Depositor to comply with its reporting obligations not later than the effective date of such merger, conversion or consolidation (unless giving prior notice would be prohibited by applicable law or by a confidentiality agreement, in which case notice shall be given by 12 noon eastern time one Business Day after such merger or consolidation).

            Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodial File.

            Section 3.8. Limitations on the Responsibilities of the Custodian.

            (a) Neither the Custodian nor any of its Affiliates, directors, officers, agents, counsel, attorneys-in-fact, and employees shall be liable for any action or omission to act hereunder except for its own or such person's gross negligence or willful misconduct. Notwithstanding the foregoing sentence, in no event shall the Custodian or its Affiliates, directors, officers, agents, counsel, attorneys-in-fact, and employees be held liable for any special, indirect, punitive or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages. The provisions of this Section 3.8 shall survive the resignation or removal of the Custodian and the termination of this Agreement.

            (b) The Custodian shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than for the Custodian's compensation or for reimbursement of expenses.

            (c) The Custodian shall not be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy or perfection of any lien upon or security interest in any Mortgage File.

            (d) The Custodian shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include, but not be limited to, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

            (e) The duties and obligations of the Custodian shall only be such as are expressly set forth in this Agreement and the Pooling and Servicing Agreement or as set forth in a written amendment to this Agreement or the Pooling and Servicing Agreement executed by the parties hereto or their successors and assigns. In the event that any provision of this Agreement implies or requires that action or forbearance be taken by a party, but is silent as to which party has the duty to act or refrain from acting, the parties agree that the Custodian shall not be the party required to take the action or refrain from acting. In no event shall the Custodian have any responsibility to ascertain or take action except as expressly provided herein.

            (f) Nothing in this Agreement shall be deemed to impose on the Custodian any duty to qualify to do business in any jurisdiction, other than (i) any jurisdiction where any Mortgage File is or may be held by the Custodian from time to time hereunder, and (ii) any jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify could have a material adverse effect on the Custodian or its property or business or on the ability of the Custodian to perform its duties hereunder.

            (g) The Custodian shall have no duty to ascertain whether or not any cash amount or payment has been received by the Trustee, the Depositor, the Master Servicer, or any third person.

                                   ARTICLE IV

           Documents and Notices Required to be Delivered by Custodian

            Section 4.1 Assessment of Servicing Compliance; Registered Public Accounting Firm Attestation Reports; Exchange Act Reporting. (a) The Custodian shall furnish, or cause to be furnished in the case of clause (iii), to the Master Servicer, no later than March 5 of each year or if such day is not a Business Day, the next Business Day (with a 10 calendar day cure period, but in no event later than March 15), commencing in March 2008, the following:

            (i) a report (in form and substance reasonably satisfactory to the Master Servicer and the Depositor) regarding the Custodian's assessment of compliance with the Servicing Criteria applicable to it during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Master Servicer and signed by an authorized officer of the Custodian, and shall address, at a minimum, each of the Servicing Criteria applicable to the Custodian, as specified in the table in Exhibit R to the Pooling and Servicing Agreement;

            (ii) a report of a registered public accounting firm reasonably acceptable to the Master Servicer and the Depositor that attests to, and reports on, the assessment of compliance made by the Custodian and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. If requested by the Master Servicer or the Depositor, such report shall contain or be accompanied by a consent of such accounting firm to inclusion or incorporation of such report in the Depositor's Registration Statement on Form S-3 relating to the Certificates and the Trust's Form 10-K; and

            (iii) an assessment of compliance and accountants' attestation as described in paragraphs (i) and (ii) of this Section 4.1(a) with respect to each Subcontractor determined by the Custodian pursuant to Section 4.2 to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB.

            An assessment of compliance provided by a Subcontractor pursuant to
Section 4.1(a)(iii) need not address any elements of the Servicing Criteria applicable to it other than those specified by the Custodian pursuant to Section 4.2.

            No later than 30 days following the end of each fiscal year for the Trust for which a Form 10-K is required to be filed, the Custodian shall forward to the Master Servicer the name of each Subcontractor engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Subcontractor. When the Custodian submits its assessment to the Master Servicer, it will also at such time include the assessment (and attestation pursuant to Section 4.1(a)(ii) hereof) of each Subcontractor engaged by it.

            (b) Within five (5) calendar days after a Distribution Date, the Custodian shall provide to the Master Servicer, to the extent known, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Master Servicer and the Custodian, the form and substance of any Additional Form 10-D Disclosure applicable to the Custodian, as indicated in the table in Exhibit S to the Pooling and Servicing Agreement. The Custodian acknowledges that the performance by the Master Servicer of its duties under Section 3.12(a) of the Pooling and Servicing Agreement relating to the timely preparation and filing of Form 10-D is contingent upon the Custodian strictly observing all applicable deadlines in the performance of its duties under this Section 4.1(b).

            (c) No later than March 5 (with a 10 calendar day cure period, but in no event later than March 15) of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in March 2008, the Custodian shall provide to the Master Servicer, to the extent known, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Master Servicer and the Custodian, the form and substance of any Additional Form 10-K Disclosure applicable to the Custodian, as indicated in the table in Exhibit T to the Pooling and Servicing Agreement. The Custodian acknowledges that the performance by the Master Servicer of its duties under Section 3.12(b) of the Pooling and Servicing Agreement relating to the timely preparation and filing of Form 10-K is contingent upon the Custodian strictly observing all applicable deadlines in the performance of its duties under this Section 4.1(c).

            (d) For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the second Business Day after the occurrence of a Reportable Event applicable to the Custodian, the Custodian shall provide to the Master Servicer, to the extent known, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Master Servicer and the Custodian, the form and substance of any Form 8-K Disclosure Information applicable to the Custodian, as indicated in the table in Exhibit U to the Pooling and Servicing Agreement. The Custodian acknowledges that the performance by the Master Servicer of its duties under Section 3.12(c) of the Pooling and Servicing Agreement relating to the timely preparation and filing of Form 8-K is contingent upon the Custodian strictly observing all applicable deadlines in the performance of its duties under this Section 4.1(d).

            (e) The Custodian shall indemnify the Master Servicer, each affiliate of the Master Servicer, the Trust, each broker dealer acting as underwriter or initial purchaser of the Certificates, each Person who controls any of such parties and the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor (each such entity, an "Indemnified Party"), and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

            (i) (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants' letter or other material provided in written or electronic form under this
      Section 4.1 or Section 4.2 hereof by or on behalf of the Custodian, or provided under Sections 4.1 or 4.2 by or on behalf of any Subcontractor (collectively, the "Custodian Information"), or (B) the omission or alleged omission to state in the Custodian Information a material fact required to be stated in the Custodian Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Custodian Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Custodian Information or any portion thereof is presented together with or separately from such other information; or

            (ii) any failure by the Custodian or any Subcontractor engaged by the Custodian to deliver any information, report, certification, accountants' letter or other material when and as required under Sections
      4.1 or 4.2, including any failure by the Custodian to identify pursuant to
      Section 4.2 any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB.

            In the case of any failure of performance described in clause (ii) of this Section, the Custodian shall promptly reimburse the Master Servicer and the Depositor, as applicable, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Custodian or any Subcontractor. If the indemnification provided for herein is unavailable to hold harmless any Indemnified Party, then the Custodian agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities of such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Custodian on the other in connection with a breach of the Custodian's obligations under this Section 4.1 or the Custodian's negligence, bad faith or willful misconduct in connection therewith.

            4.2 Engagement of Affiliates or Third-Parties. The Custodian shall not hire or otherwise utilize the services of any Subcontractor to fulfill any of the obligations of the Custodian as servicer under this Agreement unless the Custodian complies with the provisions of this Section.

            It shall not be necessary for the Custodian to seek the consent of the Master Servicer or the Depositor to the utilization of any Subcontractor. The Custodian shall promptly upon request provide to the Master Servicer (or any designee of Master Servicer) a written description (in form and substance satisfactory to the Master Servicer and the Depositor) of the role and function of each Subcontractor utilized by the Custodian, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

            As a condition to the utilization of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Custodian shall cause any such Subcontractor used by the Custodian, for the benefit of the Master Servicer and the Depositor to comply with the provisions of Section 4.1 of this Agreement to the same extent as if such Subcontractor were the Custodian. The Custodian shall be responsible for obtaining from each Subcontractor and delivering to the Master Servicer any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 4.1, in each case as and when required to be delivered.

            4.3 Errors and Omissions Policy. The Custodian shall maintain, at all times and at its own expense, an insurance policy covering losses caused by errors or omissions of the Custodian and its personnel (such policy, an "Errors and Omissions Policy"), which policy shall have such terms and coverage amounts as are comparable to those of errors and omissions policies maintained by custodians of mortgage loans generally.

            The Errors and Omissions Policy shall insure the Custodian, its successors and assigns, against any losses resulting from negligence, errors or omissions on the part of officers, employees or other persons acting on behalf of the Custodian in the performance of its duties as Custodian pursuant to this Agreement.

            The Custodian shall maintain in effect the Errors and Omissions Policy at all times and the Errors and Omissions Policy may not be canceled, permitted to lapse or otherwise terminated without the acquisition of comparable coverage by the Custodian.

            4.4 Compliance with Article IV. If (a) the Custodian fails to comply with its obligations to deliver any assessment of servicing compliance or registered public accounting firm attestation reports required pursuant to this
Article IV or (b) any Subcontractor engaged by the Custodian fails to comply with its obligations to deliver any assessment of servicing compliance or registered public accounting firm attestation reports, the Master Servicer, may, after consultation with the Depositor, remove the Custodian and appoint a successor custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the Custodian so removed and one copy to the successor custodian.

                                    ARTICLE V

                            Miscellaneous Provisions

            Section 5.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement, or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 5.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Depositor, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt written notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            Section 5.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

            Section 5.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 5.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            Section 5.6. Regulation AB Compliance; Intent of Parties; Reasonableness. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Depositor or the Master Servicer in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, the parties hereto shall cooperate fully with the Master Servicer and the Depositor to deliver to the Master Servicer and/or the Depositor (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor or the Master Servicer to permit the Depositor or the Master Servicer to comply with the provisions of Regulation AB, together with such disclosures reasonably believed by the Depositor or the Master Servicer to be necessary in order to effect such compliance.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                              HSBC BANK USA, NATIONAL ASSOCIATION,
                                         as Trustee

452 Fifth Avenue
New York, New York 10018              By:
                                          --------------------------------------
                                      Name: Alexander Pabon
                                      Title: Vice President


Address:                              WELLS FARGO ASSET SECURITIES CORPORATION,
                                         as Depositor

5325 Spectrum Drive
Frederick, Maryland 21703             By:
                                          --------------------------------------
                                      Name: Bradley A. Davis
                                      Title: Vice President


Address:                              WELLS FARGO BANK, N.A.,
                                         as Master Servicer

9062 Old Annapolis Road
Columbia, Maryland 21045              By:
                                          --------------------------------------
                                      Name: Stacey M. Taylor
                                      Title: Vice President


Address:                              WELLS FARGO BANK, N.A.,
                                         as Custodian

1015 10th Avenue South East
Minneapolis, Minnesota 55414          By:
                                          --------------------------------------
                                         Name: Mary B. Hogan
                                         Title: Vice President

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

            On this 27th day of February, 2008, before me, a notary public in and for the State of Maryland, personally appeared Bradley A. Davis, known to me who, being by me duly sworn, did depose and say that he is a Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND          )
                           ss.:
COUNTY OF HOWARD           )

            On this 27th day of February, 2008, before me, the undersigned officer, personally appeared Stacey M. Taylor, and acknowledged to me to be a Vice President of Wells Fargo Bank, National Association, and that as such officer, being duly authorized to do so pursuant to such entity's by-laws or a resolution of its board of directors, executed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of such entity by herself as such officer as her free and voluntary act and deed and the free and voluntary act and deed of said entity.

            IN WITNESS WHEREOF, I hereunto set my hand and official seal.


_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK             )
                              ss.:
COUNTY OF NEW YORK            )

            On this 27th day of February, 2008, before me, a notary public in and for the State of New York, personally appeared Alexander Pabon, known to me who, being by me duly sworn, did depose and say that he resides in _________________________, New York; that he is a Vice President of HSBC Bank USA, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.


_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF MINNESOTA      )
                        ss.:
COUNTY OF HENNEPIN      )

            On this 27th day of February, 2008, before me, a notary public in and for the State of Minnesota, personally appeared Mary B. Hogan, known to me who, being by me duly sworn, did depose and say that she is a Vice President of Wells Fargo Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.


_________________________
Notary Public

[NOTARIAL SEAL]

                                    EXHIBIT F

               Addresses for Requesting Mortgage Loan Schedule

In the case of the Depositor:

Wells Fargo Asset Securities Corporation
5325 Spectrum Drive
Frederick, Maryland 21703
Attention: Vice President - Structured Finance


In the case of the Master Servicer:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services - WFMBS 2008-AR1

                                    EXHIBIT G

                        REQUEST FOR RELEASE OF DOCUMENTS

To:   Wells Fargo Bank, N.A.
      1015 10th Avenue S.E.
      Minneapolis., MN  55414
      Attn: _________________

      Re: Custodial Agreement, dated as of February 27, 2008, among HSBC Bank USA, National Association, as Trustee, Wells Fargo Asset Securities Corporation, as Depositor, Wells Fargo Bank, N.A., as Master Servicer, and Wells Fargo Bank, N.A., as Custodian, relating to the Wells Fargo Asset Securities Corporation; Mortgage Pass-Through Certificates, Series 2008-AR1._____________________________________

            In connection with the administration of the Mortgage Loans held by you as Custodian for the Trust Estate pursuant to the above-captioned Custodial Agreement, we request the release, and hereby acknowledge receipt, of the Custodian's Owner Mortgage Loan File for the Mortgage Loan described below, for the reason indicated.

                              Mortgage Loan Number:
                              ---------------------

                       Mortgagor Name, Address & Zip Code:
                       -----------------------------------




            Reason for Requesting Documents (check one):

            _______           1.    Mortgage Paid in Full

            _______           2.    Foreclosure

            _______           3.    Substitution

            _______           4.    Other Liquidation (Repurchases, etc.)

            _______           5.    Nonliquidation

            Reason: ___________________________________

            By:________________________________________
                 (authorized signer)

            Issuer:____________________________________



            Address:___________________________________

                    ___________________________________



            Date:______________________________________

                                    Custodian
                                    ---------

Wells Fargo Bank, N.A.

            Please acknowledge the execution of the above request by your signature and date below:


------------------------------------            -----------------
Signature                                       Date



Documents returned to Custodian:

------------------------------------            -----------------
Custodian                                       Date

                                    EXHIBIT H

                                            AFFIDAVIT PURSUANT TO SECTION
                                            860E(e)(4) OF THE INTERNAL
                                            REVENUE CODE OF 1986, AS AMENDED,
                                            AND FOR NON-ERISA INVESTORS



STATE OF                )
                        )  ss.:
COUNTY OF               )


             [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

            2.  That the Purchaser's Taxpayer Identification Number is [      ].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2008-AR1, Class A-R Certificate (the "Residual Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Residual Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Residual Certificate in excess of cash flows generated by the Residual Certificate.

            6. That the Purchaser will not transfer the Residual Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 10 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser is aware that the Residual Certificate may be a "noneconomic residual interest" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            8. That the Purchaser will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Purchaser or any other person.

            9. That, if the Purchaser is purchasing the Residual Certificate in a transfer intended to meet the safe harbor provisions of Treasury Regulations Sections 1.860E-1(c), the Purchaser has completed and attached Attachment A hereto.

            10. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Master Servicer with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Master Servicer an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            11. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Residual Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 10 hereof.

            12. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of each REMIC pursuant to
Section 8.13 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 20__.


                                       [NAME OF PURCHASER]



                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __ day of __________, 20__.



------------------------------------
Notary Public

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 20__.

                                  ATTACHMENT A

                                       to

   AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE CODE OF
                1986, AS AMENDED, AND FOR NON-ERISA INVESTORS


Check the appropriate box:

[ ] The consideration paid to the Purchaser to acquire the Residual Certificate equals or exceeds the excess of (a) the present value of the anticipated tax liabilities over (b) the present value of the anticipated savings associated with holding such Certificate, in each case calculated in accordance with U.S. Treasury Regulations Sections 1.860E-1(c)(7) and
      (8), computing present values using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code and the compounding period used by the Purchaser.

                                       OR

[ ] The transfer of the Residual Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:

      (i) the Purchaser is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from Residual Certificate will only be taxed in the United States;

      (ii) at the time of the transfer, and at the close of the Purchaser's two fiscal years preceding the year of the transfer, the Purchaser had gross assets for financial reporting purposes (excluding any obligation of a person related to the Purchaser within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

      (iii) the Purchaser will transfer the Residual Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations
            Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and
            Section 1.860E-1(c)(5) of the U.S. Treasury Regulations;

      (iv) the Purchaser has determined the consideration paid to it to acquire the Residual Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Purchaser) that it has determined in good faith; and

      (v) in the event of any transfer of the Residual Certificate by the Purchaser, the Purchaser will require its transferee to complete a representation in the form of this Attachment A as a condition of the transferee's purchase of the Residual Certificate.

                                    EXHIBIT I

                Letter from Transferor of Residual Certificate

                                     [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attn: Corporate Trust Services WFMBS 2008-AR1

      Re:   Wells Fargo Asset Securities Corporation,
            Series 2008-AR1, Class A-R
            ----------------------------------------

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                       Very truly yours,

                                       [Transferor]



                                       ----------------------

                                    EXHIBIT J

                   WELLS FARGO ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2008-AR1
                       CLASS [B-4][B-5][B-6] CERTIFICATES

                               TRANSFEREE'S LETTER
                               -------------------


                                                      _________________ __, ____

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attn: Corporate Trust Services WFMBS 2008-AR1

Wells Fargo Asset Securities Corporation
5325 Spectrum Drive
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2008-AR1, Class [B-4][B-5][B-6] Certificates (the "Class [B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of February 27, 2008 (the "Pooling and Servicing Agreement") among Wells Fargo Asset Securities Corporation, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and HSBC Bank USA, National Association, as trustee (the "Trustee"), of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2008-AR1.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Depositor, the Master Servicer and the Trustee that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [B-4][B-5][B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            (c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.

            (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated ______ __, ____, relating to the Class [B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Depositor concerning the Class [B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [B-4][B-5][B-6] Certificates that the Depositor possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [B-4][B-5][B-6] Certificates.

            (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Depositor and the Master Servicer of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Depositor or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or Similar Law and will not subject the Depositor or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

            (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [B-4][B-5][B-6] Certificates is in compliance therewith.

            Section 3. Transfer of Class [B-4][B-5][B-6] Certificates.

            (a) The Purchaser understands that the Class [B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Depositor nor the Master Servicer is under any obligation to register the Class [B-4][B-5][B-6] Certificates or make an exemption available. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Depositor and the Master Servicer with a Transferee's Letter, substantially in the form of this Agreement.

            (c) The Purchaser acknowledges that its Class [B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                       [PURCHASER]


                                       By: ______________________________


                                       Its: ______________________________

                                    EXHIBIT K

                           LIST OF RECORDATION STATES

                                     Florida

                                    Maryland

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                      Wells Fargo Bank Servicing Agreement

      [Included as Exhibit 10.1 to the Current Report on Form 8-K pursuant to which this Pooling and Servicing Agreement is filed]

                                    EXHIBIT M

                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT
                 -----------------------------------------------

      This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of [ ], between Wells Fargo Bank, N.A. (the "Company" or the "Master Servicer") and [ ] (the "Purchaser").

                              PRELIMINARY STATEMENT

      The Purchaser is the holder of the entire interest in Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series [ ], Class [ ] (the "Class B Certificates"), which are the Lowest Priority Certificates (as defined below) outstanding with respect to such Series. The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of [ ] among Wells Fargo Asset Securities Corporation, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as Master Servicer, and HSBC Bank USA, National Association, as Trustee.

      In connection with the ownership by the Purchaser of the Lowest Priority Certificates, the Purchaser and the Company have agreed that (i) the Purchaser, for so long as it owns 100% of the Lowest Priority Certificates, will have the unilateral right to control foreclosure decisions with respect to delinquent mortgage loans and (ii) the Company will provide to the Purchaser certain information with respect to the Mortgage Loans;

      The parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

      In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.02. Defined Terms.

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

      Collateral Fund: The fund established and maintained pursuant to Section
3.01 hereof.

      Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least F-1 by Fitch Ratings ("Fitch") or at least P-1 by Moody's Investors Service, Inc. ("Moody's") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or Aa2 by Moody's, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least F-1 by Fitch or P-1 by Moody's or (z) the depository institution or trust company is one that is acceptable to either Fitch or Moody's and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

      Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

      Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

      Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

      Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

      Lowest Priority Certificates: The most subordinate class of certificates issued under the Pooling and Servicing Agreement that is outstanding from time to time. If the Lowest Priority Certificates are reduced to zero as a result of losses or otherwise, and if the Purchaser at that time owns 100% of the most subordinate class of certificates issued under the Pooling and Servicing Agreement then remaining outstanding, then such most subordinate class remaining outstanding shall thereafter be deemed to be the Lowest Priority Certificates for all purposes of this Agreement.

      Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

      Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

            Section 1.03. Definitions Incorporated by Reference.

      All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

            Section 2.01. Reports and Notices.

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

      Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company shall provide to the Purchaser a report identifying all loans delinquent 30 days or more (including all loans in foreclosure, bankruptcy or "real estate owned" status) (each, a "Delinquency Report"). The Delinquency Report shall use the same methodology and calculations employed in the Company's standard servicing reports, indicating the number of Mortgage Loans that are (i) thirty days delinquent, (ii) sixty days delinquent, (iii) ninety days or more delinquent, (iv) in foreclosure, (v) in bankruptcy or (vi) real estate owned, and indicating for each such Mortgage Loan the loan number, the property address and the outstanding principal balance.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan (i) identified in a report under Section 2.01 (a) (ii), (a) (iii), (a) (iv), (a) (v) or (a) (vi); provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and
(2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Company (for prompt transmission to the Purchaser) such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel; provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 2.02. Purchaser's Election to Delay Foreclosure Proceedings.

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 48 hours (exclusive of any intervening non-Business
Days) of transmission of the Delinquency Report provided by the Company under
Section 2.01 (a) (subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of each Mortgage Loan reported under Section 2.01 (a)(ii) or 2.01 (a)(iii) in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower.

            (b) In connection with any Mortgage Loan reported in a Delinquency Report under Section 2.01(a)(ii) or 2.01 (a)(iii), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 48 hours (exclusive of any intervening non-Business Days) of transmission of the Delinquency Report provided by the Company under Section 2.01(a). Such 48 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 Business Days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the sum of (x) accrued and unpaid interest on the Mortgage Loan at the applicable Mortgage Interest Rate through the last day of the month of repurchase, (y) 100% of the unpaid principal balance of the Mortgage Loan as of such purchase date and (z) any additional amount needed to reimburse any unreimbursed related Periodic Advance or other servicing advances made in respect of such Mortgage Loan, to be paid by (A) applying any balance in the Collateral Fund to such purchase price, and (B) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure. In the event that the Purchaser purchases any such Mortgage Loan, the Servicer shall continue to service the Mortgage Loan for the Purchaser pursuant to the applicable Servicing Agreement.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

            Section 2.03. Purchaser's Election to Commence Foreclosure Proceedings.

            (a) In connection with any Mortgage Loan identified in a Delinquency Report under Section 2.01(a)(ii), the Purchaser, for so long as the Purchaser owns 100% of the Lowest Priority Certificates, may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such Delinquency Report.

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or the Depositor, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff) or (y) if the related Servicer has reached the terms of a forbearance agreement.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

            Section 2.04. Termination.

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.


                                  ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

            Section 3.01. Collateral Fund.

      Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with [ ] as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Wells Fargo Bank, N.A., as Master Servicer, for the benefit of registered holders of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series [ ]." Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section
2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

      Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 3.02. Collateral Fund Permitted Investments.

      The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion. All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 3.03. Grant of Security Interest.

      The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

      The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 3.04. Collateral Shortfalls.

      In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.


                                   ARTICLE IV

            Section 4.01. Assessment of Servicing Compliance; Registered Public Accounting Firm Attestation Reports; Exchange Act Reporting. (a) The Purchaser shall furnish, or cause to be furnished in the case of clause (iii), to the Master Servicer, no later than March 5 of each year or if such day is not a Business Day, the next Business Day (with a 10 calendar day cure period, but in no event later than March 15), commencing in March 20 , the following:

            (i) a report (in form and substance reasonably satisfactory to the Master Servicer and the Depositor) regarding the Purchaser's assessment of compliance with the Servicing Criteria applicable to it during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Master Servicer and signed by an authorized officer of the Purchaser, and shall address, at a minimum, each of the Servicing Criteria applicable to the Purchaser;

            (ii) a report of a registered public accounting firm reasonably acceptable to the Master Servicer and the Depositor that attests to, and reports on, the assessment of compliance made by the Purchaser and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. If requested by the Master Servicer or the Depositor, such report shall contain or be accompanied by a consent of such accounting firm to inclusion or incorporation of such report in the Depositor's Registration Statement on Form S-3 relating to the Certificates and the Trust's Form 10-K; and

            (iii) an assessment of compliance and accountants' attestation as described in paragraphs (i) and (ii) of this Section 4.01(a) with respect to each Subcontractor determined by the Purchaser pursuant to Section 4.02 to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB.

            An assessment of compliance provided by a Subcontractor pursuant to
Section 4.01(a)(iii) need not address any elements of the Servicing Criteria applicable to it other than those specified by the Purchaser pursuant to Section 4.02.

            No later than 30 days following the end of each fiscal year for the Trust for which a Form 10-K is required to be filed, the Purchaser shall forward to the Master Servicer the name of each Subcontractor engaged by it and what Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Subcontractor. When the Purchaser submits its assessment to the Master Servicer, it will also at such time include the assessment (and attestation pursuant to Section 4.01(a)(ii) hereof) of each Subcontractor engaged by it.

            (b) Within five (5) calendar days after a Distribution Date, the Purchaser shall provide to the Master Servicer, to the extent known, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Master Servicer and the Purchaser, the form and substance of any Additional Form 10-D Disclosure applicable to the Purchaser, as indicated in the table in Exhibit S to the Pooling and Servicing Agreement. The Purchaser acknowledges that the performance by the Master Servicer of its duties under Section 3.12(a) of the Pooling and Servicing Agreement relating to the timely preparation and filing of Form 10-D is contingent upon the Purchaser strictly observing all applicable deadlines in the performance of its duties under this Section 4.01(b).

            (c) No later than March 5 (with a 10 calendar day cure period, but in no event later than March 15) of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in March 20 , the Purchaser shall provide to the Master Servicer, to the extent known, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Master Servicer and the Purchaser, the form and substance of any Additional Form 10-K Disclosure applicable to the Purchaser, as indicated in the table in Exhibit T to the Pooling and Servicing Agreement. The Purchaser acknowledges that the performance by the Master Servicer of its duties under Section 3.12(b) of the Pooling and Servicing Agreement relating to the timely preparation and filing of Form 10-K is contingent upon the Purchaser strictly observing all applicable deadlines in the performance of its duties under this Section 4.01(c).

            (d) For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the second Business Day after the occurrence of a Reportable Event applicable to the Purchaser, the Purchaser shall provide to the Master Servicer, to the extent known, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Master Servicer and the Purchaser, the form and substance of any Form 8-K Disclosure Information applicable to the Purchaser, as indicated in the table in Exhibit U to the Pooling and Servicing Agreement. The Purchaser acknowledges that the performance by the Master Servicer of its duties under Section 3.12(c) of the Pooling and Servicing Agreement relating to the timely preparation and filing of Form 8-K is contingent upon the Purchaser strictly observing all applicable deadlines in the performance of its duties under this Section 4.01(d).

            (e) The Purchaser shall provide such information regarding itself as the Master Servicer or the Depositor request for the purpose of complying with
Item 1108 of Regulation AB, including at a minimum, the information set forth in Exhibit A.

            (f) The Purchaser shall indemnify the Master Servicer, each affiliate of the Master Servicer, the Trust, each broker dealer acting as underwriter or initial purchaser of the Certificates, each Person who controls any of such parties and the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor (each such entity, an "Indemnified Party"), and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

                  (i) (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants' letter or other material provided in written or electronic form under this Section 4.01 or Section 4.02 hereof by or on behalf of the Purchaser, or provided under Sections 4.01 or 4.02 by or on behalf of any Subcontractor (collectively, the "Purchaser Information"), or (B) the omission or alleged omission to state in the Purchaser Information a material fact required to be stated in the Purchaser Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Purchaser Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Purchaser Information or any portion thereof is presented together with or separately from such other information; or

                  (ii) any failure by the Purchaser or any Subcontractor engaged by the Purchaser to deliver any information, report, certification, accountants' letter or other material when and as required under Sections 4.01 or 4.02, including any failure by the Purchaser to identify pursuant to Section 4.02 any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB.

      In the case of any failure of performance described in clause (ii) of this Section, the Purchaser shall promptly reimburse the Master Servicer and the Depositor, as applicable, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Purchaser or any Subcontractor. If the indemnification provided for herein is unavailable to hold harmless any Indemnified Party, then the Purchaser agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities of such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Purchaser on the other in connection with a breach of the Purchaser's obligations under this Section 4.1 or the Purchaser's negligence, bad faith or willful misconduct in connection therewith.

            (g) Notwithstanding anything contained in this Section 4.01 to the contrary, the provisions of this Section 4.01 shall not apply to the Purchaser with respect to any calendar year unless the Purchaser exercises its rights set forth under Sections 2.02 or 2.03 of this Agreement in such calendar year.

            Section 4.02. Engagement of Affiliates or Third-Parties.

            The Purchaser shall not hire any Subservicer without the consent of the Master Servicer and the Depositor. The Purchaser shall not hire or otherwise utilize the services of any Subcontractor to fulfill any of the obligations of the Purchaser as servicer under this Agreement unless the Purchaser complies with the provisions of this Section.

            It shall not be necessary for the Purchaser to seek the consent of the Master Servicer or the Depositor to the utilization of any Subcontractor. The Purchaser shall promptly upon request provide to the Master Servicer (or any designee of Master Servicer) a written description (in form and substance satisfactory to the Master Servicer and the Depositor) of the role and function of each Subcontractor utilized by the Purchaser, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

            As a condition to the utilization of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Purchaser shall cause any such Subcontractor used by the Purchaser, for the benefit of the Master Servicer and the Depositor to comply with the provisions of Section 4.01 of this Agreement to the same extent as if such Subcontractor were the Purchaser. The Purchaser shall be responsible for obtaining from each Subcontractor and delivering to the Master Servicer any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 4.01, in each case as and when required to be delivered.

            Section 4.03. Notification of Merger.

            The Purchaser and such successor or surviving Person shall notify the Depositor, the Master Servicer and the Trustee of any such merger, conversion or consolidation at least two Business Days prior to the effective date thereof and shall provide the Depositor and the Master Servicer with all information required by the Depositor to comply with its reporting obligations not later than the effective date of such merger, conversion or consolidation (unless giving prior notice would be prohibited by applicable law or by a confidentiality agreement, in which case notice shall be given by 12 noon eastern time one Business Day after such merger or consolidation).

            Section 4.04. Compliance with Article IV.

            If (a) the Purchaser fails to comply with its obligations to deliver any assessment of servicing compliance or registered public accounting firm attestation reports required pursuant to this Article IV or (b) any Subcontractor engaged by the Purchaser fails to comply with its obligations to deliver any assessment of servicing compliance or registered public accounting firm attestation reports, the Master Servicer, may, after consultation with the Depositor, terminate this Agreement pursuant to Section 2.04(a)(iv).


                                   ARTICLE V

                            MISCELLANEOUS PROVISIONS

            Section 5.01. Amendment.

      This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser, subject to the acknowledgement of the Rating Agencies as contemplated in Section 3.08 of the Pooling and Servicing Agreement with respect to such amendment.

            Section 5.02. Counterparts.

      This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 5.03. Governing Law.

      This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 5.04. Notices.

      All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

      (a) in the case of the Company, Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, MD 21045

            Attention: Vice President, Master Servicing
            Phone: 410-884-2000
            Fax: 410-715-1573

      (b)   in the case of the Purchaser,


            Section 5.05. Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 5.06. Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 5.07. Article and Section Headings.

      The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 5.08. Confidentiality.

      The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

      Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 5.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 5.09. Indemnification.

      The Purchaser agrees to indemnify and hold harmless the Company, the Depositor, and each Servicer and each person who controls the Company, the Depositor, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Depositor's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Depositor, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Depositor's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            Section 5.10 Regulation AB Compliance; Intent of Parties; Reasonableness.

            The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Depositor or the Master Servicer in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, the parties hereto shall cooperate fully with the Master Servicer and the Depositor to deliver to the Master Servicer and/or the Depositor (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor or the Master Servicer to permit the Depositor or the Master Servicer to comply with the provisions of Regulation AB, together with such disclosures reasonably believed by the Depositor or the Master Servicer to be necessary in order to effect such compliance.

      IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    WELLS FARGO BANK, N.A.



                                    By: ___________________________________
                                        Name:
                                        Title:



                                    [NAME OF PURCHASER]



                                    By: ___________________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT A

                              PURCHASER INFORMATION

      (A) the Purchaser's form of organization;

      (B) a description of how long the Purchaser has been servicing residential mortgage loans; a general discussion of the Purchaser's experience in servicing assets of any type as well as a more detailed discussion of the Purchaser's experience in, and procedures for, the servicing function it will perform under the Agreement; information regarding the size, composition and growth of the Purchaser's portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Purchaser that may be material, in the good faith judgment of the Master Servicer or the Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

            (1) whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Purchaser have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the date of engagement of the Purchaser;

            (2) the extent of outsourcing the Purchaser utilizes;

            (3) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to securitizations of residential mortgage loans involving the Purchaser as a servicer during the three-year period immediately preceding the date of engagement of the Purchaser;

            (4) whether the Purchaser has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

            (5) such other information as the Master Servicer or the Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

      (C) a description of any material changes during the three-year period immediately preceding the date of engagement of the Purchaser to the Purchaser's policies or procedures with respect to the servicing function it will perform under the Agreement for mortgage loans of a type similar to the Mortgage Loans;

      (D) information regarding the Purchaser's financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Purchaser could have a material adverse effect on the performance by the Purchaser of its servicing obligations under the Agreement;

      (E) information regarding advances made by the Purchaser on the Mortgage Loans and the Purchaser's overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the date of engagement of the Purchaser, which may be limited to a statement by an authorized officer of the Purchaser to the effect that the Purchaser has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

      (F) a description of the Purchaser's processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

      (G) a description of the Purchaser's processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

      (H) information as to how the Purchaser defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

                                    EXHIBIT N

                FORM OF INITIAL CERTIFICATION OF THE CUSTODIAN

                                February 27, 2008

Wells Fargo Asset Securities Corporation
5325 Spectrum Drive
Frederick, Maryland  21703

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attn: Corporate Trust Services WFMBS 2008-AR1

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018
Attn: Alexander Pabon

      Re: The Pooling and Servicing Agreement, dated February 27, 2008, among Wells Fargo Asset Securities Corporation, as Depositor, Wells Fargo Bank, N.A., as Master Servicer, and HSBC Bank USA, National Association, as Trustee, relating to the Wells Fargo Asset Securities Corporation; Mortgage Pass-Through Certificates, Series 2008-AR1
            ----------------------------------------------------------

Ladies and Gentlemen:

      In accordance with the provisions of Section 2.02 of the above-referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Custodian on behalf of the Trustee, hereby certifies that, except as specified in any list of exceptions attached hereto, it has received the original Mortgage Note relating to each of the Mortgage Loans listed on the Mortgage Loan Schedule.

      The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement in connection with this initial certification. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                                    WELLS FARGO BANK, N.A.,
                                      as Custodian on behalf of the Trustee


                                    By:
                                         -------------------------------------
                                    Name:
                                           -----------------------------------
                                    Title:
                                            ----------------------------------

                                    EXHIBIT O

                  FORM OF FINAL CERTIFICATION OF THE CUSTODIAN

                            [__________ __, ____]


Wells Fargo Asset Securities Corporation
5325 Spectrum Drive
Frederick, Maryland  21703

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attn: Corporate Trust Services WFMBS 2008-AR1

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018
Attn: Alexander Pabon

      Re: The Pooling and Servicing Agreement, dated February 27, 2008, among Wells Fargo Asset Securities Corporation, as Depositor, Wells Fargo Bank, N.A., as Master Servicer, and HSBC Bank USA, National Association, as Trustee, relating to the Wells Fargo Asset Securities Corporation; Mortgage Pass-Through Certificates, Series 2008-AR1
            ----------------------------------------------------------

Ladies and Gentlemen:

      In accordance with the provisions of Section 2.02 of the above-referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Custodian on behalf of the Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in any list of exceptions attached hereto, such Mortgage File contains all of the items required to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement.

      The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement in connection with this final certification. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                                    WELLS FARGO BANK, N.A.,
                                      as Custodian on behalf of the Trustee


                                    By:
                                         -------------------------------------
                                    Name:
                                           -----------------------------------
                                    Title:
                                            ----------------------------------

                                    EXHIBIT P

                      FORM OF SARBANES-OXLEY CERTIFICATION

                    Wells Fargo Asset Securities Corporation
                       Mortgage Pass-Through Certificates,
                                 Series 2008-AR1

            I, [________], certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2008-AR1 Trust (the "Exchange Act Periodic Reports");

2. Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4. I am responsible for reviewing the activities performed by the Master Servicer and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the Master Servicer has fulfilled its obligations under the pooling and servicing agreement, dated February 27, 2008, among Wells Fargo Asset Securities Corporation, as depositor, Wells Fargo Bank, N.A., as master servicer, and HSBC Bank USA, National Association, as trustee, in all material respects; and

5. All of the reports on assessment of compliance with the servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

   [The following is included only for a transaction where there are Servicers other than Wells Fargo Bank: In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [Name of Servicers other than Wells Fargo Bank], as Servicer.]

Date: [_____]

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:
                                          (senior officer in charge of the
                                          servicing function of the Master
                                          Servicer)

                                    EXHIBIT Q

                                    Reserved

                                    EXHIBIT R

        Servicing Criteria to be Addressed in Assessment of Compliance

---------------------------------------------------------------------------------------- ------------------------------------------
                                          SERVICING CRITERIA                                     APPLICABLE SERVICING CRITERIA
---------------------------------------------------------------------------------------- ------------------------------------------
                                                                                          Master
     Reference                                   Criteria                                Servicer   Trustee  Servicers   Custodian
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
                                     General Servicing Considerations
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(1)(i)      Policies and procedures are instituted to monitor any performance         X       X(1)        X
                   or other triggers and events of default in accordance with the transaction agreements.
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(1)(ii)     If any material servicing activities are outsourced to third              X                   X
                   parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(1)(iii)    Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(1)(iv)     A fidelity bond and errors and omissions policy is in effect on the       X         X         X           X
                   party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction
                   agreements.
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
                                    Cash Collection and Administration
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(2)(i)      Payments on mortgage loans are deposited into the appropriate             X                   X
                   custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(2)(ii)     Disbursements made via wire transfer on behalf of an obligor or to        X                   X
                   an investor are made only by authorized personnel.
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(2)(iii)    Advances of funds or guarantees regarding collections, cash flows         X       X (2)       X
                   or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(2)(iv)     The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
                   overcollateralization, are separately maintained (e.g., with              X                   X
                   respect to commingling of cash) as set forth in the transaction agreements.
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(2)(v)      Each custodial account is maintained at a federally insured               X                   X
                   depository institution as set forth in the transaction agreements.
                   For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule
                   13k-1(b)(1) of the Securities Exchange Act.
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent unauthorized             X                   X
                   access.
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis for all                   X                   X
                   asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.
                   These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
                                    Investor Remittances and Reporting
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(3)(i)      Reports to investors, including those to be filed with the                X                   X
                   Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with
                   investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the
                   Servicer.
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(3)(ii)     Amounts due to investors are allocated and remitted in accordance         X                   X
                   with timeframes, distribution priority and other terms set forth in the transaction agreements.
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(3)(iii)    Disbursements made to an investor are posted within two business          X                   X
                   days to the Servicer's investor records, or such other number of days specified in the transaction agreements.
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(3)(iv)     Amounts remitted to investors per the investor reports agree with
                   cancelled checks, or other form of payment, or custodial bank             X                   X
                   statements.
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
                                        Pool Asset Administration
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(4)(i)      Collateral or security on mortgage loans is maintained as required        X                   X           X
                   by the transaction agreements or related mortgage loan documents.
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(4)(ii)     Mortgage loan and related documents are safeguarded as required by                            X           X
                   the transaction agreements.
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(4)(iii)    Any additions, removals or substitutions to the asset pool are            X         X         X
                   made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(4)(iv)     Payments on mortgage loans, including any payoffs, made in                                    X
                   accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(4)(v)      The Servicer's records regarding the mortgage loans agree with the                            X
                   Servicer's records with respect to an obligor's unpaid principal balance.
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(4)(vi)     Changes with respect to the terms or status of an obligor's               X                   X
                   mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g., forbearance plans,             X                   X
                   modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(4)(viii)   Records documenting collection efforts are maintained during the                              X
                   period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(4)(ix)     Adjustments to interest rates or rates of return for mortgage loans                           X
                   with variable rates are computed based on the related mortgage loan documents.
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(4)(x)      Regarding any funds held in trust for an obligor (such as escrow                              X
                   accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                   interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                   and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(4)(xi)     Payments made on behalf of an obligor (such as tax or insurance                               X
                   payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(4)(xii)    Any late payment penalties in connection with any payment to be                               X
                   made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the Servicer,
                   or such other number of days specified in the transaction                                     X
                   agreements.
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible accounts are                 X                   X
                   recognized and recorded in accordance with the transaction agreements.
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------
1122(d)(4)(xv)     Any external enhancement or other support, identified in Item           X(3)
                   1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.
------------------ --------------------------------------------------------------------- --------- --------- ---------- -----------


[_______________________]


Date: __________________________

By:_____________________________
   Name:
   Title:

(1) This Servicing Criterion applies to the Trustee with respect to Events of Default as set forth in the Pooling and Servicing Agreement.

(2) This Servicing Criterion applies to the Trustee if the Trustee was required during the preceding calendar year to make an Advance in accordance with Section 8.14 of the Pooling and Servicing Agreement.

(3) This Servicing Criterion applies to the Master Servicer only for transactions that contain any external credit enhancement or other support identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB.

                                    EXHIBIT S

                         Additional Form 10-D Disclosure

---------------------------------------------------------- --------------------------------------------------------
Item on Form 10-D                                                Party Responsible
---------------------------------------------------------- --------------------------------------------------------
Item 1: Distribution and Pool Performance Information            Master Servicer, Depositor

         Any information required by 1121 which is NOT
         included on the Distribution Date Statement
---------------------------------------------------------- --------------------------------------------------------
Item 2: Legal Proceedings per Item 1117 of Regulation AB         (i) All parties to the Pooling and Servicing
                                                                 Agreement, the Custodian, each Servicer and, if
                                                                 applicable the Special Servicer (as to
                                                                 themselves), (ii) the Master Servicer as to the
                                                                 issuing entity, (iii) the Depositor as to the
                                                                 sponsor, any 1110(b) originator, any 1100(d)(1)
                                                                 party
---------------------------------------------------------- --------------------------------------------------------
Item 3: Sale of Securities and Use of Proceeds                   Depositor
---------------------------------------------------------- --------------------------------------------------------
Item 4: Defaults Upon Senior Securities                          Master Servicer
---------------------------------------------------------- --------------------------------------------------------
Item 5: Submission of Matters to a Vote of Security              Master Servicer, Trustee
           Holders
---------------------------------------------------------- --------------------------------------------------------
Item 6: Significant Obligors of Pool Assets                      Depositor, if applicable
---------------------------------------------------------- --------------------------------------------------------
Item 7: Significant Enhancement Provider Information             Depositor, if applicable
---------------------------------------------------------- --------------------------------------------------------
Item 8: Other Information                                        Any party responsible for disclosure items on
                                                                 Form 8-K
---------------------------------------------------------- --------------------------------------------------------
Item 9: Exhibits                                                 Depositor, Master Servicer
---------------------------------------------------------- --------------------------------------------------------

---------------------------------------------------------- --------------------------------------------------------

                                    EXHIBIT T

                         Additional Form 10-K Disclosure

---------------------------------------------------------- --------------------------------------------------------
Item on Form 10-K                                                 Party Responsible
---------------------------------------------------------- --------------------------------------------------------
Item 1B: Unresolved Staff Comments                                Depositor

---------------------------------------------------------- --------------------------------------------------------
Item 9B:  Other Information                                       Any party responsible for disclosure items on
                                                                  Form 8-K
---------------------------------------------------------- --------------------------------------------------------
Item 15: Exhibits, Financial Statement Schedules                  Master Servicer
                                                                  Depositor
---------------------------------------------------------- --------------------------------------------------------
Additional Item:                                                  (i) All parties to the Pooling and Servicing
                                                                  Agreement, the Custodian, each Servicer and, if
Disclosure per Item 1117 of Regulation AB                         applicable the Special Servicer (as to
                                                                  themselves), (ii) the Master Servicer as to the
                                                                  issuing entity, (iii) the Depositor as to the
                                                                  sponsor, any 1110(b) originator, any 1100(d)(1)
                                                                  party
---------------------------------------------------------- --------------------------------------------------------
Additional Item:                                                  (i) All parties to the Pooling and Servicing
Disclosure per Item 1119 of Regulation AB                         Agreement, the Custodian, each Servicer and, if
                                                                  applicable the Special Servicer (as to
                                                                  themselves), (ii) the Master Servicer as to the
                                                                  issuing entity, (iii) the Depositor as to the
                                                                  sponsor, any 1110(b) originator, any 1100(d)(1)
                                                                  party, any significant obligor, any credit
                                                                  enhancement provider or derivative counterparty
---------------------------------------------------------- --------------------------------------------------------
Additional Item:                                                  Depositor, if applicable
Disclosure per Item 1112(b) of Regulation AB
---------------------------------------------------------- --------------------------------------------------------
Additional Item:                                                  Depositor, if applicable
Disclosure per Items 1114(b) and 1115(b) of Regulation AB
---------------------------------------------------------- --------------------------------------------------------

---------------------------------------------------------- --------------------------------------------------------

                                    EXHIBIT U

                         Form 8-K Disclosure Information

---------------------------------------------------------- --------------------------------------------------------
Item on Form 8-K                                                  Party Responsible
---------------------------------------------------------- --------------------------------------------------------
---------------------------------------------------------- --------------------------------------------------------
Item 1.01- Entry into a Material Definitive Agreement             All parties to the Pooling and Servicing
                                                                  Agreement, each Servicer, the Custodian and, if
                                                                  applicable, the Special Servicer, as to each
                                                                  agreement to which it is a party
---------------------------------------------------------- --------------------------------------------------------
Item 1.02- Termination of a Material Definitive Agreement         All parties to the Pooling and Servicing
                                                                  Agreement, each Servicer, the Custodian and, if
                                                                  applicable, the Special Servicer, as to each
                                                                  agreement to which it is a party
---------------------------------------------------------- --------------------------------------------------------
Item 1.03- Bankruptcy or Receivership                             (i) Depositor, as to itself, the sponsor, any
                                                                  1100(d)(1) party, any significant obligor, any
                                                                  credit enhancement provider or derivative
                                                                  counterparty and any other transaction party,
                                                                  to the extent known to the Depositor, (ii)
                                                                  Trustee, as to itself, (iii) each Servicer as
                                                                  to itself, (iv) Master Servicer, as to itself
                                                                  and any other transaction party, to the extent
                                                                  known to the Master Servicer
---------------------------------------------------------- --------------------------------------------------------
Item 2.04- Triggering Events that Accelerate or Increase          Master Servicer
              a Direct Financial Obligation or an
              Obligation under an Off-Balance Sheet
              Arrangement
---------------------------------------------------------- --------------------------------------------------------
Item 3.03- Material Modification to Rights of Security            Master Servicer
              Holders
---------------------------------------------------------- --------------------------------------------------------
Item 5.03- Amendments of Articles of Incorporation or             Master Servicer
              Bylaws; Change of Fiscal Year
---------------------------------------------------------- --------------------------------------------------------
Item 6.01- ABS Informational and Computational Material           Depositor
---------------------------------------------------------- --------------------------------------------------------
Item 6.02- Change of Servicer or Master Servicer                  Servicer, Master Servicer
---------------------------------------------------------- --------------------------------------------------------
Item 6.03- Change in Credit Enhancement or External               Depositor/Master Servicer
              Support
---------------------------------------------------------- --------------------------------------------------------
Item 6.04- Failure to Make a Required Distribution                Master Servicer
---------------------------------------------------------- --------------------------------------------------------
Item 6.05- Securities Act Updating Disclosure                     Depositor
---------------------------------------------------------- --------------------------------------------------------
Item 7.01- Reg FD Disclosure                                      Depositor
---------------------------------------------------------- --------------------------------------------------------
Item 8.01-Other Events                                            Depositor, Master Servicer
---------------------------------------------------------- --------------------------------------------------------
Item 9.01                                                         Depositor, Master Servicer
---------------------------------------------------------- --------------------------------------------------------

---------------------------------------------------------- --------------------------------------------------------

                                    EXHIBIT V

                       Additional Disclosure Notification

**SEND VIA FAX TO 410-715-2380 AND VIA EMAIL TO
CTS.SEC.NOTIFICATIONS@WELLSFARGO.COM AND VIA OVERNIGHT MAIL TO
THE ADDRESS IMMEDIATELY BELOW**

Wells Fargo Bank, N.A., as Master Servicer
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn:  Corporate Trust Services- WFMBS 2008-AR1--SEC REPORT PROCESSING

RE:**[Additional Form [10-D][10-K] Disclosure][Form 8-K Disclosure Information]** Required


Ladies and Gentlemen:

            In accordance with Section [ ] of the Pooling and Servicing Agreement, dated as of February 27, 2008, among Wells Fargo Asset Securities Corporation, as depositor, Wells Fargo Bank, N.A., as master servicer, and HSBC Bank USA, National Association, as trustee, the undersigned, as [ ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of [Additional Form [10-D][10-K] Disclosure][Form 8-K Disclosure Information]:





List of any Attachments hereto to be included in the Additional Form [10-D][10-K] Disclosure][Form 8-K Disclosure Information]:





            Any inquiries related to this notification should be directed to
[          ], phone number: [          ]; email address: [                   ].



                                                [NAME OF PARTY],
                                                as [role]


                                                By: __________________________
                                                    Name:
                                                    Title:

                                    EXHIBIT W

                               Combination Groups

------------------------------------------------- ---------------------------------------------------
            Exchangeable REMIC Class                              Exchangeable Class
------------------------ ------------------------ ------------------------ --------------------------
                                                                                Maximum Initial
                                                                             Principal Balance or
  Exchangeable REMIC         Maximum Initial           Exchangeable        Maximum Initial Notional
      Combination         Principal Balance(1)          Combination                Amount(1)
------------------------ ------------------------ ------------------------ --------------------------

------------------------ ------------------------ ------------------------ --------------------------
  Exchangeable REMIC                                   Exchangeable
     Combination 1                                     Combination 1
------------------------ ------------------------ ------------------------ --------------------------
          A-2                 $185,721,000                  A-3                  $156,681,000
------------------------ ------------------------ ------------------------ --------------------------
                                                            A-4                   $29,040,000
------------------------ ------------------------ ------------------------ --------------------------

------------------------ ------------------------ ------------------------ --------------------------
  Exchangeable REMIC                                   Exchangeable
     Combination 2                                     Combination 2
------------------------ ------------------------ ------------------------ --------------------------
          A-2                 $185,721,000                  A-5                  $185,721,000
------------------------ ------------------------ ------------------------ --------------------------
                                                            A-6                  $185,721,000
------------------------ ------------------------ ------------------------ --------------------------

------------------------ ------------------------ ------------------------ --------------------------

            (1) Except as otherwise indicated, Exchangeable REMIC Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the Maximum Initial Principal Balances or Maximum Initial Notional Amount of the indicated Classes bear to one another as shown above.

                                    EXHIBIT X

      FORM OF REQUEST FOR EXCHANGE OF EXCHANGEABLE REMIC CERTIFICATES OR
                            EXCHANGEABLE CERTIFICATES

                            [__________ __, ____]
Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn: WFMBS 2008-AR1

      Re:   Wells Fargo Asset Securities Corporation, Mortgage
            Pass-Through Certificates, Series 2008-AR1

Ladies and Gentlemen:

            Pursuant to the terms of that certain Pooling and Servicing Agreement dated as of February 27, 2008 (the "Pooling and Servicing Agreement"), among Wells Fargo Asset Securities Corporation, as depositor, Wells Fargo Bank, N.A., as master servicer, and HSBC Bank USA, National Association, as trustee, we hereby present and surrender the [Exchangeable REMIC Certificates specified on Schedule I attached hereto (the "Exchangeable REMIC Certificates")][Exchangeable Certificates specified on Schedule I attached hereto (the "Exchangeable Certificates")] and transfer, assign, set over and otherwise convey to the Master Servicer, all of our right, title and interest in and to the [Exchangeable REMIC Certificates][Exchangeable Certificates], including all payments of interest thereon received after February 27, 2008, in exchange for the [Exchangeable Certificates specified on Schedule I attached hereto (the "Exchangeable Certificates")][Exchangeable REMIC Certificates specified on Schedule I attached hereto (the "Exchangeable REMIC Certificates")].

            We agree that upon such exchange the portions of the [Exchangeable REMIC Certificates][Exchangeable Certificates] designated for exchange shall be deemed cancelled and replaced by the [Exchangeable Certificates][Exchangeable REMIC Certificates] issued in exchange therefor. We confirm that we have paid a fee to the Master Servicer in connection with each such exchange equal to $5,000.

            Account Details for payments to the Master Servicer:
            ----------------------------------------------------

            Wells Fargo Bank, N.A.
            San Francisco, CA
            ABA #: 121-000-248
            Acct Name: SAS Clearing
            For Further Credit: Account #[       ] - WFMBS 2008-AR1 Exchange Fee



                                       Sincerely,



                                       By:____________________________________
                                          Name:
                                          Title:

                                       Acknowledged by:

                                       WELLS FARGO BANK, N.A.,
                                          as Master Servicer



                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT Z

                         [Interest Rate Swap Agreement]

     [Included as Exhibit 10.3 to the Current Report on Form 8-K pursuant to which this Pooling and Servicing Agreement is filed]

                                   EXHIBIT AA

                   FORM OF INTEREST RATE SWAP AGREEMENT LETTER

                                [______________]
                                [______________]
                                [______________]

                                                             [________ __, ____]

Wells Fargo Asset Securities Corporation
5325 Spectrum Drive
Frederick, Maryland  21703

      Re:   Wells Fargo Asset Securities Corporation;
            Mortgage Pass-Through Certificates, Series 2008-AR1
            ---------------------------------------------------

Ladies and Gentlemen:

      [________] hereby acknowledges to you that the fair value of the Interest Rate Swap Agreement (as defined in the Prospectus Supplement dated [________] for the Certificates) as of the date of pricing of the Class [__] Certificates, which value will be used for tax reporting purposes, was either:

Check the appropriate box:

[ ]         $____________

            OR

[ ]         a nominal value.

                                    Very truly yours,

                                    [_________________]

                                    By:
                                       _________________________________
                                          Name:
                                          Title:

                                       Acknowledged by:

                                       WELLS FARGO BANK, N.A.,
                                          as Master Servicer



                                       By:____________________________________
                                          Name:
                                          Title: